UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - x
                                          :
                                          :         Chapter 11
In re:                                    :
                                          :         Case No. 05-60006 (RDD)
Refco Inc., et al.,                       :
                                          :         (Jointly Administered)
                               Debtors.   :
                                          x
- - - - - - - - - - - - - - - - - - - - -

                MODIFIED JOINT CHAPTER 11 PLAN OF REFCO INC. AND
                 CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES

J. Gregory Milmoe                        Tina L. Brozman
Sally McDonald Henry                     Timothy B. DeSieno
J. Gregory St. Clair                     Mark W. Deveno
SKADDEN, ARPS, SLATE, MEAGHER            BINGHAM McCUTCHEN LLP
      & FLOM LLP                         399 Park Avenue
Four Times Square                        New York, NY 10022
New York, New York 10036-6522            (212) 705-7000
(212) 735-3000
                                         Attorneys for Marc S. Kirschner, the
                                         Chapter 11 Trustee for Refco Capital
Attorneys for Refco Inc., et al.         Markets, Ltd.


Luc A. Despins                           David S. Rosner
Susheel Kirpalani                        Andrew K. Glenn
Dennis C. O'Donnell                      Jeffrey R. Gleit
MILBANK, TWEED, HADLEY & McCLOY LLP      KASOWITZ, BENSON, TORRES & FRIEDMAN LLP
One Chase Manhattan Plaza                1633 Broadway
New York, New York 10005                 New York, New York 10019
(212) 530-5000                           (212) 506-1700

Attorneys for the Official Committee     Attorneys for the Additional Committee
of Unsecured Creditors of Refco Inc.,    of Unsecured Creditors of Refco Inc.,
et al.                                   et al.


Dated:   New York, New York
         December 14, 2006

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DEFINED TERMS AND RULES OF INTERPRETATION............................1
         1.1      Additional Committee.........................................1
         1.2      Additional RCM Claim.........................................1
         1.3      Ad Hoc Committee of Senior Subordinated Note Holders.........1
         1.4      Ad Hoc Committee of Senior Subordinated Note Holders Fees
                  and Expenses.................................................1
         1.5      Ad Hoc Equity Committee......................................2
         1.6      Ad Hoc Equity Committee Fees and Expenses....................2
         1.7      Adjusted Contributing Debtors Distributive Assets............2
         1.8      Administrative Claim.........................................2
         1.9      Administrative/Priority Claims Reserve.......................2
         1.10     Administrative Claims Adjustment.............................2
         1.11     Administrative Claims Objection Deadline.....................2
         1.12     Administrative Professionals.................................2
         1.13     Affiliate Debtor(s)..........................................2
         1.14     AlixPartners.................................................3
         1.15     Allotted Administrative Claims...............................3
         1.16     Allowed......................................................3
         1.17     "Allowed ... Claim"..........................................3
         1.18     Asset Schedule...............................................3
         1.19     Ballot.......................................................3
         1.20     Bankruptcy Code..............................................3
         1.21     Bankruptcy Court.............................................3
         1.22     Bankruptcy Rules.............................................3
         1.23     Bar Date.....................................................3
         1.24     BAWAG........................................................3
         1.25     BAWAG Allocation Order.......................................3
         1.26     BAWAG Contingent Proceeds....................................4
         1.27     BAWAG Guaranteed Proceeds....................................4
         1.28     BAWAG Proceeds...............................................4
         1.29     BAWAG Settlement.............................................4
         1.30     Business Day.................................................4
         1.31     Capstone.....................................................4
         1.32     Cargill......................................................4
         1.33     Cargill Administrative Claim.................................4
         1.34     Cash.........................................................4
         1.35     Cash-Out Option Agreement....................................4
         1.36     Chapter 11 Case(s)...........................................4
         1.37     Claim........................................................4
         1.38     Claims Distribution Account..................................4
         1.39     Claims Objection Deadline....................................4
         1.40     Class........................................................5
         1.41     Class Actions Claims.........................................5
         1.42     Combined Recoveries..........................................5
         1.43     Committees...................................................5
         1.44     Confirmation.................................................5
         1.45     Confirmation Date............................................5
         1.46     Confirmation Hearing.........................................5
         1.47     Confirmation Order...........................................5
         1.48     Contributed Claims...........................................5
         1.49     Contributed Claims Recoveries................................5

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         1.50     Contributing Debtors.........................................5
         1.51     Contributing Debtors BAWAG Proceeds..........................5
         1.52     Contributing Debtors Cash Distribution.......................5
         1.53     Contributing Debtors Distributive Assets.....................5
         1.54     Contributing Debtors Effective Date Claims...................6
         1.55     Contributing Debtors General Unsecured BAWAG Proceeds........6
         1.56     Contributing Debtors General Unsecured Claim.................6
         1.57     Contributing Debtors General Unsecured Distribution..........6
         1.58     Contributing Debtors Post-Effective Date Claims..............6
         1.59     Contributing Debtors Projection..............................6
         1.60     Contributing Non-Debtor Affiliate............................6
         1.61     Contributing Non-Debtor Affiliate Management.................6
         1.62     Contributing Non-Debtor Affiliate Trigger Date...............6
         1.63     Convenience Claims...........................................7
         1.64     Credit Agreement.............................................7
         1.65     Creditors' Committee.........................................7
         1.66     Debtor.......................................................7
         1.67     Debtors......................................................7
         1.68     Disbursing Agent.............................................7
         1.69     Disclosure Statement.........................................7
         1.70     Disputed Claim...............................................7
         1.71     "Disputed ... Claim".........................................7
         1.72     Disputed Claim Amount........................................7
         1.73     Disputed Claims Reserve......................................7
         1.74     Distribution.................................................7
         1.75     Distribution Date............................................7
         1.76     Distribution Record Date.....................................8
         1.77     Early Payment Order..........................................8
         1.78     Effective Date...............................................8
         1.79     Effective Beneficiaries......................................8
         1.80     Employee Benefit Plans.......................................8
         1.81     ERISA........................................................8
         1.82     Estate(s)....................................................8
         1.83     Estimated Unsatisfied Credit Agreement Claims................8
         1.84     Examiner.....................................................8
         1.85     Examiner Order...............................................8
         1.86     Excess Priority Claims.......................................8
         1.87     Exhibit......................................................8
         1.88     Exhibit Filing Date..........................................8
         1.89     Fee Committee................................................8
         1.90     Final Order..................................................8
         1.91     FXA..........................................................9
         1.92     FXA Cash Accounts............................................9
         1.93     FXA Convenience Claims.......................................9
         1.94     FXA Distributive Assets......................................9
         1.95     FXA General Unsecured Claim..................................9
         1.96     FXA General Unsecured Claim Distribution.....................9
         1.97     FXCM.........................................................9
         1.98     FXCM Committee...............................................9
         1.99     General Unsecured Claim......................................9
         1.100    Holder.......................................................9
         1.101    Houlihan.....................................................9
         1.102    Impaired.....................................................9
         1.103    Intercompany Claim..........................................10
         1.104    Interest....................................................10

         1.105    IPO Underwriter Claims Recovery.............................10
         1.106    JPMC Fees and Expenses......................................10
         1.107    Joinder Parties.............................................10
         1.108    Joint Sub-Committee.........................................10
         1.109    KK Japan....................................................10
         1.110    Leuthold....................................................10
         1.111    Lien........................................................10
         1.112    Litigation Claims...........................................10
         1.113    Litigation Trust............................................10
         1.114    Litigation Trust Agreement..................................10
         1.115    Litigation Trust Beneficiaries..............................10
         1.116    Litigation Trust Committee..................................11
         1.117    Litigation Trustee..........................................11
         1.118    Litigation Trust Interests..................................11
         1.119    Loan Documents..............................................11
         1.120    Loans.......................................................11
         1.121    MAC Contributing Debtors Assets.............................11
         1.122    MAC RCM Assets..............................................11
         1.123    MCG Members.................................................11
         1.124    Master Ballot...............................................11
         1.125    Non-Debtor Affiliates.......................................11
         1.126    Non-Estate Refco Claims.....................................12
         1.127    Non-Tax Priority Claim......................................12
         1.128    Old Equity Interests........................................12
         1.129    Other Related Claim.........................................12
         1.130    Other Secured Claim.........................................12
         1.131    Person......................................................12
         1.132    Petition Date...............................................12
         1.133    Plan........................................................12
         1.134    Plan Administrator..........................................12
         1.135    Plan Administrator Agreement................................13
         1.136    Plan Committee..............................................13
         1.137    Plan Document...............................................13
         1.138    Plan Filing Date............................................13
         1.139    Plan Proponents.............................................13
         1.140    Plan Support Agreement......................................13
         1.141    Post-Confirmation RCM.......................................13
         1.142    Post-Petition Management....................................13
         1.143    Pre-Conversion Administrative Claim Amount..................13
         1.144    Priority Claims.............................................13
         1.145    Priority Tax Claim..........................................13
         1.146    Private Actions Trust.......................................13
         1.147    Private Actions Trust Agreement.............................13
         1.148    Private Actions Trust Election..............................13
         1.149    Private Actions Trustee.....................................13
         1.150    Professional................................................14
         1.151    Professional Fee Claim......................................14
         1.152    Pro Rata....................................................14
         1.153    Qualifying Plan.............................................14
         1.154    Quarterly Distribution Date.................................14
         1.155    RCM.........................................................14
         1.156    RCM Administrative/Priority Claims Reserve..................14
         1.157    RCM Administrative Professional.............................14
         1.158    RCM Advance.................................................14
         1.159    RCM BAWAG Proceeds..........................................14

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         1.160    RCM Cash Distribution.......................................14
         1.161    RCM Difference..............................................14
         1.162    RCM Claims Distribution Account.............................15
         1.163    RCM Distribution Reserve....................................15
         1.164    RCM Excess Priority Claims..................................15
         1.165    RCM FX/Unsecured Claims.....................................15
         1.166    RCM FX/Unsecured Claims Distribution........................15
         1.167    RCM FX/Unsecured Convenience Claims.........................15
         1.168    RCM Implied Deficiency Claim................................15
         1.169    RCM Intercompany Claims.....................................15
         1.170    RCM Intercompany Claim Distribution.........................15
         1.171    RCM Leuthold Metals Claim...................................15
         1.172    RCM Leuthold Metals Claim Distribution......................15
         1.173    RCM Projection..............................................15
         1.174    RCM Related Claims..........................................15
         1.175    RCM Related Claim Subordination Form........................16
         1.176    RCM Reserves................................................16
         1.177    RCM Rights Distribution.....................................16
         1.178    RCM Securities Customer Claims..............................16
         1.179    RCM Securities Customer Convenience Claims..................16
         1.180    RCM Securities Customer Claims Distribution.................16
         1.181    RCM Settlement Agreement....................................16
         1.182    RCM Substantial Contribution Fees...........................16
         1.183    RCM Trustee.................................................17
         1.184    RCM Unclaimed Distribution Reserve..........................17
         1.185    RCM Wind-Down Reserve.......................................17
         1.186    Reinstated..................................................17
         1.187    Refco Entities..............................................17
         1.188    Related Claims..............................................17
         1.189    Released/Subordinated Claims................................17
         1.190    Released Parties............................................17
         1.191    Reorganized Debtors.........................................17
         1.192    Reorganized FXA.............................................17
         1.193    Reorganized Refco...........................................17
         1.194    Reserves....................................................17
         1.195    Restated Corporate Governance Documents.....................17
         1.196    Retained Causes of Action...................................17
         1.197    RGL.........................................................18
         1.198    RGL FXCM Distribution.......................................18
         1.199    Rogers Funds................................................18
         1.200    Scheduled...................................................18
         1.201    Schedules...................................................18
         1.202    Secured Lender(s)...........................................18
         1.203    Secured Lender Agent........................................18
         1.204    Secured Lender BAWAG Proceeds...............................18
         1.205    Secured Lender Claims.......................................18
         1.206    Secured Lender Indemnification Claims.......................18
         1.207    Secured Lender Payment Date.................................18
         1.208    Secured Lender Released Claims..............................18
         1.209    Secured Lender Releasee.....................................19
         1.210    Secured Lender's Collateral.................................19
         1.211    Securities Class Action Stipulation.........................19
         1.212    Senior Subordinated Note Allocation.........................19
         1.213    Senior Subordinated Note Claims.............................19
         1.214    Senior Subordinated Note Holder BAWAG Proceeds..............19

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         1.215    Senior Subordinated Note Holder Distribution................19
         1.216    Senior Subordinated Note Holder Fee Distribution............19
         1.217    Senior Subordinated Note Indenture..........................19
         1.218    Senior Subordinated Note Indenture Trustee..................19
         1.219    Senior Subordinated Note Indenture Trustee Charging Lien....20
         1.220    Senior Subordinated Note Indenture Trustee Fees.............20
         1.221    Senior Subordinated Notes...................................20
         1.222    Specified Difference........................................20
         1.223    Subordinated Claim..........................................20
         1.224    Subsidiary Claims and Interests.............................20
         1.225    Tranche A Litigation Trust Interests........................20
         1.226    Tranche B Litigation Trust Interests........................20
         1.227    Unclaimed Distribution Reserve..............................20
         1.228    Unclassified Claims.........................................20
         1.229    Unimpaired..................................................20
         1.230    Voting Deadline.............................................20
         1.231    Voting Record Date..........................................20
         1.232    VR..........................................................21
         1.233    VR/Leuthold Guarantee Claims................................21
         1.234    Wind-Down Reserves..........................................21

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS.............................21
         2.1      Introduction................................................21
         2.2      Classification of Claims and Interests of the
                  Contributing Debtors........................................22
         2.3      Classification of Claims of FXA.............................23
         2.4      Classification of Claims of RCM.............................23

ARTICLE III TREATMENT OF CLAIMS AND INTERESTS.................................24
         3.1      Treatment of Claims and Interests of the Contributing
                  Debtors.....................................................24
         3.2      Treatment of Claims of FXA..................................26
         3.3      Treatment of Claims of RCM..................................28
         3.4      Allowed Claims and Interests................................30
         3.5      Alternative Treatment.......................................30
         3.6      Limitation on Recoveries....................................30
         3.7      Special Provision Regarding Unimpaired Claims...............30
         3.8      Claims and Interests of Non-Debtor Affiliates...............30
         3.9      Classification and Treatment of Intercompany Claims.........30
         3.10     Claims of Debtors against RCM...............................31

ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN................................31
         4.1      Classes Entitled To Vote....................................31
         4.2      Acceptance By Impaired Classes..............................31
         4.3      Presumed Acceptance by Unimpaired Classes...................31
         4.4      Classes Deemed to Reject the Plan...........................31
         4.5      Summary of Classes Voting on the Plan.......................31
         4.6      Elimination Of Classes......................................31
         4.7      Confirmation Pursuant to Section 1129(b) of the
                  Bankruptcy Code.............................................31

ARTICLE V MEANS FOR IMPLEMENTATION OF THE PLAN................................32
         5.1      Merger Of Subsidiaries Into Refco Inc.......................32
         5.2      Continued Corporate Existence And Dissolution Of
                  Reorganized Debtors.........................................32
         5.3      Corporate Governance Documentation..........................32
         5.4      Directors, Managers And Officers; Effectuating Documents;
                  Further Transactions........................................32
         5.5      The Plan Administrator......................................33
         5.6      Administration of Post-Confirmation RCM.....................35

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         5.7      Litigation Trust............................................36
         5.8      Private Actions Trust.......................................38
         5.9      No Revesting of Assets......................................39
         5.10     Preservation of Rights of Action; Settlement of
                  Litigation..................................................39
         5.11     The Committees and the Plan Committee.......................39
         5.12     Fee Committee...............................................41
         5.13     Cancellation of Securities, Instruments, and Agreements
                  Evidencing Claims and Interests.............................41
         5.14     Sources of Cash for Plan Distributions......................42
         5.15     Risk Sharing in Respect of Cargill Administrative Claim.....42
         5.16     Allocation of Administrative Claims, Priority Tax Claims
                  and Non-Tax Priority Claims.................................42
         5.17     Additional RCM Claim........................................43
         5.18     Contributing Debtors BAWAG Proceeds.........................43
         5.19     Exemption from Transfer Taxes...............................43
         5.20     RCM Settlement Agreement and Conversion.....................43
         5.21     Allowance of VR/Leuthold Guarantee Claims...................44
         5.22     Wind-Up of Non-Debtor Affiliates............................44
         5.23     FXCM........................................................44
         5.24     Examiner....................................................44
         5.25     Transfer of Tranche B Litigation Trust Interests............45

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS.................................45
         6.1      RCM Rights Distribution.....................................45
         6.2      Distributions for Claims Allowed as of the Effective Date...45
         6.3      Distributions of Proceeds of the Litigation Trust...........45
         6.4      Single Distribution.........................................45
         6.5      Accounts; Escrows; Reserves for the Reorganized Debtors.....46
         6.6      Accounts; Escrows; Reserves for the Post-Confirmation RCM...47
         6.7      Interest and Penalties on Claims............................49
         6.8      Distributions by Disbursing Agent and RCM Trustee...........49
         6.9      Delivery of Distributions and Undeliverable or Unclaimed
                  Distributions...............................................49
         6.10     Record Date for Distributions...............................50
         6.11     Distributions to Holders of Senior Subordinated Note
                  Claims......................................................50
         6.12     Senior Subordinated Notes Indenture Trustee as Claim
                  Holder......................................................50
         6.13     Allocation of Plan Distributions Between Principal and
                  Interest....................................................51
         6.14     Means of Cash Payment.......................................51
         6.15     Withholding and Reporting Requirements......................51
         6.16     Setoffs.....................................................51
         6.17     Fractional Dollars..........................................51
         6.18     Release of Liens............................................51

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.............52
         7.1      Rejected Contracts and Leases...............................52
         7.2      Bar to Rejection Damages....................................52
         7.3      Assumed and Assigned Contracts and Leases...................52
         7.4      Compensation and Benefit Programs...........................52
         7.5      Treatment of RCM Executory Contracts and Unexpired Leases...52

ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED
             CLAIMS AND INTERESTS.............................................52
         8.1      Objection Deadline; Prosecution of Objections...............52
         8.2      No Distributions Pending Allowance..........................53
         8.3      Distributions After Allowance...............................53

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ARTICLE IX CONFIRMATION AND CONSUMMATION OF THE PLAN..........................53
         9.1      Conditions to Confirmation..................................53
         9.2      Conditions to Effective Date................................53
         9.3      Waiver of Conditions........................................54
         9.4      Consequences of Non-Occurrence of Effective Date............54

ARTICLE X EFFECT OF PLAN CONFIRMATION.........................................55
         10.1     Binding Effect..............................................55
         10.2     Releases....................................................55
         10.3     Exculpation and Limitation of Liability.....................57
         10.4     No Discharge of Claims; Injunction..........................57
         10.5     Term of Bankruptcy Injunction or Stays......................58
         10.6     Continuation of Forex Adversary.............................58

ARTICLE XI RETENTION OF JURISDICTION..........................................58
         11.1     Exclusive Jurisdiction of the Bankruptcy Court..............58

ARTICLE XII MISCELLANEOUS PROVISIONS..........................................60
         12.1     Effectuating Documents and Further Transactions.............60
         12.2     Corporate Action............................................60
         12.3     Bar Dates for Certain Claims................................60
         12.4     Payment of Statutory Fees...................................61
         12.5     Amendment or Modification of the Plan.......................61
         12.6     Severability of Plan Provisions.............................61
         12.7     Successors and Assigns......................................61
         12.8     Revocation, Withdrawal, or Non-Consummation.................62
         12.9     Notice......................................................62
         12.10    Governing Law...............................................63
         12.11    Tax Reporting and Compliance................................63
         12.12    Filing of Additional Documents..............................63
         12.13    Limit on Precedential Effect................................63
         12.14    Claims Preserved Pending Consummation.......................63
         12.15    Continuation of RCM Settlement Agreement....................63
         12.16    Continuation of Early Payment Order.........................64

                                    EXHIBITS
                                    --------

EXHIBIT A          LISTING OF AFFILIATE DEBTORS

EXHIBIT B          RCM SETTLEMENT AGREEMENT

EXHIBIT C          RESTATED CORPORATE GOVERNANCE DOCUMENTS

EXHIBIT D          EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED

EXHIBIT E          PLAN ADMINISTRATOR AGREEMENT

EXHIBIT F          LITIGATION TRUST AGREEMENT

EXHIBIT G          PRIVATE ACTIONS TRUST AGREEMENT

EXHIBIT H          ASSET SCHEDULE

EXHIBIT I          EARLY PAYMENT ORDER

EXHIBIT J          BYLAWS OF FXCM COMMITTEE

EXHIBIT K          NON-EXCLUSIVE LIST OF RETAINED CAUSES OF ACTION

EXHIBIT L          LISTING OF CONTRIBUTING NON-DEBTOR AFFILIATES

EXHIBIT M          PRIVATE ACTIONS TRUST ELECTION

                                    SCHEDULES
                                    ---------

SCHEDULE 1.56      LIST OF CONTRIBUTING NON-DEBTOR AFFILIATE MANAGEMENT

SCHEDULE 2.2(c)    SUB-CLASSES OF CLAIMS AGAINST THE CONTRIBUTING DEBTORS

                                  INTRODUCTION

         Refco Inc. and certain of its direct and indirect subsidiaries identified on the annexed Exhibit A along with co-Plan Proponents Marc S. Kirschner, the chapter 11 trustee of the Estate of Refco Capital Markets, Ltd., the Official Committee of Unsecured Creditors of Refco Inc., et al., and the Additional Committee of Unsecured Creditors of Refco Inc., et al. propose the following joint chapter 11 plan that contemplates the disposition of the Debtors' assets and the resolution of the outstanding Claims against and Interests in the Debtors and RCM. This Plan does not contemplate the disposition of assets or the resolution of Claims against and Interests in Refco, LLC as such Claims and Interests are being addressed separately in conjunction with the administration of the Refco, LLC chapter 7 case. In addition, although the Plan outlines certain aspects of the disposition of the assets of RCM and the votes by certain creditors of RCM will be solicited, the Plan contemplates that on or prior to the Effective Date, the RCM Chapter 11 Case shall, upon notice and a hearing, be converted to a case under subchapter III of chapter 7 of the Bankruptcy Code unless the Debtors and the RCM Trustee agree that the RCM Estate should be administered under chapter 11 of the Bankruptcy Code. Any conversion of the RCM chapter 11 case to a case under subchapter III of chapter 7 or any dispute between the RCM Trustee and the Debtors regarding RCM remaining in chapter 11 will be determined or resolved upon motion of the RCM Trustee with notice to the parties listed on the service list maintained in these Chapter 11 Cases. In the event of such a conversion to chapter 7, this Plan shall constitute a settlement and compromise between the RCM Estate and the Debtors' Estates and among the Estates of the various Debtors and certain creditors, for which approval is sought simultaneously with the confirmation of this Plan. Furthermore, the Plan incorporates the terms of the Early Payment Order, a copy of which is attached hereto as Exhibit I. To the extent that the provisions herein, or in the Confirmation Order, differ from the terms of the Early Payment Order with respect to the treatment of the Secured Lenders, the terms of the Early Payment Order shall govern. Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of (i) the Debtors' history, business, properties, and operations, (ii) a summary and analysis of this Plan, and (iii) certain related matters, including risk factors relating to the consummation of this Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Proponents reserve the right to alter, amend, modify, revoke, or withdraw this Plan prior to its substantial consummation.

                                   ARTICLE I

                    DEFINED TERMS AND RULES OF INTERPRETATION

         Defined Terms. As used herein, capitalized terms shall have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

         1.1 Additional Committee means the Additional Committee of Unsecured Creditors of Refco Inc., et al. appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by notice on August 3, 2006 (and as amended from time to time).

         1.2 Additional RCM Claim means the additional Claim of RCM, if any, as more fully set forth in section 5.17 hereof.

         1.3 Ad Hoc Committee of Senior Subordinated Note Holders means that certain ad hoc committee of Holders of Senior Subordinated Notes.

         1.4 Ad Hoc Committee of Senior Subordinated Note Holders Fees and Expenses means fees and expenses of counsel to the ad hoc committee of Holders of Senior Subordinated Notes subject to application pursuant to section 503(b) of the Bankruptcy Code, to which the parties to the Plan Support Agreement, other than the Debtors, may not object and (ii) the Debtors, in the event that they do object to such application, may object solely with respect to the reasonableness, compensability and allocation of the fees and expenses incurred.


                                    Plan - 1

         1.5 Ad Hoc Equity Committee means that certain ad hoc committee of equity interest holders of Refco Inc.

         1.6 Ad Hoc Equity Committee Fees and Expenses means up to $1.5 million in professional fees and expenses incurred by the Ad Hoc Equity Committee during the pendency of the Chapter 11 Cases.

         1.7 Adjusted Contributing Debtors Distributive Assets means the Contributing Debtors Distributive Assets after reduction for the payment of the RCM Excess Priority Claim.

         1.8 Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases under sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without duplication: (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors and RCM (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses under sections 328, 330, 331, or 503(b) of the Bankruptcy Code to the extent incurred after the Petition Date and prior to the Effective Date; (c) the amounts contributed to the Wind-Down Reserve; (d) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930; (e) the Senior Subordinated Note Indenture Trustee Fees, (f) the JPMC Fees and Expenses, (g) the substantial contribution claims represented by the RCM Substantial Contribution Fees, the Ad Hoc Committee of Senior Subordinated Note Holders Fees and Expenses and the Ad Hoc Equity Committee Fees and Expenses, to the extent allowed by the Bankruptcy Court; (h) any amounts due to RCM for the RCM Advance and (i) all other claims entitled to administrative expense status pursuant to a Final Order of the Bankruptcy Court. In the event that the Chapter 11 Case of RCM is converted to a case administered under chapter 7, an Allowed Claim against RCM or its Estate of the type described above in respect of administering the RCM case in chapter 7 shall be included in the definition of Administrative Claim.

         1.9 Administrative/Priority Claims Reserve means the Reserve account(s) to be established and maintained by the Plan Administrator, on behalf of the Reorganized Debtors, to fund the Distribution to Holders of Administrative and Allowed Priority Claims against FXA and the Contributing Debtors.

         1.10 Administrative Claims Adjustment means an adjustment whereby the amount of the RCM Cash Distribution shall be reduced by the Pre-Conversion Administrative Claim Amount, if any. For the avoidance of doubt, while the Administrative Claims Adjustment, if any, shall affect the timing and accounts from which Distributions in respect of Allowed Administrative Claims are made, such adjustment shall not affect the ultimate allocation of Administrative Claims as set forth in section 5.16 of this Plan.

         1.11 Administrative Claims Objection Deadline means the last day for filing an objection to any request for the payment of an Allowed Administrative Claim, which shall be (a) the later of (i) 60 days after the Effective Date or
(ii) 30 days after the filing of such Administrative Claim or (b) such other date specified in this Plan or ordered by the Bankruptcy Court. The filing of a motion to extend the Administrative Claims Objection Deadline shall automatically extend the Administrative Claims Objection Deadline until a Final Order is entered on such motion. In the event that such motion to extend the Administrative Claims Objection Deadline is denied by the Bankruptcy Court, or if approved by the Bankruptcy Court and reversed on appeal, the Administrative Claims Objection Deadline shall be the later of the current Administrative Claims Objection Deadline (as previously extended, if applicable) or 30 days after entry of a Final Order denying the motion to extend the Administrative Claims Objection Deadline.

         1.12 Administrative Professionals means the agents, financial advisors, attorneys, consultants, independent contractors, representatives, and other professionals of the Plan Administrator (in their capacities as such).

         1.13 Affiliate Debtor(s) means, individually or collectively, the debtors and debtors-in-possession identified on Exhibit A annexed hereto.


                                    Plan - 2

         1.14 AlixPartners means collectively, AlixPartners LLC and its affiliate, AP Services, LLC.

         1.15 Allotted Administrative Claims means Allowed Administrative Claims accrued against RCM or the Contributing Debtors from the Petition Date through the Effective Date, but excluding (A) Allowed Administrative Claims paid prior to August 31, 2006, (B) rent and other ordinary operating expenses of the Debtors or RCM, (C) fees and commissions of the RCM Trustee, (D) repayment of the RCM Advance, and (E) the JPMC Fees and Expenses.

         1.16 Allowed means (a) when used with respect to an Administrative Claim, all or any portion of an Administrative Claim (i) that has been allowed, or adjudicated in favor of the holder by estimation or liquidation, by a Final Order, or (ii) that was incurred by the Debtors or RCM in the ordinary course of business during the Chapter 11 Cases; provided, however, that in no event shall a post-petition obligation that is contingent or disputed and subject to liquidation through pending or prospective litigation, including, but not limited to, alleged obligations arising from personal injury, property damage, products liability, consumer complaints, employment law (excluding claims arising under workers' compensation law), secondary payor liability, or any other disputed legal or equitable claim based on tort, statute, contract, equity, or common law, be considered to be an obligation which is payable in the ordinary course of business; or (b) when used with respect to a Claim other than an Administrative Claim, such Claim against a Debtor or RCM or any portion thereof (i) that has been allowed by a Final Order of the Bankruptcy Court, (ii) as to which, on or by the Effective Date, (w) no proof of claim has been filed with the Bankruptcy Court and (x) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, (iii) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (y) no objection to its allowance has been filed by the Claims Objection Deadline or the Administrative Claims Objection Deadline (as applicable), or within any period specified by the Bankruptcy Code or an order of the Bankruptcy Court, or (x) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (iv) that is expressly allowed in a liquidated amount in the Plan.

         1.17 "Allowed ... Claim" means an Allowed Claim of the particular type or Class described.

         1.18 Asset Schedule means the schedule prepared by Houlihan to describe the estimated value of assets of the Debtors as of August 31, 2006, attached hereto as Exhibit H.

         1.19 Ballot means each of the ballot forms distributed to each Holder of a Claim entitled to vote to accept or reject this Plan.

         1.20 Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended (if such amendment applies to the Debtors and RCM).

         1.21 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York, or any other court with jurisdiction over the Chapter 11 Cases.

         1.22 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

         1.23 Bar Date means the deadline established by the Bankruptcy Court by order dated March 27, 2006, for filing proofs of Claim in the Chapter 11 Cases.

         1.24 BAWAG means the BAWAG Parties as such term is defined in paragraph 4(a) of the Stipulation and Order of Settlement entered by the Bankruptcy Court on July 6, 2006 (Docket No. 2348).

         1.25 BAWAG Allocation Order means one or more orders of the Bankruptcy Court approving the allocation of the BAWAG Proceeds, which may include the Confirmation Order.


                                    Plan - 3

         1.26 BAWAG Contingent Proceeds means an amount, if any, whether or not monetized prior to the Effective Date, of the BAWAG Proceeds up to $150,000,000 to be paid pursuant to the BAWAG Settlement upon a sale or recapitalization as set forth in the BAWAG Settlement within two (2) years of the date of approval of the BAWAG Settlement.

         1.27 BAWAG Guaranteed Proceeds means that portion of the BAWAG Proceeds equal to a guaranteed amount of $506,250,000 in Cash paid pursuant to the BAWAG Settlement.

         1.28 BAWAG Proceeds means the sum of (a) the BAWAG Guaranteed Proceeds plus (b) the BAWAG Contingent Proceeds, even if returned to BAWAG pursuant to the terms of this Plan and the BAWAG Settlement.

         1.29 BAWAG Settlement means the settlement stipulation among the Creditors Committee, BAWAG, and the Refco Entities as approved by the Bankruptcy Court by an order entered on July 6, 2006. A copy of the BAWAG Settlement is annexed as an Exhibit to the Disclosure Statement.

         1.30 Business Day means any day, other than a Saturday, Sunday, or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         1.31 Capstone means Capstone Advisory Group, LLC.

         1.32 Cargill means Cargill, Incorporated and any of Cargill, Incorporated's affiliates who filed proofs of claim in any of the Chapter 11 Cases.

         1.33 Cargill Administrative Claim means an Administrative Claim of Cargill, if any, against the Contributing Debtors.

         1.34 Cash means legal tender of the United States of America and equivalents thereof.

         1.35 Cash-Out Option Agreement means the agreement, if any, between one or more third parties and the Holders of Litigation Trust Interests to be executed as of the Effective Date establishing the terms and conditions by which third parties may purchase Litigation Trust Interests from such Holders, the form of which Cash-Out Option Agreement will be attached as an exhibit to the Litigation Trust Agreement.

         1.36 Chapter 11 Case(s) means (a) when used with reference to a particular Debtor or RCM, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court and (b) when used with reference to the Debtors and RCM, the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors and RCM in the Bankruptcy Court.

         1.37 Claim means a "claim" as defined in section 101(5) of the Bankruptcy Code.

         1.38 Claims Distribution Account means the account established and maintained by the Reorganized Debtors from which Distributions to Holders of Allowed Claims against the Contributing Debtors or FXA shall be made and from which reserves on behalf of the Reorganized Debtors will be funded for the benefit of Holders of Disputed Claims.

         1.39 Claims Objection Deadline means the last day for filing objections to Claims against the Debtors and RCM, which day shall be (a) the later of (i) 90 days after the Effective Date or (ii) 60 days after the filing of a proof of claim for, or request for payment of, such Claim or (b) such other date as the Bankruptcy Court may order. The filing of a motion to extend the Claims Objection Deadline shall automatically extend the Claims Objection Deadline until a Final Order is entered on such motion. In the event that such motion to extend the Claims Objection Deadline is denied by the Bankruptcy Court, or approved by the Bankruptcy Court and reversed on appeal, the Claims Objection Deadline shall be the later of the current Claims Objection Deadline (as previously extended, if applicable) or 30 days after entry of a Final Order denying the motion to extend the Claims Objection Deadline.


                                    Plan - 4

         1.40 Class means a category of Holders of Claims or Interests, as described in Article II hereof.

         1.41 Class Actions Claims means (i) claims for violation of securities laws arising under and pursuant to Section 10(b) and 20(a) of the Securities Exchange Act of 1934 that currently are being asserted in the class action styled In re Refco Capital Markets, Ltd. Brokerage Customer Securities Litigation, 06-CIV 643 (GEL) (S.D.N.Y.) (the "Brokerage Customer Securities Litigation"), (ii) claims asserted in the securities class action entitled In re Refco Inc. Securities Litigation, Case No. 05 Civ. 8626 (GEL), filed in the United States District Court for the Southern District of New York, and (iii) other claims currently being asserted in class actions relating to the Debtors and RCM, if any.

         1.42 Combined Recoveries means the aggregate of Contributed Claims Recoveries and recoveries obtained by the Private Actions Trust, net of the costs of administration of the Private Actions Trust, including, but not limited to, fees associated with the litigation of the Non-Estate Refco Claims.

         1.43 Committees means, collectively, the Creditors' Committee and the Additional Committee.

         1.44 Confirmation means the confirmation of the Plan by the Bankruptcy Court under section 1129 of the Bankruptcy Code.

         1.45 Confirmation Date means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases.

         1.46 Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

         1.47 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

         1.48 Contributed Claims means any and all Litigation Claims of the Debtors, RCM or their Estates (including claims being pursued by the Committees on behalf of the Debtors), which shall be contributed by the Debtors, RCM and their Estates to the Litigation Trust and, to the extent of any election, or deemed election, by Holders of RCM Related Claims to exchange and subordinate such Claims in accordance with section 6.6(c) of this Plan, such RCM Related Claims shall be deemed to remain unpaid liabilities of the Debtors and their Estates immediately prior to the contribution of Litigation Claims to the Litigation Trust. The term Contributed Claims shall specifically exclude the Released/Subordinated Claims.

         1.49 Contributed Claims Recoveries means any recoveries obtained on account of the Contributed Claims net of the costs of administration of the Litigation Trust, including, but not limited to, fees associated with the litigation of the Contributed Claims.

         1.50 Contributing Debtors means the Debtors excluding FXA.

         1.51 Contributing Debtors BAWAG Proceeds means that portion of the BAWAG Proceeds that compose the Secured Lender BAWAG Proceeds, the Senior Subordinated Note Holder BAWAG Proceeds and the Contributing Debtors General Unsecured BAWAG Proceeds.

         1.52 Contributing Debtors Cash Distribution means $94 million of Cash, which amount shall be adjusted, upwards or downwards, by an amount equal to the Specified Difference.

         1.53 Contributing Debtors Distributive Assets means the assets of the Contributing Debtors after the payment of the Contributing Debtors Effective Date Claims, Allowed Other Secured Claims against the Contributing Debtors, Allowed Secured Lender Claims against the Contributing Debtors, the Senior Subordinated Note Holder Distribution, the Senior Subordinated Note Holder Fee Distribution (each to the extent payable under the Plan) and the funding of any required reserves (provided that upon the release of any funds from reserves for


                                    Plan - 5
payment of the Contributing Debtors General Unsecured Distribution or RCM Intercompany Claim Distribution, such released funds shall be counted as Contributing Debtors Distributive Assets). The term Contributing Debtors Distributive Assets shall include the assets of the Contributing Debtors reflected on the Asset Schedule and, without duplication, to the extent not inconsistent with the Asset Schedule, (i) any amounts paid to the Contributing Debtors or RCM on or after September 1, 2006, (ii) the BAWAG Proceeds, and (iii) any amounts paid to the Contributing Debtors or RCM from Non-Debtor Affiliates on or after September 1, 2006 (except to the extent any such amounts have been deemed "Assets in Place" or "Additional Property," as defined in the RCM Settlement Agreement, by applicable Court Orders); provided, however, that any amounts paid by direct or indirect subsidiaries of RCM on or after September 1, 2006 shall not constitute Contributing Debtors Distributive Assets. The term Contributing Debtors Distributive Assets shall not include any value in respect of the RGL FXCM Distribution nor any interest in Contributed Claims.

         1.54 Contributing Debtors Effective Date Claims means Allowed Priority Tax Claims and Allowed Non-Tax Priority Claims and Allowed Administrative Claims accrued through and including the Effective Date, each to the extent required to be borne by the Contributing Debtors pursuant to section 5.16 of this Plan.

         1.55 Contributing Debtors General Unsecured BAWAG Proceeds means (i) $56,250,000 of the BAWAG Guaranteed Proceeds and (ii) a portion of the BAWAG Contingent Proceeds allocable to the Contributing Debtors Cash Distribution from the Contributing Debtors Distributive Assets, which proceeds, pursuant to section 5.18 hereof, shall be deemed to be exclusively offered to pay, in exchange for the releases offered by the BAWAG Settlement, Holders of Allowed Contributing Debtors General Unsecured Claims.

         1.56 Contributing Debtors General Unsecured Claim means a General Unsecured Claim against a Contributing Debtor.

         1.57 Contributing Debtors General Unsecured Distribution means a Distribution from the Contributing Debtors Distributive Assets equal to (A) the Contributing Debtors Cash Distribution after reduction for the payment of the Allowed Contributing Debtors Post-Effective Date Claims plus (B) 50% of the RGL FXCM Distribution; provided, however, the amount of such Distribution under (A) and (B) shall not exceed 40% of the Allowed Contributing Debtors General Unsecured Claims. The Contributing Debtors General Unsecured Distribution shall also include the Tranche A Litigation Trust Interests set forth in section 5.7 of this Plan.

         1.58 Contributing Debtors Post-Effective Date Claims means Administrative Claims accrued after the Effective Date by the Contributing Debtors, which are required to be borne by the Contributing Debtors pursuant to section 5.16 of this Plan (including amounts, if any, in respect of repaying the RCM Advance).

         1.59 Contributing Debtors Projection means a projection of the Cash or value to be available from the MAC Contributing Debtors Assets for Distribution in respect of the Contributing Debtors Cash Distribution.

         1.60 Contributing Non-Debtor Affiliate means the Non-Debtor Affiliates listed on Exhibit L hereto who are reasonably expected to contribute assets to or release Claims against the Debtors or RCM pursuant to the provisions of this Plan, including, but not limited to, section 5.22.

         1.61 Contributing Non-Debtor Affiliate Management means the directors and officers of certain foreign Contributing Non-Debtor Affiliates, a list of which officers and directors is set forth on Schedule 1.56 hereto.

         1.62 Contributing Non-Debtor Affiliate Trigger Date means, with respect to any Contributing Non-Debtor Affiliate, the earlier of (i) the date at which such Contributing Non-Debtor Affiliate winds up its affairs and distributes on a net basis (whether on account of equity or intercompany balances) positive Cash (consistent with its books and records and claims pending against it) to the Contributing Debtors and RCM or, if insufficient Cash will be available (consistent with the Contributing Non-Debtor Affiliate's books and records and claims pending against it) for Distribution to the Contributing Debtors and RCM, otherwise releases all Intercompany Claims of the Contributing Non-Debtor Affiliate against RCM and the Contributing Debtors, or, if such events occur


                                    Plan - 6
prior to the Effective Date, the Effective Date or (ii) a date determined by the RCM Trustee, with the consent of the Plan Committee, on notice to the Bankruptcy Court, as necessary to accomplish the purposes of clause (i) of this definition.

         1.63 Convenience Claims means collectively FXA Convenience Claims, RCM Securities Customer Convenience Claims and RCM FX/General Unsecured Convenience Claims.

         1.64 Credit Agreement means the credit agreement, dated August 5, 2004 (as amended), among RGL as successor by merger to Refco Finance Holdings LLC, New Refco Group Ltd, LLC, the Secured Lender Agent and the Secured Lenders party thereto.

         1.65 Creditors' Committee means the Official Committee of Unsecured Creditors of Refco Inc., et al. appointed by the United States Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code on October 28, 2006, as reconstituted on March 29, 2006, July 21, 2006 and August 3, 2006 (and as amended from time to time).

         1.66 Debtor means any of Refco Inc. or the Affiliate Debtors in its individual capacity.

         1.67 Debtors means, collectively, Refco Inc. and all of the Affiliate Debtors.

         1.68 Disbursing Agent means, solely in its capacity as agent to effectuate Distributions on behalf of FXA and the Contributing Debtors pursuant to the Plan, the Plan Administrator or such other entity as may be designated by the Plan Proponents and appointed by the Bankruptcy Court as set forth in the Confirmation Order. For the avoidance of doubt, the RCM Trustee shall act as the Disbursing Agent for Post-Confirmation RCM.

         1.69 Disclosure Statement means the disclosure statement (including all exhibits and schedules thereto) relating to this Plan, distributed contemporaneously herewith in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018, as it may be amended or supplemented from time to time.

         1.70 Disputed Claim means any Claim other than an Allowed Claim.

         1.71 "Disputed ... Claim" means a Disputed Claim of the type described.

         1.72 Disputed Claim Amount means (a) with respect to a contingent or unliquidated Claim, zero or the amount estimated by the Bankruptcy Court prior to the initial Distribution Date, for purposes of allowance, reserves or Distributions in respect of such Claim in accordance with section 502(c) of the Bankruptcy Code or (b) with respect to any Disputed Claim that is not contingent or unliquidated, the amount set forth in a timely filed proof of claim; provided, however, that for purposes of establishing the Disputed Claims Reserve, the Disputed Claim Amount shall not exceed an amount equal to the applicable deductible or self-retention portion plus any uninsured amount in respect of Disputed Claims that are covered by insurance.

         1.73 Disputed Claims Reserve means the reserve of Contributing Debtors Distributive Assets and FXA Distributive Assets established and maintained by the Reorganized Debtors for Holders of Disputed Claims; provided, however, that any reserve from Contributing Debtors Distributive Assets shall be a reserve from amounts to be paid on the Contributing Debtors Unsecured Claim Distribution and shall not result in a reserve against amounts to be paid on the RCM Cash Distribution in accordance with section 6.6(b) of this Plan.

         1.74 Distribution means any distribution pursuant to the Plan to the Holders of Allowed Claims.

         1.75 Distribution Date means the Effective Date (subject to section 6.2 hereof) or any Quarterly Distribution Date.


                                    Plan - 7

         1.76 Distribution Record Date means, with respect to all Claims other than Senior Subordinated Note Claims, initially the Voting Deadline (unless a different date is agreed to by the Plan Proponents and filed with the Bankruptcy Court) and thereafter, 45 days prior to each scheduled Distribution Date.

         1.77 Early Payment Order means the Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019 Approving Settlement of Controversies and Disputes Among the Debtors, the RCM Trustee, the Secured Lenders, and Certain Other Parties dated September 27, 2006 (Docket No. 2958) attached hereto as Exhibit I.

         1.78 Effective Date means the Business Day this Plan becomes effective as provided in Article IX hereof.

         1.79 Effective Beneficiaries means (i) the Litigation Trust Beneficiaries (other than RCM) and (ii) the Holders of Allowed RCM Securities Customer Claims and Allowed RCM FX/Unsecured Claims that benefit from RCM's beneficial interest in the Litigation Trust.

         1.80 Employee Benefit Plans means those "employee benefit plans" (as defined in Section 3(3) of ERISA (whether or not such plan is subject to ERISA)), other material plans, policies, programs, practice, agreements, and understandings or arrangements maintained, sponsored, or contributed to for the benefit of current or former employees of the Debtors.

         1.81 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         1.82 Estate(s) means, individually, the estate of any of the Debtors or RCM and, collectively, the estates of all of the Debtors and RCM created under section 541 of the Bankruptcy Code.

         1.83 Estimated Unsatisfied Credit Agreement Claims has the meaning ascribed to such term in the Early Payment Order.

         1.84 Examiner means Joshua R. Hochberg, the examiner appointed by United States Trustee pursuant to 11 U.S.C. ss. 1104(c)(2) and approved by the Bankruptcy Court in accordance with the Examiner Order.

         1.85 Examiner Order means the Order Granting the Motion of the United States Trustee for the Appointment of an Examiner entered on March 16, 2006 (Docket No. 1487).

         1.86 Excess Priority Claims means that portion of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Non-Tax Priority Claims against the Contributing Debtors and RCM, or their respective Estates, accrued through the Effective Date that exceed $180 million in the aggregate, excluding any amounts paid as of August 31, 2006, as more particularly set forth in section 5.16 of this Plan.

         1.87 Exhibit means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

         1.88 Exhibit Filing Date means the date on which Exhibits to the Plan shall be filed with the Bankruptcy Court and posted on the refcodocket.com website, which date shall be at least ten (10) days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice to parties-in-interest.

         1.89 Fee Committee means the committee established by the Bankruptcy Court pursuant to the order entered on July 24, 2006 (Docket No. 2482).

         1.90 Final Order means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment


                                    Plan - 8
thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or Rule 60 of the Bankruptcy Rules or any analogous rule may be, but has not been filed shall not cause an order not to be a Final Order.

         1.91 FXA means Refco F/X Associates, LLC.

         1.92 FXA Cash Accounts means the Cash accounts of FXA listed in the Schedules of FXA, which consist of the following accounts at the bank and with the account numbers designated herein: (i) Fleet Bank of New York, acct:
9421286511; (ii) Fleet Bank of New York, acct: 9421286589; (iii) Fleet Bank of New York, acct: 9421286693; (iv) Fleet Bank of New York, acct: 9421286896; (v) Fleet Bank of New York, acct: 9489924815; (vi) HK and Shanghai Banking Corp., acct: 009-030925-001; and (vii) Wachovia Bank, N.A., acct: 200017918646.

         1.93 FXA Convenience Claims means any FXA General Unsecured Claim equal to or less than $10,000 or greater than $10,000 but, with respect to which, the Holder thereof voluntarily reduces the FXA General Unsecured Claim to $10,000 on the applicable Ballot; provided, however, that for purposes of the Plan and the Distributions to be made hereunder, the aggregate amount of Distributions to FXA Convenience Claims shall be limited to $5 million. To the extent that the amount of FXA General Unsecured Claims electing to receive a FXA Convenience Claim exceeds $5 million, the Claims permitted to elect such treatment shall be determined by reference to the amount of the Claim, with the Claim in the lowest amount being selected first and the next largest Claims being selected thereafter until the $5 million cap is reached.

         1.94 FXA Distributive Assets means (i) the FXA Cash Accounts, allocated as agreed or otherwise resolved between FXA and KK Japan, plus (ii) proceeds, if any, of the sale of the customer list of FXA.

         1.95 FXA General Unsecured Claim means a General Unsecured Claim against FXA.

         1.96 FXA General Unsecured Claim Distribution means a Distribution from the FXA Distributive Assets after the payment of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Non-Priority Tax Claims, Allowed Other Secured Claims and Allowed Secured Lender Claims against FXA, and less any amounts paid to the Holders of Allowed FXA Convenience Claims. The FXA General Unsecured Claim Distribution shall also include the Tranche A Litigation Trust Interests set forth in section 5.7 of this Plan.

         1.97 FXCM means Forex Capital Markets, LLC.

         1.98 FXCM Committee means a five person committee composed of the RCM Trustee and four creditors of either RCM or the Contributing Debtors (and chaired by the RCM Trustee) formed to coordinate on all matters relating to the disposition or distribution of RGL's 35% interest in FXCM.

         1.99 General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Other Secured Claim, Secured Lender Claim, Senior Subordinated Note Claim, RCM Intercompany Claim, FXA Convenience Claim, RCM Securities Customer Claim, RCM Leuthold Metals Claim, RCM Securities Customer Convenience Claim, RCM FX/Unsecured Convenience Claim, Subordinated Claim or Old Equity Interest.

         1.100 Holder means an entity holding a Claim or Interest and, with respect to Senior Subordinated Note Claims, the beneficial holder of the Senior Subordinated Notes.

         1.101 Houlihan means Houlihan Lokey Howard & Zukin Capital Advisors,
Inc.

         1.102 Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.


                                    Plan - 9

         1.103 Intercompany Claim means any Claim held by a Refco Entity against any other Refco Entity, including any intercompany book entries reflecting obligations owed by one Refco Entity with respect to any other Refco Entity.

         1.104 Interest means the legal, equitable, contractual, and other rights of any Person with respect to any capital stock or other ownership interest in any Debtor or RCM, whether or not transferable, and any option, warrant, or right to purchase, sell, or subscribe for an ownership interest or other equity security in any Debtor.

         1.105 IPO Underwriter Claims Recovery means any recovery from a claim brought by the Litigation Trust against an underwriter in connection with the initial public offering of Refco Inc., net of the fees and expenses incurred in pursuing such recovery.

         1.106 JPMC Fees and Expenses means the reasonable fees and expenses of JPMorgan Chase Bank, N.A., agreed to by RCM as part of that certain settlement between RCM and JPMorgan Chase Bank, N.A., approved by the Bankruptcy Court on [December 12, 2006 (docket no. _____)].

         1.107 Joinder Parties has the meaning set forth in the RCM Settlement Agreement.

         1.108 Joint Sub-Committee means the joint sub-committee comprised of the Committee and the Additional Committee pursuant to a stipulation and protocol approved by order of the Bankruptcy Court, dated August 17, 2006 (Docket No. 2711).

         1.109 KK Japan means RefcoFX Japan KK.

         1.110 Leuthold means, collectively, Leuthold Funds, Inc. and Leuthold Industrial Metals Fund, L.P.

         1.111 Lien shall mean any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage or hypothecation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws.

         1.112 Litigation Claims means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or RCM may hold against any Person (after netting cross margin obligations, if applicable, to the extent required under the cross margining arrangement or to the extent determined necessary by the applicable Debtor or
RCM) excluding the Released/Subordinated Claims and also excluding, with respect to RCM, any claims, rights of action, suits, or proceedings (A) pursuant to sections 547, 749 and to the extent a recovery is predicated on such sections, section 550 of the Bankruptcy Code, (B) to recover Assets in Place as defined in the RCM Settlement Agreement or (C) against RCM customers and creditors arising from trading or other ordinary course business transactions or contracts with RCM, including loan and deposit transactions; provided, however, that the claims commenced and settled by the Creditors' Committee against SPhinX Managed Futures Fund, LLC, and BAWAG shall not constitute Litigation Claims.

         1.113 Litigation Trust means the trust established on the Effective Date to hold the Litigation Claims.

         1.114 Litigation Trust Agreement means the agreement to be executed as of the Effective Date establishing the Litigation Trust pursuant to the Plan attached as Exhibit F hereto.

         1.115 Litigation Trust Beneficiaries means the Estate of RCM, Holders of Allowed Contributing Debtors General Unsecured Claims, Holders of Allowed FXA General Unsecured Claims, Holders of Allowed Contributing Debtors Subordinated Claims, Holders of Allowed Old Equity Interests and the Disputed Claims Reserve.


                                   Plan - 10

         1.116 Litigation Trust Committee means the Committee established pursuant to section 5.7(d) of this Plan to participate in management of the Litigation Trust.

         1.117 Litigation Trustee means the Person appointed pursuant to section 5.7(a) of the Plan to act as trustee of and administer the Litigation Trust and identified on or before the date of the hearing before the Bankruptcy Court seeking confirmation of the Plan, who may be the Plan Administrator and/or the Private Actions Trustee.

         1.118 Litigation Trust Interests means the beneficial interests in the Litigation Trust.

         1.119 Loan Documents has the meaning ascribed to such term in the Early Payment Order.

         1.120 Loans has the meaning ascribed to such term in the Early Payment Order.

         1.121 MAC Contributing Debtors Assets means (x) the estimated value of the sum of the Contributing Debtors Distributive Assets (including the RCM BAWAG Proceeds), less (y) the estimated sum of, without duplication, (A) payments to be made in respect of the RCM Excess Priority Claims (whether funded from the RCM Cash Distribution or as part of the Pre-Conversion Administrative Claim Amount), (B) payments to be made in respect of the RCM Cash Distribution (without reduction for the Administrative Claims Adjustment), and (C) payments to be made by RCM pursuant to clause (iii) of section 5.15 of this Plan, provided that for purposes of making the estimate in this sub-section (C), total Allowed Contributing Debtors General Unsecured Claims will be assumed to be $502 million (unless the actual total amount of Allowed Contributing Debtors General Unsecured Claims are known at the time).

         1.122 MAC RCM Assets means (x) the estimated value of the sum of (A) the Contributing Debtors Distributive Assets (including the RCM BAWAG Proceeds) less (y) the estimated sum of, without duplication, (A) payments to be made in respect of the RCM Excess Priority Claims (whether funded from the RCM Cash Distribution or as part of the Pre-Conversion Administrative Claim Amount), (B) payments to be made in respect of the Contributing Debtors Cash Distribution (without adjustment for the Contributing Debtors Post-Effective Date Claims), and (C) payments to be made by RCM pursuant to clause (iii) of section 5.15 of this Plan; provided, however, that for purposes of making the estimate in this sub-section (C), total Allowed Contributing Debtors General Unsecured Claims will be assumed to be $502 million (unless the actual total amount of Allowed Contributing Debtors General Unsecured Claims are known at the time).

         1.123 MCG Members has the meaning set forth in the RCM Settlement Agreement.

         1.124 Master Ballot means the ballot distributed to brokers, nominees or other agents for Holders of the Senior Subordinated Notes to record the votes of the beneficial Holders of Senior Subordinated Notes.

         1.125 Non-Debtor Affiliates means Refco LLC, Refco Canada Finance Inc., Refco Commodity Management Inc., Refco Administrative Services Inc., Refco Securities LLC, Refco Clearing LLC, Refco EasySolutions LLC, RefcoFund Management LLC, Haut Commodities LLC, Refco Local Divisions LLC, RefcoFund Holdings LLC, Refco Alternative Investments LLC, Refco Trading Services LLC, Refco Securities Ltd. (in liquidation), Refco Energy (UK) Ltd., Refco Ltd., Westminster Clearing Ltd., Refco Trading Services Ltd., Refco Trading Services
(UK) Ltd., Refco Equity Derivatives Ltd., Refco Europe Ltd., Refco Overseas Ltd., Refco East Services Ltd. (in liquidation), Just Commodity Inc., Just (Dalian) Trading Co Ltd., Refco Capital Singapore Pte Ltd, Refco India Pvt Ltd, Refco Singapore Pte Ltd, Refco Investment Services Pte Ltd, Refco Forex Ltd (in liquidation), Refco Securities SA, Refco Trading Services (Gibraltar) Ltd., Refco Capital Markets International Ltd, Refco Capital Markets International Services Ltd, ACM Advanced Currency Markets SA, C.I. Investor Services, Limited. East Client Svc. Ltd., Eastern Refco (L) Labaun, Easylink Limited, Easyscreen Employee Services Limited, Easyscreen Ltd.. Easyscreen Trustees Limited, Forex Capital Markets, L.L.C., Forex Trading, L.L.C., Greenwich Europe Limited, Greenwich SA (Pty) Limited, Hanmag Refco Futures Corp, Just Commodity Pte. Ltd., Just Commodity Software Solutions Pte. Ltd., Kaf-Refco Futures (Malaysia), Lind-Waldock Financial Partners LLC, MacFutures, Mactechonologies Ltd, Market Educational Institute, LLC, MCC Futures Management L.P., Partners Capital Investment Group, LLC, Polaris-Refco Futures Co Ltd, Refco Canada Co., Refco Capital India Private Ltd.,


                                   Plan - 11

Refco Carlton Ltd, Refco Commodity India PVT Ltd., Refco Futures, AG (Zurich), Refco Futures GMbH (Hamburg), Refco Hong Kong Ltd., Refco International Investment Svc. Ltd., Refco Japan, Ltd., Refco Overseas Suisse SA, Refco Resources Ltd., Refco Sify Securities (India) Ltd, Refco Trading Services (Australia) PTY Ltd, S&P Managed Futures Index Fund, L.P., Sino Refco Investments Limited Partnership, Sino Refco Investments LLC, SN Bank Ltd, Sphinx Managed Futures Index Fund, L.P., Trafalgar Commodities Ltd, Wells Limited and Westminster-Refco Holding Company, LLC.

         1.126 Non-Estate Refco Claims means non-estate causes of action arising from any matter involving any Refco Entity including, without limitation, causes of action against: (i) all current and former officers, directors or employees of the Refco Entities; (ii) all persons or entities that conducted transactions with the Refco Entities; and (iii) all persons or entities that provided services to the Refco Entities, including, without limitation, all attorneys, accountants, financial advisors and parties providing services to the Refco Entities in connection with the public issuance of debt or equity, including, without limitation, all underwriters; provided, however, Non-Estate Refco Claims shall exclude (i) contract claims against third parties and (ii) Class Action Claims.

         1.127 Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, which is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

         1.128 Old Equity Interests means the common stock of Refco Inc. outstanding immediately prior to the Petition Date, including treasury stock and all options, warrants, calls, rights, participation rights, puts, awards, commitments, or any other agreements of any character to acquire such common stock, and shall also include any Claim subordinated pursuant to section 510(b) arising from the rescission of a purchase or sale of any such common stock or rights relating to such common stock, or any Claim for damages arising from the purchase or sale of common stock of Refco Inc. or any Claim for reimbursement, contribution, or indemnification arising from or relating to any such claims.

         1.129 Other Related Claim means, other than an RCM Related Claim, any Claim or cause of action of any Holder of an Impaired Claim against RCM or any Debtor arising from the same facts, transactions or occurrences giving rise to such Holder's Impaired Claim against its primary Debtor obligor or RCM; provided, however, that the term Other Related Claim shall not include any Claim, based on a contractual guarantee or other direct contractual undertaking, against RCM or any Debtor that is not such Holder's primary Debtor obligor.

         1.130 Other Secured Claim means a Claim (other than an Administrative Claim or Secured Lender Claim) that is secured by a lien on property in which a Debtor's Estate or RCM's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

         1.131 Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, or other entity.

         1.132 Petition Date means, with respect to a Debtor or RCM, the date on which such Debtor filed its petition for relief commencing its Chapter 11 Case.

         1.133 Plan means this chapter 11 plan, including the Exhibits and all supplements, appendices, and schedules hereto, either in its current form or as the same may be altered, amended, or modified from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

         1.134 Plan Administrator means the person designated pursuant to section 5.5 hereof prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Plan on behalf of the Contributing Debtors and FXA in accordance with the terms of the Plan and the Plan Administrator Agreement and to take such other actions as may be authorized under the Plan Administrator Agreement, and any successor thereto.


                                   Plan - 12

         1.135 Plan Administrator Agreement means the agreement between and among the Contributing Debtors and the Plan Administrator specifying the rights, duties, and responsibilities of and to be performed by the Plan Administrator under the Plan, in substantially the same form as the agreement attached to the Plan as Exhibit E.

         1.136 Plan Committee means the committee as appointed pursuant to section 5.11(b) hereof as of the Effective Date, which will supervise and direct the Plan Administrator, to monitor implementation of the Plan, and to take such other actions and have such other rights as are set forth in the Plan, all as described in Article V of this Plan.

         1.137 Plan Document means the Plan, together with any contract, instrument, release, or other agreement or document entered into in connection with Plan.

         1.138 Plan Filing Date means September 14, 2006.

         1.139 Plan Proponents means the Debtors, the RCM Trustee and the Committees.

         1.140 Plan Support Agreement means that certain agreement among the RCM Trustee, certain Non-Debtor Affiliates, the Committees, certain individual customers and creditors of RCM and the Debtors, and the chapter 7 trustee for Refco, LLC, in his capacity as chapter 7 trustee for Refco, LLC, filed with the Bankruptcy Court on September 15, 2006 (Docket No. 2861).

         1.141 Post-Confirmation RCM means the estate of RCM on and after the entry of the Confirmation Order as administered by the RCM Trustee.

         1.142 Post-Petition Management means AlixPartners and Harrison J. Goldin, Goldin Associates, LLC, and any directors appointed to the board of directors of Refco Inc. subsequent to Mr. Goldin's appointment as Chief Executive Officer of Refco Inc. on January 25, 2006.

         1.143 Pre-Conversion Administrative Claim Amount means, if determined necessary by the RCM Trustee, any amount deposited by the Contributing Debtors into a reserve for the benefit of Holders of Administrative Claims against RCM arising or accruing prior to the date of conversion, if any, of RCM's Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code (including RCM Substantial Contribution Fees). The Pre-Conversion Administrative Claim Amount shall in no case exceed an amount equal to (i) $60 million plus (ii) the RCM Excess Priority Claims that RCM is responsible for bearing pursuant to section 5.16 of this Plan.

         1.144 Priority Claims means, collectively, all Priority Tax Claims and Non-Tax Priority Claims.

         1.145 Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.146 Private Actions Trust means the trust established on the Effective Date pursuant to section 5.8 of the Plan to hold certain claims and causes of action against third-parties owned by Holders of Claims or Interests against RCM or the Debtors and which claims, even after contribution, are not assets of the Estates.

         1.147 Private Actions Trust Agreement means the agreement to be executed as of the Effective Date establishing the Private Actions Trust pursuant to the Plan attached as Exhibit G hereto.

         1.148 Private Actions Trust Election means, in respect of a Holder of an Allowed Old Equity Interest, the agreement of such Holder to assign and contribute such Holder's Non-Estate Refco Claims, and the proceeds of Class Action Claims to the Private Actions Trust, which election shall be evidenced by the submission of the election form attached hereto as Exhibit M.

         1.149 Private Actions Trustee means the Person appointed pursuant to the Private Actions Trust Agreement of the Plan to act as trustee of and administer the Private Actions Trust and identified on or before


                                   Plan - 13
the date of the hearing before the Bankruptcy Court seeking confirmation of the Plan, who may be the Plan Administrator and/or the Litigation Trustee.

         1.150 Professional means (a) any professional employed in these Chapter 11 Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code or otherwise and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

         1.151 Professional Fee Claim means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred after the Petition Date and prior to and including the Effective Date.

         1.152 Pro Rata means, with respect to Claims or Interests (i) within the same Class or sub-Class, the proportion that a Claim or Interest bears to the sum of all Claims or Interests, as the case may be, within such Class or sub-Class, and (ii) among all Classes, the proportion that a Class of Claims or Interests bears to the sum of all Claims or Interests, as the case may be; provided, however, that for purposes of distributing Litigation Trust Interests, Pro Rata share shall exclude Convenience Claims.

         1.153 Qualifying Plan has the meaning ascribed to such term in the Early Payment Order.

         1.154 Quarterly Distribution Date means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 30 days of the end of a calendar quarter, the first Quarterly Distribution Date shall be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         1.155 RCM means Refco Capital Markets, Ltd.

         1.156 RCM Administrative/Priority Claims Reserve means the Reserve account(s) to be established and maintained by the RCM Trustee, on behalf of Post-Confirmation RCM, to fund the Distribution to Holders of Administrative and Priority Claims against RCM.

         1.157 RCM Administrative Professional means any professional employed in the RCM Chapter 11 Case pursuant to sections 327, 328, or 1103 of the Bankruptcy Code or otherwise.

         1.158 RCM Advance means a post-petition advance, if any, by RCM to or for the benefit of one or more of the Contributing Debtors in the amount of up to $115 million.

         1.159 RCM BAWAG Proceeds means (i) $200,000,000.00 of the BAWAG Guaranteed Proceeds (whether directly allocated to RCM or recovered by RCM on account of its RCM Intercompany Claim), and (ii) a portion of the BAWAG Contingent Proceeds allocable to payment of the RCM Cash Distribution from the Contributing Debtors Distributive Assets, which proceeds, pursuant to section
5.18 hereof, shall be deemed to be exclusively offered to pay, in exchange for the releases required by the BAWAG Settlement, Holders of Allowed RCM Securities Customer Claims and Allowed RCM FX/Unsecured Claims.

         1.160 RCM Cash Distribution means the sum of (i) $460 million of Cash (inclusive of RCM BAWAG Proceeds) payable from Contributing Debtor Distributive Assets, which amount shall be adjusted upwards or downwards, by an amount equal to the Specified Difference plus (ii) payment to RCM of any amounts available from the Contributing Debtors General Unsecured Distribution, to the extent that such amounts are not paid to Holders of Allowed Contributing Debtors General Unsecured Claims as a result of recoveries for Holders of Allowed Contributing Debtors General Unsecured Claims (from Contributing Debtors Distributive Assets and the RGL FXCM Distribution) having reached 40%; provided, however, such Distribution shall be subject to the Administrative Claims Adjustment.

         1.161 RCM Difference means the amount by which the Allowed amount of any RCM FX/Unsecured Claim filed by Cargill is reduced by allowance of the Cargill Administrative Claim.


                                   Plan - 14

         1.162 RCM Claims Distribution Account means the account established and maintained by the Post-Confirmation RCM from which Distributions to Holders of Allowed Claims against RCM shall be made and from which reserves on behalf of RCM will be funded.

         1.163 RCM Distribution Reserve means the reserve established by the Plan Administrator or RCM, as the case may be, to hold that portion of the RCM Cash Distribution and that portion of the RGL FXCM Distribution applicable to Holders of a right to demand an applicable share of the RCM Cash Distribution and 50% of the RGL FXCM Distribution, but who have not tendered an RCM Related Claim Subordination Form.

         1.164 RCM Excess Priority Claims means that portion of Excess Priority Claims that are to be borne by RCM pursuant to section 5.16 of this Plan.

         1.165 RCM FX/Unsecured Claims has the meaning given to the term "FX/Unsecured Claim" in the RCM Settlement Agreement.

         1.166 RCM FX/Unsecured Claims Distribution means the Distribution for Holders of RCM FX/Unsecured Claims set forth in the RCM Settlement Agreement less any amounts paid to the Holders of Allowed RCM FX/ Unsecured Convenience Claims.

         1.167 RCM FX/Unsecured Convenience Claims means any RCM FX/Unsecured Claim equal to or less than $10,000 or greater than $10,000 but, with respect to which, the Holder thereof voluntarily reduces the RCM FX/Unsecured Claim to $10,000 on the applicable Ballot; provided, however, that for purposes of the Plan and the Distributions to be made hereunder, the aggregate amount of Distributions to RCM FX/ Unsecured Convenience Claims shall be limited to $1.458 million. To the extent that the amount of RCM FX/Unsecured Claims reducing and electing treatment of such Claims as RCM FX/Unsecured Convenience Claims exceeds $1.458 million, the Claims permitted to elect such treatment shall be determined by reference to the amount of the Claim, with the Claim in the lowest amount being selected first and the next largest Claims being selected thereafter until the $1.458 million cap is reached.

         1.168 RCM Implied Deficiency Claim has the meaning given to the term "Implied Deficiency Claim" in ss.8(b) of the RCM Settlement Agreement.

         1.169 RCM Intercompany Claims means Claims of RCM against one or more of the Debtors. Unless and until Allowed in a definitive amount, for purposes of calculations herein, the RCM Intercompany Claims shall be deemed to be in an amount that is no less than the amount necessary to cause all Holders of Allowed RCM Securities Customer Claims and Allowed RCM FX/Unsecured Claims to receive payment in full.

         1.170 RCM Intercompany Claim Distribution means the sum of (i) the RCM Rights Distribution, (ii) the Additional RCM Claim, (iii) 50% of the RGL FXCM Distribution, (iv) the RCM BAWAG Proceeds and (v) the allocable share of the Tranche A Litigation Trust Interests set forth in section 5.7 of this Plan.

         1.171 RCM Leuthold Metals Claim has the meaning given to the term "Leuthold Metals Claim" in the RCM Settlement Agreement.

         1.172 RCM Leuthold Metals Claim Distribution means the Distribution for Holders of RCM Leuthold Metals Claims set forth in the RCM Settlement Agreement.

         1.173 RCM Projection means a projection of the Cash or value to be available from the MAC RCM Assets for Distribution in respect of the RCM Cash Distribution and the Additional RCM Claim.

         1.174 RCM Related Claims means any Claim or cause of action of any Holder of an Impaired Claim against the Debtors and Non-Debtor Affiliates arising from the same facts, transactions or occurrences giving rise to such Holder's Impaired Claim against RCM; provided, however, that the term RCM Related Claim shall not include any Claim of a Holder of an RCM Securities Customer Claim or an RCM FX/Unsecured Claim against any Contributing Debtor or FXA based on contractual guarantees or other direct contractual undertakings.


                                   Plan - 15

         1.175 RCM Related Claim Subordination Form means, in respect of a Holder of an Allowed RCM Securities Customer Claim or Allowed RCM FX/Unsecured Claim, either (i) a ballot cast by such Holder in respect of the Plan whereby the Holder has elected (by means of not affirmatively opting out of such election) to (A) assign such Holder's RCM Related Claims against the Debtors, if any, to the Litigation Trust; (B) affirming its understanding that its RCM Related Claim against any Contributing Non-Debtor Affiliate will be subordinated pursuant to the Plan, as of each applicable Contributing Non-Debtor Affiliate Trigger Date, to all other existing claims against and equity interests in the applicable Contributing Non-Debtor Affiliate (and that such RCM Related Claim may be deemed released upon the determination of the RCM Trustee, with the consent of the Plan Committee, in accordance with section 10.2(c) of the Plan);
(C) release the Secured Lenders (in such capacities) from the Secured Lender Released Claims held by such Holder, if any; and (D) receive such Holder's applicable share of the RCM Cash Distribution and 50% of the RGL FXCM Distribution, which, unless such Holder elects not to receive RCM BAWAG Proceeds, shall include such Holders' applicable share of the RCM BAWAG Proceeds portion of the RCM Cash Distribution or (ii) any agreement, in a form satisfactory to the Plan Administrator, by which such Holder agrees to do the forgoing. For the avoidance of doubt, any ballot properly cast by the Voting Deadline and satisfying the conditions above shall be deemed to have been "provided" to the RCM Trustee and the Plan Administrator for purposes of section 6.6(c) of this Plan.

         1.176 RCM Reserves means (A) the RCM Disputed Claims Reserve, (B) the RCM Administrative/Priority Reserve, (C) the RCM Wind-Down Reserve, (D) the RCM Unclaimed Distribution Reserve, and (E) any other reserves required to be established by the RCM Trustee under the RCM Settlement Agreement.

         1.177 RCM Rights Distribution means the transfer to the RCM Trustee, as part of the RCM Intercompany Claims Distribution, of rights which will allow each Holder of an Allowed RCM Securities Customers Claim on account of its RCM Implied Deficiency Claim and each Holder of an Allowed RCM FX/Unsecured Claim to make a demand for payment from the Plan Administrator or RCM, as the case may be, for such Holder's Pro-Rata share of the RCM Distribution Reserve to the extent that such Holder satisfies the conditions set forth in section 6.6(c) of this Plan.

         1.178 RCM Securities Customer Claims has the meaning given to the term "Securities Customer Claims" in the RCM Settlement Agreement.

         1.179 RCM Securities Customer Convenience Claims means any RCM Securities Customer Claim equal to or less than $10,000 or greater than $10,000 but, with respect to which, the Holder thereof voluntarily reduces the RCM Securities Customer Claim to $10,000 on the applicable Ballot; provided, however, that for purposes of the Plan and the Distributions to be made hereunder, the aggregate amount of Distributions to RCM Securities Customer Convenience Claims shall be limited to $0.333 million. To the extent that the amount of RCM Securities Customer Convenience Claims reducing and electing treatment of such Claims as RCM Securities Customer Convenience Claims exceeds $0.333 million, the Claims permitted to elect such treatment shall be determined by reference to the amount of the Claim, with the Claim in the lowest amount being selected first and the next largest Claims being selected thereafter until the $0.333 million cap is reached.

         1.180 RCM Securities Customer Claims Distribution means the Distribution for Holders of RCM Securities Customer Claims set forth in the RCM Settlement Agreement less any amounts paid to the Holders of Allowed RCM Securities Customer Convenience Claims.

         1.181 RCM Settlement Agreement means, collectively, (i) the settlement agreement dated as of June 29, 2006 by and among the RCM Trustee and certain creditors of RCM and (ii) the Joinder Agreement dated as of July 20, 2006 between the RCM Trustee and the Rogers Funds, in each case as amended (copies of which are attached hereto as Exhibit B).

         1.182 RCM Substantial Contribution Fees means the approximate amount of $4.3 million constituting the substantial contribution Claim of the MCG Members and the Joinder Parties under sections 503(b)(3)(d), 507(a)(2) and 752(a) of the Bankruptcy Code as set forth in the RCM Settlement Agreement.


                                   Plan - 16

         1.183 RCM Trustee means Marc S. Kirschner, the chapter 11 trustee appointed in the RCM Chapter 11 Case in connection with the March 22, 2006 order issued by the Bankruptcy Court authorizing appointment of one disinterested person as Chapter 11 trustee for the Estate of RCM. The term includes any successor chapter 11 trustee or, if the RCM Chapter 11 Case is converted to a chapter 7 case to be administered under subchapter III of chapter 7 of the Bankruptcy Code, the chapter 7 trustee.

         1.184 RCM Unclaimed Distribution Reserve means the reserve or reserves established in respect of unclaimed Distributions for RCM pursuant to Article VI of the Plan.

         1.185 RCM Wind-Down Reserve means a reserve, if determined necessary by the RCM Trustee, of up to $15 million from the Cash or value available for the RCM Cash Distribution, with the amount of such RCM Wind-Down Reserve to be subject to downward adjustment from time to time by the RCM Trustee, to the extent the RCM Trustee determines that RCM's wind-down expenses after the Effective Date will be less than $15 million.

         1.186 Reinstated means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, (ii) reinstating the maturity of such Claim as such maturity existed before such default, and (iii) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

         1.187 Refco Entities means the Debtors, RCM and the Non-Debtor Affiliates.

         1.188 Related Claims means any RCM Related Claim or Other Related
Claim.

         1.189 Released/Subordinated Claims means the claims or causes of actions described in sections 10.2(a), (b), (c) and (d) of the Plan or claims or causes of action that have been otherwise released or waived pursuant to an order of the Bankruptcy Court (including, without limitation, the Early Payment Order).

         1.190 Released Parties means, acting in such capacity, (i) the Post-Petition Management, (ii) the Secured Lender Releasees, (iii) the Senior Subordinated Note Indenture Trustee, its directors, officers, and employees (all in such capacity) and (iv) present and former holders of the Senior Subordinated Notes in their capacity as Holders of the Senior Subordinated Notes.

         1.191 Reorganized Affiliate Debtor means any Affiliate Debtor on and after the Effective Date.

         1.192 Reorganized Debtors means Reorganized Refco, Reorganized FXA and any Reorganized Affiliate Debtor.

         1.193 Reorganized FXA means FXA on and after the Effective Date.

         1.194 Reorganized Refco means Refco Inc. on and after the Effective
Date.

         1.195 Reserves means, collectively, the Disputed Claims Reserve, Unclaimed Distribution Reserve, Administrative/Priority Claims Reserve and the RCM Reserves (if held by the Plan Administrator, rather than the RCM Trustee) and the Wind-Down Reserve.

         1.196 Restated Corporate Governance Documents means the restated corporate governance documents of the Reorganized Debtors in substantially the form attached to this Plan as Exhibit C.

         1.197 Retained Causes of Action means all of the Debtors' and RCM's claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds,


                                   Plan - 17
bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments against any party, whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, asserted or unasserted, and regardless of whether arising in law, equity or under or pursuant to Chapter 5 of the Bankruptcy Code, including, but not limited to, the Litigation Claims. A non-exclusive list of the Retained Causes of Action is set forth on Exhibit K attached hereto.

         1.198 RGL means Refco Group Limited LLC.

         1.199 RGL FXCM Distribution means RGL's 35% interest in FXCM, which for purposes of the cap on Distributions to Holders of Contributing Debtors General Unsecured Claims from Contributing Debtors Distributive Assets and the RGL FXCM Distribution shall have a value equal to (i) if liquidated prior to the Effective Date, the value obtained through liquidation and (ii) if not liquidated prior to the Effective Date, a deemed value of $90 million.

         1.200 Rogers Funds means Rogers Raw Materials Fund, L.P. and Rogers International Raw Materials Fund, L.P.

         1.201 Scheduled means, with respect to any Claim, the status, priority, and amount, if any, of such Claim as set forth in the Schedules.

         1.202 Schedules means the schedules of assets and liabilities, the list of Holders of Interests, and the statements of financial affairs filed by the Debtors or RCM pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rules, as such schedules have been or may be further modified, amended, or supplemented in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

         1.203 Secured Lender(s) has the meaning assigned to the term "Lender(s)" in the Early Payment Order.

         1.204 Secured Lender Agent has the meaning assigned to the term "Agent" in the Early Payment Order.

         1.205 Secured Lender BAWAG Proceeds means $100 million of the BAWAG Guaranteed Proceeds, which proceeds, pursuant to section 5.18 hereof, shall be deemed exclusively offered to pay and accepted by the Holders of Allowed Secured Lender Claims.

         1.206 Secured Lender Claims has the meaning assigned to the term "Secured Claim" in the Early Payment Order.

         1.207 Secured Lender Indemnification Claims means any and all Estimated Unsatisfied Credit Agreement Claims and all other claims of the Secured Lender Agent and/or the Secured Lenders of the type specified in paragraph 9(b) of the Early Payment Order.

         1.208 Secured Lender Payment Date has the meaning assigned to the term "Payment Date" in the Early Payment Order.

         1.209 Secured Lender Released Claims means any and all actual or potential demands, claims, causes of action (including, without limitation, derivative causes of action), suits, assessments, liabilities, losses, costs, damages, penalties, fees, charges, expenses and all other forms of liability whatsoever, in law or equity (including, without limitation, actions seeking to recharacterize, avoid, subordinate, set aside or disallow the liens or claims of any Secured Lender Releasee, or seeking turnover of property, damages or any other affirmative recovery from any Secured Lender Releasee, including, without limitation, any claim for contribution), whether asserted or unasserted, known or unknown, foreseen or unforeseen, pending or anticipated, arising under the Bankruptcy Code or under otherwise applicable law, that any Person ever had, now has or hereafter may have (whether by assignment or otherwise) based in whole or in part upon any act or failure to act by any of the Secured Lender Releasees, on or prior to the Secured Lender Payment Date, in contemplation of the execution of the Loan Documents, in connection


                                   Plan - 18
with the execution of the Loan Documents or the making or repayment of the Loans, or in connection with any transactions directly or indirectly related or connected in any way to the Loan Documents, the Secured Lender's Collateral, the use of proceeds of Loans made under the Loan Documents, or any other transactions related to or in connection with any of the foregoing.

         1.210 Secured Lender Releasee has the meaning assigned to the term "Lender Releasee" in the Early Payment Order.

         1.211 Secured Lender's Collateral has the meaning assigned to the term "Collateral" in the Early Payment Order.

         1.212 Securities Class Action Stipulation means that certain Stipulation and Agreement of Settlement entered into on September 7, 2006 between BAWAG and the lead plaintiffs in the securities class action entitled In re Refco Inc. Securities Litigation, Case No. 05 Civ. 8626 (GEL), filed in the United States District Court for the Southern District of New York, or any future settlement between the parties as contemplated therein.

         1.213 Senior Subordinated Note Allocation means an allocation of the Senior Subordinated Note Holder Fee Distribution on account of the Senior Subordinated Note Indenture Trustee Fees and Ad Hoc Committee of Senior Subordinated Note Holders Fees and Expenses, which allocation shall be agreed upon between the Senior Subordinated Note Indenture Trustee and the Senior Subordinated Note Ad Hoc Committee. Any amount of Senior Subordinated Note Indenture Trustee Fees not paid on account of such allocation may be satisfied pursuant to the Senior Subordinated Note Indenture Trustee Charging Lien.

         1.214 Senior Subordinated Note Claims means all Claims of any kind arising from or related to the Senior Subordinated Notes, and including, without limitation, any Claims arising from any guarantees under the Senior Subordinated
Note Indenture, which Claims shall be Allowed Claims in the amount of $397,413,324.50.

         1.215 Senior Subordinated Note Holder BAWAG Proceeds means $150,000,000 of the BAWAG Guaranteed Proceeds, which proceeds, pursuant to section 5.18 hereof, shall be deemed to be exclusively offered to pay, in exchange for releases required in the BAWAG Settlement, Holders of Allowed Senior Subordinated Note Claims.

         1.216 Senior Subordinated Note Holder Distribution means $331,522,195.30, which, pursuant to the compromises and settlements contained in this Plan document, constitutes 83.42% of the outstanding balance of principal and prepetition interest of the Senior Subordinated Note Claims. Such Distribution shall be paid to the Senior Subordinated Note Indenture Trustee on the Effective Date to the extent of available Cash after taking into account the funding of the Administrative/Priority Claims Reserve, with any balance paid from time to time to the Senior Subordinate Note Indenture Trustee from available Cash with interest accruing, beginning January 1, 2007, on the unpaid balance at the same rate of interest that Refco LLC earns on its invested Cash and cash equivalents, payable from the Senior Subordinated Note Holder BAWAG Proceeds and, to the extent of any deficiencies, the Contributing Debtors Distributive Assets.

         1.217 Senior Subordinated Note Holder Fee Distribution means an amount up to $6.0 million of the (i) Senior Subordinated Note Indenture Trustee Fees, and (ii) the Allowed Senior Subordinated Note Ad Hoc Committee Fees and Expenses. Such Distribution shall be paid on the Effective Date from the Contributing Debtors Distributive Assets to the Senior Subordinated Note Indenture Trustee and counsel to the Senior Subordinated Note ad hoc committee, subject to the Senior Subordinated Note Allocation. For the avoidance of doubt, any portion of the Senior Subordinated Note Indenture Trustee Fees not paid by the Senior Subordinated Note Holder Fee Distribution may be satisfied pursuant to the Senior Subordinated Note Indenture Trustee Charging Lien.

         1.218 Senior Subordinated Note Indenture means the indenture dated as of August 5, 2004, among Refco Finance Holdings LLC (now known as Refco Group Ltd., LLC) and Refco Finance Inc., as issuers, and Wells Fargo Bank, National Association, as indenture trustee, relating to the Senior Subordinated Notes, as it may be amended, supplemented, or modified from time to time.


                                   Plan - 19

         1.219 Senior Subordinated Note Indenture Trustee means Wells Fargo Bank, National Association, the indenture trustee under the Senior Subordinated
Note Indenture, or any successor thereto.

         1.220 Senior Subordinated Note Indenture Trustee Charging Lien means any Lien or other priority in payment or right available to the Senior Subordinated Note Indenture Trustee pursuant to the Senior Subordinated Note Indenture or otherwise available to the Senior Subordinate Note Indenture Trustee under applicable law, for the payment of Senior Subordinated Note Indenture Trustee Fees.

         1.221 Senior Subordinated Note Indenture Trustee Fees means the fees, costs, expenses and indemnity claims of the Senior Subordinated Note Indenture Trustee and the fees and expenses of its counsel and financial advisor.

         1.222 Senior Subordinated Notes means the 9% Senior Subordinated Notes due 2012 issued by RGL and Refco Finance Inc. under the Senior Subordinated Note Indenture and guaranteed by certain of the Debtors.

         1.223 Specified Difference means 50% of the difference (positive or negative) between the value of the Adjusted Contributing Debtors Distributive Assets and $554 million (in making such calculation the Adjusted Contributing Debtors Distributive Assets shall not be subject to the Administrative Claims Adjustment); provided, however, that once the portion of the Contributing Debtors General Unsecured Distribution has reached 40% exclusive of the value of the Tranche A Litigation Trust Interests, 100% of the remainder of the positive difference shall be added to the RCM Cash Distribution. For the avoidance of doubt, any BAWAG Proceeds received pursuant to the BAWAG Settlement, even if returned to BAWAG pursuant to the terms of this Plan and the BAWAG Settlement, shall be included in the calculation of Adjusted Contributing Debtors Distributive Assets.

         1.224 Subordinated Claim means any Claim which (i) is subordinated pursuant to section 510(c) of the Bankruptcy Code, (ii) arising from recision of a purchase or sale of a debt security of the Debtors, for damages arising from the purchase or sale of such debt security, or any Claim for reimbursement, contribution, or indemnification arising from or relating to any such Claims, or
(iii) is a Claim for a fine, penalty, forfeiture, multiple, exemplary or punitive damages, or otherwise not predicated upon compensatory damages, and that would be subordinated in a chapter 7 case pursuant to section 726(a)(4) of the Bankruptcy Code or otherwise.

         1.225 Subsidiary Claims and Interests means Claim against or an Interest in any of the Refco Entities held by any other Refco Entity other than the RCM Intercompany Claims.

         1.226 Tranche A Litigation Trust Interests means the Litigation Trust Interests distributed to (i) the RCM Estate, (ii) Holders of Contributing Debtors General Unsecured Claims (which for the sake of clarity, shall not include the Secured Lender Claims or, the Senior Subordinated Note Claims) and
(iii) the Holders of FXA General Unsecured Claims (which for the sake of clarity, shall not include FXA Convenience Class Claims, RCM Securities Customer Convenience Claims and RCM FX/General Unsecured Convenience Claims) in accordance with section 5.7(c) hereof.

         1.227 Tranche B Litigation Trust Interests means interests in the Litigation Trust given by the beneficiaries of the Tranche A Litigation Trust Interests to Holders of Allowed Old Equity Interests that have made the Private Actions Trust Election and consisting of 3% of the first $500 million of Combined Recoveries, 7.5% of the Combined Recoveries greater than $500 million and 15% of the Combined Recoveries greater than $1 billion, as set forth in section 5.7(c) hereof.

         1.228 Unclaimed Distribution Reserve means the reserve or reserves established in respect of unclaimed Distributions for FXA and the Contributing Debtors pursuant to Article VI of the Plan.

         1.229 Unclassified Claims means Administrative Claims and Priority Tax Claims.

         1.230 Unimpaired means a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.


                                   Plan - 20

         1.231 Voting Deadline means [o ], 2006 at [o ] p.m. (prevailing Eastern
Time).

         1.232 Voting Record Date means [o ].

         1.233 VR means, collectively, VR Global Partners, L.P. and its affiliates.

         1.234 VR/Leuthold Guarantee Claims means the Claims against RGL arising from (i) that certain guarantee agreement, dated July 11, 2003 between Refco Group Ltd., LLC and VR Capital Group Ltd., (ii) that certain guarantee agreement, dated July 11, 2003 between Refco Group Ltd., LLC and VR Argentina Recovery Fund, Ltd., (iii) that certain guarantee agreement, dated July 11, 2003 between Refco Group Ltd., LLC and VR Global Partners, L.P., and (iv) that certain guarantee agreement, dated September 1, 2005 between Refco Group Ltd., LLC and Leuthold Funds, Inc. and (v) any other documents, agreements or transactions in any way related to (i) through (iv) above.

         1.235 Wind-Down Reserves means the reserve accounts to be established and maintained by the Plan Administrator, on behalf of the Reorganized Debtors, to fund the administration of this Plan, including, but not limited to, compensation of the Plan Administrator and Administrative Professionals.

         Rules Of Interpretation And Computation Of Time. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified, or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to sections and articles are references to sections and articles of or to this Plan; (f) the words "herein," "hereunder," and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release, or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (j) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply; (k) "including" means "including without limitation;" and (l) with reference to any Distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date.

         Exhibits. All Exhibits to the Plan are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036-6522 (Attn. David R. Hurst, Esq.), counsel to the Debtors or by downloading such Exhibits from the Bankruptcy Court's website at http://www.nysb.uscourts.gov (registration required), the Refco website at http://www.refcoinc.com or http://www.refcodocket.com. To the extent any Exhibit is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the non-Exhibit portion of this Plan shall control; provided, however, in all relevant cases, to the extent this Plan is inconsistent with the RCM Settlement Agreement, the RCM Settlement Agreement shall control.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         2.1 Introduction.


                                   Plan - 21

         Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims against and Interests in the Debtors and RCM. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified and are not entitled to vote on the Plan. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

         This Plan is premised on a consensual pooling of assets and liabilities by the Contributing Debtors solely to implement the settlements and compromises reached by the primary constituencies in the Chapter 11 Cases, including the Debtors, the RCM Trustee, the Committees, the Secured Lenders and certain of the Holders of Senior Subordinated Notes. If for any reason the Bankruptcy Court determines that such compromises and settlements, as embodied herein, should not be implemented as set forth herein, the Plan Proponents may elect to seek confirmation of the Plan on the basis of complete or partial substantive consolidation or on a Debtor by Debtor basis identifying sub-Classes of each of the listed Classes of Claims of the Contributing Debtors for each Contributing Debtor.

         The provisions set forth below also describe the classification of RCM Claims and Interests, but the provisions applicable to the RCM Claims and Interests are qualified in their entirety by reference to the RCM Settlement Agreement with respect to the Claims against RCM. To the extent that the summary below conflicts with the provisions of the RCM Settlement Agreement, the terms and conditions set forth in the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code shall govern. This Plan contemplates that on or prior to the Effective Date, the RCM Chapter 11 Case shall, upon notice and a hearing, be converted to a case under subchapter III of chapter 7 of the Bankruptcy Code unless the Debtors and the RCM Trustee agree that the RCM Estate should be administered under chapter 11 of the Bankruptcy Code. Any conversion of the RCM chapter 11 case to a case under subchapter III of chapter 7 or any dispute between the RCM Trustee and the Debtors regarding RCM remaining in chapter 11 will be determined or resolved upon motion of the RCM Trustee with notice to the parties listed on the service list maintained in these Chapter 11 Cases. Upon conversion of RCM's Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, this Plan shall proceed as a chapter 11 plan for the Debtors and shall constitute a settlement and compromise of Claims between the Estate of RCM and the Debtors, for which RCM and the Debtors seek approval simultaneously with the confirmation of this Plan.

         The provisions set forth below also describe the classification of Secured Lender Claims, but the provisions applicable to the Secured Lender Claims are qualified in their entirety by reference to the Early Payment Order.

         2.2 Classification of Claims and Interests of the Contributing Debtors.

                  (a) Unclassified Claims - Contributing Debtors (not entitled to vote on the Plan).

                           Administrative Claims.

                           Priority Tax Claims.

                  (b) Unimpaired Classes of Claims - Contributing Debtors (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

                           Class 1 - Non-Tax Priority Claims.

                           Class 2 - Other Secured Claims.

                           Class 3 - Secured Lender Claims.


                                   Plan - 22

                  (c) Impaired Classes of Claims - Contributing Debtors (Classes 4, 5 and 6 are entitled to vote on the Plan; Class 7 shall be deemed to have rejected the Plan and, therefore, is not entitled to vote on the Plan).

                           Class 4 - Senior Subordinated Note Claims.

                           Class 5(a) - General Unsecured Claims.

                           Class 5(b) - Related Claims

                           Class 6 - RCM Intercompany Claims.

                           Class 7 - Subordinated Claims.

Each of Classes 4 and 5 shall contain sub-Classes corresponding to each of the Contributing Debtors. A schedule of such sub-Classes is attached hereto as
Schedule 2.2(c).

                  (d) Impaired Classes of Interests - Contributing Debtors (deemed to have rejected the Plan and, therefore, not entitled to vote on the Plan).

                           Class 8 - Old Equity Interests.

         2.3 Classification of Claims of FXA.

                  (a) Unclassified Claims - FXA (not entitled to vote on the
Plan).

                           Administrative Claims.

                           Priority Tax Claims.

                   (b) Unimpaired Classes of Claims - FXA (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

                           Class 1 - FXA Non-Tax Priority Claims.

                           Class 2 - FXA Other Secured Claims.

                           Class 3 - Secured Lender Claims.

                  (c) Impaired Classes of Claims - FXA (Classes 4, 5 and 6 are entitled to vote on the Plan; Class 7 shall be deemed to have rejected the Plan and, therefore, not entitled to vote on the Plan).

                           Class 4 - Senior Subordinated Note Claims.

                           Class 5(a) - FXA General Unsecured Claims.

                           Class 5(b) - Related Claims.

                           Class 6 - FXA Convenience Claims.

                           Class 7 - FXA Subordinated Claims.

         2.4 Classification of Claims of RCM.


                                   Plan - 23

                  (a) Unclassified Claims - RCM (not entitled to vote on the
Plan).

                           Administrative Claims.

                           Priority Tax Claims.

                  (b) Unimpaired Classes of Claims - RCM (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

                           Class 1 - Non-Tax Priority Claims.

                           Class 2 - Other Secured Claims.

                  (c) Impaired Classes of Claims - RCM (Classes 3, 4, 5, 6, 7 and 8 are entitled to vote on the Plan; Class 9 shall be deemed to have rejected the Plan and, therefore, not entitled to vote on the Plan).

                           Class 3 - RCM FX/Unsecured Claims.

                           Class 4 - RCM Securities Customer Claims.

                           Class 5 - RCM Leuthold Metals Claims.

                           Class 6 - RCM FX/Unsecured Convenience Claims.

                           Class 7 - RCM Securities Customer Convenience Claims.

                           Class 8 - Related Claims.

                           Class 9 - RCM Subordinated Claims.

                                  ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

         3.1 Treatment of Claims and Interests of the Contributing Debtors.

                  (a) Unclassified Claims - Contributing Debtors

                           (i) Administrative Claims. On the later of (a) the Effective Date, (b) the date on which its Administrative Claim becomes Allowed, or (c) the date on which its Administrative Claim becomes payable under any agreement relating thereto, each Holder of an Allowed Administrative Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim against the Contributing Debtors, Cash equal to the unpaid portion of such Administrative Claim in accordance with the allocation set forth in section 5.16 of the Plan. Notwithstanding the foregoing, (a) any Administrative Claim based on a liability incurred by a Contributing Debtor in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreement relating thereto and (b) any Administrative Claim may be paid on such other terms as may be agreed on between the Holder of such Claim and the Contributing Debtors or the Plan Administrator. Subsection (b) of the second sentence in this section 3.1(a)(i) of the Plan shall not be construed to avoid the need for Court approval of an Administrative Claim when such Court approval is otherwise required by the Bankruptcy Code.


                                   Plan - 24

                           (ii) Priority Tax Claims. On the later of (a) the Effective Date or (b) the date on which its Priority Tax Claim becomes an Allowed Priority Tax Claim, in the sole discretion of the Contributing Debtors, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim against the Contributing Debtors, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim in accordance with the allocation set forth in section 5.16 of the Plan, (ii) treatment in any other manner such that its Allowed Priority Tax Claims shall not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code, or (iii) such other treatment as to which the Contributing Debtors or the Plan Administrator and such Holder shall have agreed upon in writing. Clause (iii) of the preceding sentence shall not be construed to avoid the need for Bankruptcy Court approval of a Priority Tax Claim when such Bankruptcy Court approval is otherwise required by the Bankruptcy Code.

                  (b) Unimpaired Classes of Claims - Contributing Debtors.

                           (i) Class 1 - Non-Tax Priority Claims. On (a) the Effective Date if such Non-Tax Priority Claim is an Allowed Non-Tax Priority Claim on the Effective Date or (b) the Quarterly Distribution Date following the date on which such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim against the Contributing Debtors, each Holder of an Allowed Class 1 Non-Tax Priority Claim shall receive, in full and final satisfaction, release, and discharge of, and in exchange for, such Allowed Non-Tax Priority Claim, Cash equal to the unpaid portion of such Allowed Non-Tax Priority Claim in accordance with the allocation set forth in section 5.16 of the Plan.

                           (ii) Class 2 - Other Secured Claims. On the Effective Date, each Holder of an Allowed Class 2 Other Secured Claim against the Contributing Debtors shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, one of the following Distributions: (i) the payment of such Holder's Allowed Other Secured Claim in full, in Cash; (ii) the sale or disposition proceeds of the property securing such Allowed Other Secured Claim to the extent of the lesser of the amount of such Allowed Other Secured Claim and the value of the interests in such property; (iii) the surrender to the Holder or Holders of such Allowed Other Secured Claim of the property securing such Claim; or (iv) such other Distributions as shall be necessary to satisfy the requirements of section 1124 of the Bankruptcy Code.

                           (iii) Class 3 - Secured Lender Claims. The Secured Lender Claims against the Contributing Debtors shall be allowed to the extent provided in the Early Payment Order, the terms and conditions of which are incorporated by reference herein, and such Allowed Secured Lender Claims, to the extent not paid in Cash prior to the Effective Date, shall be paid in full in Cash. In addition, the Secured Lenders shall have the benefit of the releases to the full extent contemplated by paragraph 8 of the Early Payment Order and section 10.2 of the Plan.

                  (c) Impaired Classes of Claims - Contributing Debtors.

                           (i) Class 4 - Senior Subordinated Note Claims. On the Effective Date, each Holder of an Allowed Class 4 Senior Subordinated Note Claim against the Contributing Debtors shall receive, to the extent not previously paid, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Senior Subordinated Note Claim and any and all Claims against the Refco Entities, its Pro Rata share of the Senior Subordinated Note Holder Distribution (subject to the Senior Subordinated Note Indenture Trustee Charging Lien); and the Debtors shall pay the Senior Subordinated Note Holder Fee Distribution; provided, however, to the extent that a Holder of an Allowed Class 4 Senior Subordinated Note Claim against the Contributing Debtors elects to not receive the Senior Subordinated Note Holder BAWAG Proceeds, such Holder's Distribution shall consist of its Pro Rata share of the Senior Subordinated Note Holder Distribution less such Holder's portion of the Senior Subordinated Note Holder BAWAG Proceeds.


                                   Plan - 25

                           (ii) Class 5(a) - Contributing Debtors General Unsecured Claims. Subject to section 6.4 of this Plan, on the Effective Date (but in no case prior to payment in full of the Senior Subordinated Note Holder Distribution and the Senior Subordinated Note Holder Fee Distribution), each Holder of an Allowed Class 5(a) Contributing Debtors General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Contributing Debtors General Unsecured Claim and any and all Other Related Claims, its Pro Rata share of the Contributing Debtors General Unsecured Distribution; provided, however, to the extent that a Holder of an Allowed Class 5(a) General Unsecured Claim against the Contributing Debtors elects to not receive the Contributing Debtors General Unsecured BAWAG Proceeds, if any, such Holder's Distribution shall consist of its Pro Rata share of the Contributing Debtors General Unsecured Distribution less such Holder's portion of the Contributing Debtors General Unsecured BAWAG Proceeds.

                           (iii) Class 5(b) - Related Claims. On the Effective Date, pursuant to section 6.4 hereof, each Allowed Class 5(b) Related Claim against any Contributing Debtor shall be subordinated and shall receive no Distribution from the Contributing Debtors Distributive Assets unless and until such time as all Holders of Allowed Contributing Debtors General Unsecured Claims and Allowed RCM Intercompany Claims have been paid in full; provided, however, that any Holder of an RCM Related Claim that provides an RCM Related Claim Subordination Form in accordance with section 6.6(c) of this Plan shall, on account of its RCM Securities Customer Claim or RCM FX/Unsecured Claim (if Allowed), receive its applicable share of the RCM Distribution Reserve as more fully set forth in section 6.6(c) hereof.

                           (iv) Class 6 - RCM Intercompany Claims. On the Effective Date (but in no case prior to payment in full of the Senior Subordinated Note Holder Distribution and the Senior Subordinated Note Holder Fee Distribution), the RCM Trustee, on behalf of RCM, shall receive the RCM Intercompany Claim Distribution.

                           (v) Class 7 - Subordinated Claims. No Holder of a Class 7 Subordinated Claim against the Contributing Debtors shall be entitled to, nor shall it receive or retain, any property or interest in property on account of such Class 7 Subordinated Claim.

                  (d) Impaired Classes of Interests - Contributing Debtors.

                           (i) Class 8 - Old Equity Interests. No Holder of a Class 8 Old Equity Interest shall be entitled to, nor shall it receive or retain, any property or interest in property on account of such Class 8 Old Equity Interest; provide, however, that Holders of Class 8 Old Equity Interests have been given certain rights to participate in the Litigation Trust and the Private Actions Trust as set forth in section 5.25 hereof.

         3.2 Treatment of Claims of FXA.

                  (a) Unclassified Claims - FXA.

                           (i) Administrative Claims. On the later of (a) the Effective Date, (b) the date on which its Administrative Claim becomes Allowed, or (c) the date on which its Allowed Administrative Claim becomes payable under any agreement relating thereto, each Holder of an Administrative Claim against FXA shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim, Cash equal to the unpaid portion of such Administrative Claim in accordance with the allocation set forth in section
     5.16 of the Plan. Notwithstanding the foregoing, (a) any Administrative Claim based on a liability incurred by FXA in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreement relating thereto and (b) any Administrative Claim may be paid on such other terms as may be agreed on between the Holder of such Claim and FXA or the Plan Administrator. Subsection (b) of the second sentence in this section 3.2(a)(i) of the Plan shall not be construed to avoid the need for Court approval of an Administrative Claim when such Court approval is otherwise required by the Bankruptcy Code.


                                   Plan - 26

                           (ii) Priority Tax Claims. On the later of (a) the Effective Date or (b) the date on which its Priority Tax Claim becomes an Allowed Priority Tax Claim, in the sole discretion of FXA, each Holder of an Allowed Priority Tax Claim against FXA shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim in accordance with the allocation set forth in section 5.16 of the Plan, (ii) treatment in any other manner such that its Allowed Priority Tax Claims shall not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code, or (iii) such other treatment as to which FXA or the Plan Administrator and such Holder shall have agreed upon in writing. Clause (iii) of the preceding sentence shall not be construed to avoid the need for Bankruptcy Court approval of a Priority Tax Claim when such Bankruptcy Court approval is otherwise required by the Bankruptcy Code.

                  (b) Unimpaired Classes of Claims - FXA.

                           (i) Class 1 - FXA Non-Tax Priority Claims. On (a) the Effective Date if such Non-Tax Priority Claim against FXA is an Allowed Non-Tax Priority Claim on the Effective Date or (b) the Quarterly Distribution Date following the date on which such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each Holder of an Allowed Class 1 Non-Tax Priority Claim against FXA shall receive, in full and final satisfaction, release, and discharge of, and in exchange for, such Allowed Class 1 FXA Non-Tax Priority Claim, Cash equal to the unpaid portion of such Allowed Class 1 FXA Non-Tax Priority Claim in accordance with the allocation set forth in section 5.16 of the Plan.

                           (ii) Class 2 - FXA Other Secured Claims. On the Effective Date, each Holder of an Allowed Class 2 Other Secured Claim against FXA shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 2 Other Secured Claim, one of the following Distributions: (i) the payment of such Holder's Allowed Class 2 Other Secured Claim in full, in Cash; (ii) the sale or disposition proceeds of the property securing such Allowed Class 2 Other Secured Claim to the extent of the lesser of the amount of such Allowed Other Secured Claim and the value of the interests in such property; (iii) the surrender to the Holder or Holders of such Allowed Class 2 Other Secured Claim of the property securing such Claim; or (iv) such other Distributions as shall be necessary to satisfy the requirements of section 1124 of the Bankruptcy Code.

                           (iii) Class 3 - FXA Secured Lender Claims. The Secured Lender Claims against FXA shall be allowed to the extent provided in the Early Payment Order, the terms and conditions of which are incorporated by reference herein, and such Allowed Secured Lender Claims against FXA, to the extent not paid in Cash prior to the Effective Date, shall be paid in full in Cash. In addition, the Secured Lenders shall have the benefit of the releases to the full extent contemplated by paragraph 8 of the Early Payment Order and section 10.2 of the Plan.

                  (c) Impaired Classes of Claims - FXA.

                           (i) Class 4 - FXA Senior Subordinated Note Claims. On the Effective Date, based on the agreements and settlement set forth in this Plan, each Holder of an Allowed Class 4 FXA Senior Subordinated Note Claim shall waive its share of the FXA General Unsecured Claims Distribution in return for the releases set forth in sections 10.2(a) and
     (b) of the Plan.

                           (ii) Class 5(a) - FXA General Unsecured Claims. On the Effective Date, each Holder of an Allowed Class 5(a) FXA General Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 5(a) FXA General Unsecured Claim and any and all Other Related Claims, its Pro Rata share of the FXA General Unsecured Claim Distribution.

                           (iii) Class 5(b) -Related Claims. On the Effective Date, pursuant to section 6.4 hereof, each Allowed Class 5(b) Related Claim against FXA shall be subordinated and shall receive no Distribution from the FXA Distributive Assets unless and until such time as all Holders of Allowed FXA


                                   Plan - 27

     General Unsecured Claims have been paid in full; provided, however, that any holder of an RCM Related Claim that provides an RCM Related Claim Subordination Form in accordance with section 6.6(c) of this Plan shall, on account of its RCM Securities Customer Claim or RCM FX/Unsecured Claim (if Allowed), receive its applicable share of the RCM Distribution Reserve as more fully set forth in section 6.6(c) hereof.

                           (iv) Class 6 - FXA Convenience Claims. On the Effective Date, each Holder of an Allowed Class 6 FXA Convenience Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 6 FXA Convenience Claim, Cash equal to 40% of its Allowed Class 6 FXA Convenience Claim. Holders of Allowed Class 6 FXA Convenience Claims shall not receive any interest in the Litigation Trust described in section 5.7 of this Plan.

                           (v) Class 7 - FXA Subordinated Claims. No Holder of a Class 7 Subordinated Claim against FXA shall be entitled to, nor shall it receive or retain, any property or interest in property on account of such Class 7 Subordinated Claim.

         3.3 Treatment of Claims of RCM.

         The following section is a summary of the treatment of RCM Claims set forth in the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code. This Plan summary of the treatment of RCM Claims is qualified in its entirety by reference to the RCM Settlement Agreement. To the extent that the summary treatment below conflicts with the treatment afforded in the RCM Settlement Agreement, the terms and conditions set forth in the RCM Settlement Agreement shall govern the treatment of RCM Claims.

                  (a) Unclassified Claims - RCM.

                           (i) Administrative Claim. As is more fully set forth in and governed by the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code, on the later of (a) the Effective Date, (b) the date on which its Administrative Claim becomes Allowed, or (c) the date on which its Administrative Claim becomes payable under any agreement relating thereto, each Holder of an Allowed Administrative Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim in accordance with the allocation set forth in section 5.16 of the Plan. Notwithstanding the foregoing, (a) any Administrative Claim based on a liability incurred by RCM in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreement relating thereto and (b) any Administrative Claim may be paid on such other terms as may be agreed on between the Holder of such Claim and the RCM Trustee. Subsection (b) of the second sentence in this section 3.3(a)(i) of the Plan shall not be construed to avoid relieving the need for Court approval of an Administrative Claim when such Court approval is otherwise required by the Bankruptcy Code.

                           (ii) Priority Tax Claims. As is more fully set forth in and governed by the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code, on the later of (a) the Effective Date or (b) the date on which its Priority Tax Claim becomes an Allowed Priority Tax Claim, in the sole discretion of the RCM Trustee, each Holder of an Allowed Priority Tax Claim against RCM shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim in accordance with the allocation set forth in section 5.16 of the Plan, (ii) treatment in any other manner such that its Allowed Priority Tax Claims shall not be impaired pursuant to section 1124 of the Bankruptcy Code, including payment in accordance with the provisions of section 1129(a)(9)(C) of the Bankruptcy Code, or (iii) such other treatment as to which the RCM Trustee and such Holder shall have agreed upon in writing. Clause (iii) of the preceding sentence shall not be construed to avoid the need for Bankruptcy Court approval of a Priority Tax Claim when such Bankruptcy Court approval is otherwise required by the Bankruptcy Code.


                                   Plan - 28

                  (b) Unimpaired Classes of Claims - RCM.

                           (i) Class 1 - RCM Non-Tax Priority Claims. As is more fully set forth in and governed by the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code, on (a) the Effective Date if such Non-Tax Priority Claim is an Allowed Non-Tax Priority Claim against RCM on the Effective Date or (b) the Quarterly Distribution Date following the date on which such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each Holder of an Allowed Class 1 Non-Tax Priority Claim against RCM shall receive, in full and final satisfaction, release, and discharge of, and in exchange for, such Allowed Non-Tax Priority Claim, Cash equal to the unpaid portion of such Allowed Non-Tax Priority Claim in accordance with the allocation set forth in section 5.16 of the Plan.

                           (ii) Class 2 - RCM Other Secured Claims. As is more fully set forth in and governed by the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code, on the Effective Date, each Holder of an Allowed Class 2 Other Secured Claim against RCM shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, one of the following
     Distributions: (i) the payment of such Holder's Allowed Other Secured Claim in full, in Cash; (ii) the sale or disposition proceeds of the property securing such Allowed Other Secured Claim to the extent of the value of the interests in such property; (iii) the surrender to the Holder or Holders of such Allowed Other Secured Claim of the property securing such Claim; or
     (iv) such other Distributions as shall be necessary to satisfy the requirements of section 1124 of the Bankruptcy Code.

                  (c) Impaired Classes of Claims - RCM.

                           (i) Class 3 - RCM FX/Unsecured Claims. Subject to
     section 6.4 of this Plan, as is more fully set forth in and governed by the RCM Settlement Agreement, on the Effective Date, each Holder of an Allowed Class 3 RCM FX/Unsecured Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed RCM FX/Unsecured Claim, its applicable share (as more fully set forth in the RCM Settlement Agreement) of (A) the RCM FX/Unsecured Claims Distribution and (B) unless a Holder elects not to provide a RCM Related Claim Subordination Form in respect of its RCM Related Claims, the RCM Cash Distribution and 50% of the RGL FXCM Distribution, which shall include, unless such Holder affirmatively elects otherwise prior to the Voting Deadline, the RCM BAWAG Proceeds portion of the RCM Cash Distribution.

                           (ii) Class 4 - RCM Securities Customer Claims. Subject to section 6.4 of this Plan, as is more fully set forth in and governed by the RCM Settlement Agreement, on the Effective Date, each Holder of an Allowed Class 4 RCM Securities Customer Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed RCM Securities Customer Claim, its applicable share (as more fully set forth in the RCM Settlement Agreement) of (A) the RCM Securities Customer Claims Distribution and (B) unless a Holder elects not to provide a RCM Related Claim Subordination Form in respect of its RCM Related Claims, the RCM Cash Distribution and 50% of the RGL FXCM Distribution, which shall include, unless such Holder affirmatively elects otherwise prior to the Voting Deadline, the RCM BAWAG Proceeds portion of the RCM Cash Distribution.

                           (iii) Class 5 - RCM Leuthold Metals Claims. Subject to section 6.4 of this Plan, as is more fully set forth in and governed by the RCM Settlement Agreement, on the Effective Date, each Holder of an Allowed Class 5 RCM Leuthold Metals Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed RCM Leuthold Metals Claim, its Pro Rata share of the RCM Leuthold Metals Claim Distribution.

                           (iv) Class 6 - RCM FX/Unsecured Convenience Claims. On the Effective Date, each Holder of an Allowed Class 6 RCM FX/Unsecured Convenience Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 6 RCM FX/Unsecured Convenience Claim, Cash equal to 60% of its Allowed Class 6 RCM FX/Unsecured Convenience Claim. Holders of Allowed Class 6 RCM FX/Unsecured Convenience Claims shall not receive any interest in the Litigation Trust described in section 5.7 of this Plan.


                                   Plan - 29

                           (v) Class 7 - RCM Securities Customer Convenience Claims. On the Effective Date, each Holder of an Allowed Class 7 RCM Securities Customer Convenience Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 7 RCM Securities Customer Convenience Claim, Cash equal to 100% of its Allowed Class 7 RCM Securities Customer Convenience Claim. Holders of Allowed Class 7 RCM Securities Customer Convenience Claims shall not receive any interest in the Litigation Trust described in section 5.7 of this Plan.

                           (vi) Class 8 - Related Claims. On the Effective Date, pursuant to section 6.4 hereof, each Allowed Class 8 Other Related Claim against RCM shall be subordinated and shall receive no Distribution from RCM unless and until such time as all Holders of Allowed RCM FX/Unsecured Claims, Allowed RCM Securities Customer Claims and Allowed RCM Leuthold Metals Claims have been paid in full.

                           (vii) Class 9 - RCM Subordinated Claims. No Holder of a Class 6 Subordinated Claim against RCM shall be entitled to, nor shall it receive or retain, any property or interest in property on account of such Class 9 RCM Subordinated Claim. On the Effective Date, all Class 9 RCM Subordinated Claims shall be cancelled and extinguished.

         3.4 Allowed Claims and Interests. Except as provided in the Early Payment Order, notwithstanding any provision herein to the contrary, the Disbursing Agent, on behalf of the Reorganized Debtors, and the RCM Trustee, on behalf of RCM, shall make Distributions only to Holders of Allowed Claims and Interests. A Holder of a Disputed Claim or Disputed Interest shall receive only a Distribution on account thereof when and to the extent that its Disputed Claim or Disputed Interest becomes an Allowed Claim or an Allowed Interest, as applicable.

         3.5 Alternative Treatment. Notwithstanding any provision herein to the contrary, any Holder of an Allowed Claim or Interest may receive, instead of the Distribution or treatment to which it is entitled hereunder, any other less favorable Distribution or treatment to which it, the Plan Proponents and FXA (in respect of FXA), the Plan Administrator (in respect of the Contributing Debtors) or the RCM Trustee (in respect of RCM) may agree in writing.

         3.6 Limitation on Recoveries. Notwithstanding anything contained herein to the contrary but subject to interest on Claims set forth in section 5.7 of the Plan, in the event that each Holder of an Allowed Claim in any Class of Claims is to receive Distributions in excess of one hundred percent (100%) of each Holder's Allowed Claim in such Class, then, any amounts remaining to be distributed to such Holders in excess of one hundred percent (100%) shall be redistributed to Holders of Allowed Claims or Interests immediately junior to such class as set forth in Article III of this Plan and shall be distributed in accordance with the provisions of the documents, instruments and agreements governing such Claims or Interests, including, without limitation, the RCM Settlement Agreement and the Bankruptcy Code.

         3.7 Special Provision Regarding Unimpaired Claims. Except as otherwise provided in this Plan, the RCM Settlement Agreement or a Final Order of the Bankruptcy Court (including, without limitation, the Early Payment Order), nothing shall affect the Debtors', RCM's, the Reorganized Debtors' or Post-Confirmation RCM's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to, setoffs against, or recoupments of Unimpaired Claims.

         3.8 Claims and Interests of Non-Debtor Affiliates. Claims of Non-Debtor Affiliates (other than those of Refco LLC) against the Debtors or RCM , unless otherwise resolved prior to the Effective Date, shall be released and receive no Distribution under the Plan; provided, however, that, notwithstanding such release of Claims, the Contributing Debtors, RCM and the Non-Debtor Affiliates may, but are not obligated to, treat such Claims as though they survive solely for purposes of entering into netting or similar arrangements between the Contributing Debtors, RCM and one or more Non-Debtor Affiliates. Interests of Non-Debtor Affiliates shall be treated in accordance with the provisions of this Plan, including, but not limited to, sections 5.1 and 5.22 below.


                                   Plan - 30

         3.9 Classification and Treatment of Intercompany Claims. Except as provided herein, Intercompany Claims among the Debtors or RCM are deemed to be resolved and satisfied by the provisions of and in accordance with this Plan. Notwithstanding the compromises and settlements set forth herein, each such Intercompany Claim shall be deemed to be an unsatisfied liability of each of the Debtors and RCM immediately prior to their contribution of Contributed Claims to the Litigation Trust.

         3.10 Claims of Debtors against RCM. Notwithstanding anything in this Plan to the contrary, Claims against RCM held by any other Debtor will receive no Distribution consistent with the settlement among RCM and the Debtors contained in and implemented by this Plan.

                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN

         4.1 Classes Entitled To Vote. Each Impaired Class of Claims of the Contributing Debtors, FXA or RCM that is entitled to receive or retain property or any interest in property under the Plan is entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote. Holders of Claims and Interests in Classes that are not entitled to receive or retain any property under the Plan are presumed to have rejected the Plan and such Holders are also not entitled to vote.

         4.2 Acceptance By Impaired Classes. An Impaired Class of Claims shall have accepted the Plan if (i) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan and (ii) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code or any insider.

         4.3 Presumed Acceptance by Unimpaired Classes. Classes 1, 2 and 3 of each of the Contributing Debtors and FXA and RCM Classes 1 and 2 are Unimpaired by this Plan. Under section 1126(f) of the Bankruptcy Code, Holders of such Claims or Interests are conclusively presumed to accept this Plan, and the votes of the Holders of such Claims or Interests will not be solicited.

         4.4 Classes Deemed to Reject the Plan. Classes 7 and 8 of the Contributing Debtors, FXA Class 7 and RCM Class 9 are deemed to reject the Plan and, therefore, votes to accept or reject the Plan will not be solicited from Holders of Claims or Interests in such Classes.

         4.5 Summary of Classes Voting on the Plan. As a result of the provision of sections 4.3 and 4.4 of this Plan, only the votes of Holders of Claims of the Contributing Debtors in Classes 4, 5 and 6, Holders of FXA Claims in Classes 4, 5 and 6 and Holders of RCM Claims in Classes 3, 4, 5,6 ,7 and 8 will be solicited with respect to this Plan.

         4.6 Elimination Of Classes. Any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall be deemed to have been deleted from the Plan for purposes of (a) voting to accept or reject the Plan and (b) determining whether it has accepted or rejected the Plan under section 1129(a)(8) of the Bankruptcy Code.

         4.7 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class votes to reject the Plan or is deemed to have rejected it, the Plan Proponents shall request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code.


                                   Plan - 31

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

         5.1 a Of Subsidiaries Into Refco Inc. As soon after the Effective Date that the Plan Administrator determines, in consultation with the Litigation Trustee, that it is appropriate, each of the Affiliate Debtors may be merged with and into Refco Inc., with Refco Inc. as the surviving entity. Notwithstanding anything to the contrary in this section of the Plan, mergers in fact of each of the Affiliate Debtors, other than FXA, with and into Refco Inc. referenced in such section shall occur no earlier than the Effective Date. Upon the occurrence of such a merger, the Plan Administrator, on behalf of the Reorganized Debtors, shall file all appropriate and required documentation with applicable state governmental agencies to reflect the occurrence of such mergers.

         5.2 Continued Corporate Existence And Dissolution Of Reorganized
Debtors.

                  (a) Refco Inc., FXA and, until they are wound up and dissolved, the Affiliate Debtors shall continue to exist as Reorganized Refco, Reorganized FXA and/or the applicable Reorganized Affiliate Debtor, respectively, after the Effective Date pursuant to the certificate of incorporation, certificate of formation or other corporate governance document, as applicable, and by-laws, operating agreement or other corporate governance document in effect prior to the Effective Date, except to the extent that such corporate governance documents are amended under the Plan, for the limited purposes of liquidating all of the assets of the Estates, and making Distributions in accordance with the Plan.

                  (b) As soon as practicable after the Plan Administrator, liquidates or otherwise disposes of assets of the Estates of the Reorganized Debtors and makes the final Distribution under the Plan, the Plan Administrator shall, at the expense of the Estates of the Reorganized Debtors and in consultation with the Plan Committee, (i) provide for the retention and storage of the books, records, and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records, and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records, and files are being stored, (ii) file a certification stating that the Plan Administrator has liquidated or otherwise disposed of the assets of the Estates of the Reorganized Debtors and made a final Distribution under the Plan, (iii) file the necessary paperwork with the Office of the Secretary of State for the State of Delaware to effectuate the dissolution of the Reorganized Debtors in accordance with the laws of the State of Delaware, and (iv) resign as the sole officer, manager or director, as applicable, of the Reorganized Debtors. Upon the filing of the certificates described in sub-section (ii) of the preceding sentence, the Reorganized Debtors shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Reorganized Debtors or payments to be made in connection therewith.

                  (c) The RCM Trustee shall have sole discretion with respect to determining the timing and manner of dissolution of Post-Confirmation RCM in accordance with the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code.

         5.3 Corporate Governance Documentation. The certificate of incorporation of Reorganized Refco shall be restated to, among other things: (a) authorize issuance of one share of new common stock, $0.01 par value per share that will be held by the Plan Administrator; (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities; and (c) limit the activities of the Reorganized Refco to matters related to the implementation of the Plan and to matters reasonably incidental thereto. The corporate governance documents of Reorganized FXA shall be restated to, among other things: (a) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities; and (b) limit the activities of the Reorganized FXA to matters related to the implementation of the Plan and to matters reasonably incidental thereto. To the extent that the Plan Administrator decides it necessary, the corporate governance documents of the Affiliate Debtors that will continue in existence following the Effective Date pending the wind up of their businesses shall be restated to, among other things: (a) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities; and (b) limit the activities of such Reorganized Affiliate Debtor to matters related to the implementation


                                   Plan - 32
of the Plan and to matters reasonably incidental thereto. The form of the restated corporate governance documents are attached hereto as Exhibit C.

         5.4 Directors, Managers And Officers; Effectuating Documents; Further Transactions. From and after the Effective Date, the Plan Administrator shall serve as the sole officer and director or manager, as applicable, of the Reorganized Debtors and the RCM Trustee shall serve as the sole representative of RCM. The Plan Administrator on behalf of the Reorganized Debtors, and the RCM Trustee, on behalf of RCM, shall be authorized to execute, deliver, file, or record such documents, instruments, releases, and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         5.5 The Plan Administrator.

                  (a) Appointment. From and after the Effective Date, a person or entity designated by the Joint Sub- Committee (inclusive of its ex-officio members, but exclusive of Holders of Senior Subordinated Note Claims and the Senior Subordinated Note Indenture Trustee) prior to the Confirmation Date, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Plan.

                  (b) Plan Administrator Agreement. Prior to or on the Effective Date, the Contributing Debtors and FXA shall execute a Plan Administrator Agreement in substantially the same form as Exhibit E hereto with the Plan Administrator. The form of Plan Administrator Agreement is hereby approved. Any nonmaterial modifications to the Plan Administrator Agreement by the Debtors prior to the Effective Date are hereby ratified. The Plan Administrator Agreement will contain provisions permitting the amendment or modification of the Plan Administrator Agreement necessary to implement the provisions of this Plan.

                  (c) Separate Administration of the RCM Estates. Notwithstanding anything herein to the contrary, all references in the Plan to the Plan Administrator shall refer exclusively to the administration of the Estates of the Contributing Debtors and FXA. The RCM Estate shall be administered separately by the RCM Trustee and the RCM Trustee shall wind down the RCM Estate in accordance with the terms and conditions set forth in the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code.

                  (d) Rights, Powers, And Duties Of The Reorganized Debtors And The Plan Administrator. The Reorganized Debtors shall retain and have all the rights, powers, and duties necessary to carry out their responsibilities under the Plan. Such rights, powers, and duties, which shall be exercisable by the Plan Administrator on behalf of the Reorganized Debtors and the Estates pursuant to the Plan and the Plan Administrator Agreement, shall include, among others:

                           (i) liquidating the Reorganized Debtors' assets;

                           (ii) investing the Cash of the Estates of the Reorganized Debtors, including, but not limited to, the Cash held in the Reserves, in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities, (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (C) any other investments that may be permissible under section 345 of the Bankruptcy Code or as otherwise ordered by the Bankruptcy Court;

                           (iii) calculating and paying all Distributions in accordance with the terms of the Plan, the Plan Administrator Agreement, and other orders of the Bankruptcy Court by the Plan Administrator to Holders of Allowed Claims;


                                   Plan - 33

                           (iv) employing, supervising, and compensating professionals retained to represent the interests of and serve on behalf of the Reorganized Debtors and their Estates;

                           (v) making and filing tax returns for any of the Contributing Debtors, FXA or the Reorganized Debtors;

                           (vi) as provided in Article V, objecting to Claims or Interests filed against the Estates of any of the Contributing Debtors, FXA or the Reorganized Debtors on any basis except to the extent such Claims or Interests have previously been allowed by a Final Order;

                           (vii) seeking estimation of contingent or unliquidated Claims against the Contributing Debtors, FXA or the Reorganized Debtors under section 502(c) of the Bankruptcy Code;

                           (viii) seeking determination of tax liability for the Contributing Debtors, FXA and the Reorganized Debtors under section 505 of the Bankruptcy Code;

                           (ix) closing the Chapter 11 Cases of the Reorganized Debtors;

                           (x) dissolving and winding up the Reorganized
     Debtors;

                           (xi) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement; and

                           (xii) taking any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of the Plan Administrator Agreement.

                  (e) Compensation Of The Plan Administrator. The Plan Administrator shall be compensated from the Wind-Down Reserve pursuant to the terms and conditions of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Wind-Down Reserve. The payment of the reasonable fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court; provided, however, that any disputes related to such fees and expenses shall be brought before the Bankruptcy Court.

                  (f) Indemnification. The Reorganized Debtors shall indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer, director or manager, as applicable of the Reorganized Debtors), (ii) such individuals as may serve as officers, directors or managers, as applicable of the Reorganized Debtors, if any, and (iii) the Administrative Professionals (collectively, the "Indemnified Parties"), from and against, and with respect to any and all liabilities, losses, damages, claims, costs, and expenses, including, but not limited to, attorneys' fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence, with respect to the Reorganized Debtors or the implementation or administration of the Plan or Plan Administration Agreement. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Indemnified Party in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefor) out of the Wind-Down Reserve or any insurance purchased using the Wind-Down Reserve. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

                  (g) Insurance. The Plan Administrator shall be authorized to obtain and pay for out of the Wind-Down Reserve all reasonably necessary insurance coverage for itself, its agents, representatives, employees, or independent contractors, and the Reorganized Debtors, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Reorganized Debtors or their


                                   Plan - 34

Estates and (ii) the liabilities, duties, and obligations of the Plan Administrator and its agents, representatives, employees, or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administrator Agreement.

                  (h) Authority To Object To Claims And Interests And To
Settle Disputed Claims. From and after the Effective Date, the Plan Administrator, on behalf of the Reorganized Debtors, shall be authorized, with respect to those Claims or Interests which are not Allowed hereunder or by Court order, after consultation with the Plan Committee, (i) to object to any Claims or Interests filed against any of the Contributing Debtors' or FXA's Estates and
(ii) pursuant to Bankruptcy Rule 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims against any of the Contributing Debtors' or FXA's Estates, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

                           (i) If the proposed face amount at which the Disputed Claim is to be allowed is less than or equal to $500,000, the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, in its sole discretion and without notice to any party or Bankruptcy Court approval and the Plan Administrator shall have no liability to any party for the reasonableness of such settlement, except to the extent such settlement is determined by a Final Order to have been the product of the Plan Administrator's gross negligence or willful misconduct.

                           (ii) If the proposed face amount at which the Disputed Claim is to be allowed is greater than $500,000, but less than or equal to $10 million, the Plan Administrator, on behalf of the Reorganized Debtors, shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Plan Committee approval or, if such approval of the Plan Committee is not forthcoming, upon Bankruptcy Court approval of such settlement.

                           (iii) If the proposed face amount at which the
                  Disputed Claim is to be allowed is greater than $10 million, the Plan Administrator shall be authorized and empowered to settle the Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Plan Committee and Bankruptcy Court approval of such settlement.

Other than as set forth in section 5.21 herein, parties in interest (other than the Reorganized Debtors and Plan Administrator, whose objection deadlines are set forth in section 8.1 of the Plan) shall have 90 days following the Effective Date to object to any Claims or Interests filed against any of the Contributing Debtors' or FXA's Estates to the extent that under the Bankruptcy Code such parties are permitted (to the extent not previously allowed pursuant to the Plan or by order of the Bankruptcy Court), and have standing, to assert such objections. Notwithstanding anything to the contrary in this section of the Plan, Disputed Claims may not be resolved absent Bankruptcy Court approval under the procedures set forth in this section of the Plan until the date that is on or after 90 days following the Effective Date.

         5.6 Administration of Post-Confirmation RCM.

                  (a) Rights, Powers, And Duties Of The RCM Trustee. The RCM Trustee shall retain and have all the rights, powers, and duties necessary to carry out his responsibilities under the Plan, the RCM Settlement Agreement or applicable law. Such rights, powers, and duties, which shall be exercisable by the RCM Trustee on behalf of Post-Confirmation RCM and the RCM Estate pursuant to the Plan and the RCM Settlement Agreement, shall include, among others:

                           (i) liquidating Post-Confirmation RCM's assets;


                                   Plan - 35

                           (ii) investing Post-Confirmation RCM's Cash, including, but not limited to, the Cash held in any reserves, in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof that are backed by the full faith and credit of the United States of America, including funds consisting solely or predominantly of such securities, (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (C) any other investments that may be permissible under section 345 of the Bankruptcy Code or as otherwise order by the Bankruptcy Court;

                           (iii) calculating and paying all Distributions to be made under the Plan, the RCM Settlement Agreement, and other orders of the Bankruptcy Court to Holders of Allowed Claims against RCM;

                           (iv) employing, supervising, and compensating professionals retained to represent the interests of and serve on behalf of the Post-Confirmation RCM including professionals engaged for the valuation, sale or other disposition of Post-Confirmation RCM's assets or proceeds thereof;

                           (v) making and filing tax returns, if any are required, for Post-Confirmation RCM;

                           (vi) as provided in Article V, objecting to Claims or Interests filed against RCM or Post-Confirmation RCM on any basis except to the extent such Claims or Interests have previously been Allowed;

                           (vii) seeking estimation of contingent or unliquidated Claims against RCM or Post-Confirmation RCM under section 502(c) of the Bankruptcy Code;

                           (viii) seeking determination of tax liability, if any, for RCM and Post-Confirmation RCM under section 505 of the Bankruptcy Code;

                           (ix) closing the RCM Chapter 11 Case or chapter 7 case;

                           (x) dissolving and winding up Post-Confirmation RCM;

                           (xi) exercising all powers and rights, and taking all actions, contemplated by or provided for in the RCM Settlement Agreement or applicable law; and

                           (xii) taking any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of the RCM Settlement Agreement or to administer the RCM Estate.

                  (b) Authority To Object To Claims And Interests And To Settle Disputed Claims. From and after the Effective Date, the RCM Trustee, on behalf of Post-Confirmation RCM, shall be authorized, with respect to those Claims or Interests which are not Allowed hereunder, under the RCM Settlement Agreement or by Court order (i) to object to any Claims or Interests filed against the RCM Estate and (ii) pursuant to Bankruptcy Rule 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle any such Disputed Claims asserted against RCM.

         5.7 Litigation Trust.

                  (a) Establishment of the Litigation Trust. The Litigation Trust shall be established for pursuit of the Contributed Claims and shall become effective on the Effective Date as summarized below and in accordance with the terms and conditions set forth in more detail in the Litigation Trust Agreement attached hereto as Exhibit F. The Litigation Trustee will be selected by the Joint Sub-Committee (inclusive of its ex-officio members, but exclusive of Holders of Senior Subordinated Note Claims and the Senior Subordinated Note Indenture


                                   Plan - 36

Trustee), and shall be identified in advance of the Confirmation Hearing and approved by the Bankruptcy Court at the Confirmation Hearing.

                  (b) Transfer of Assets. The transfer of the Contributed Claims to the Litigation Trust shall be made, as provided herein, for the ratable benefit of the Litigation Trust Beneficiaries as set forth herein. On the Effective Date, the Contributed Claims, held by the Debtors and RCM on behalf of the Litigation Trust Beneficiaries shall be transferred to the Litigation Trust in exchange for Litigation Trust Interests for the ratable benefit of the Litigation Trust Beneficiaries. Upon transfer of the Contributed Claims to the Litigation Trust, the Debtors, RCM and the Plan Administrator shall have no interest in or with respect to the Contributed Claims or the Litigation Trust and the Litigation Trustee shall be a representative of the Estates pursuant to sections 1123(a)(5), (a)(7) and (b)(3)(B) of the Bankruptcy Code with respect to the Contributed Claims. To the extent that any Contributed Claims cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Contributed Claims shall be deemed to have been retained by the Reorganized Debtors and RCM, as applicable, and the Litigation Trustee shall be deemed to have been designated as a representative of the Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Contributed Claims on behalf of the Estates. Notwithstanding the foregoing, all net proceeds of the Contributed Claims shall be transferred to the Effective Beneficiaries consistent with the remaining provisions of this Plan and the Litigation Trust Agreement.

                  (c) Structure of the Litigation Trust and Trust Distributions. The Litigation Trust shall be structured in a manner that provides for a Tranche A and a Tranche B. All Contributed Claims Recoveries, whether applicable to Tranche A or Tranche B, will be distributed Pro Rata according to the beneficial interests in Tranche A and Tranche B. The Litigation Trustee (in consultation with the Litigation Trust Committee) may establish further separate sub-Tranches, as necessary, in respect of the beneficial interests of the Litigation Trust Beneficiaries in Tranche A and Tranche B. To the extent deemed "securities," the Litigation Trust Interests (or any redistribution of such interests or related interests by the RCM Trustee to the Holders of Allowed RCM Securities Customer Claims and Allowed RCM FX/Unsecured Claims) will be exempt from registration to the extent provided in section 1145 of the Bankruptcy Code.

                           (i) Tranche A Litigation Trust Interests.
     Beneficiaries of Tranche A Litigation Trust Interests will be the RCM Estate (for Distribution in accordance with the RCM Settlement Agreements), Holders of Allowed Contributing Debtors General Unsecured Claims (which for the sake of clarity, shall not include the Secured Lenders, the Senior Subordinated Note Indenture Trustee or the Holders of Senior Subordinated Notes) and Holders of Allowed FXA General Unsecured Claims (which for the sake of clarity, shall not include Holders of FXA Convenience Class Claims, RCM Securities Customer Convenience Claims or RCM FX/General Unsecured Convenience Claims) and such Beneficiaries shall share the Tranche A Litigation Trust Interests Pro Rata based on (x) in the case of the RCM Estate, the aggregate amount of Allowed RCM Implied Deficiency Claims and the Allowed RCM FX/Unsecured Claims and (y) in the case of Holders of Contributing Debtors General Unsecured Claims and the Holders of FXA General Unsecured Claims, the amount of each such Holder's Allowed Claim.

                           (ii) Tranche B Litigation Trust Interests.
     Beneficiaries of Tranche B Litigation Trust Interests will be the Holders of Old Equity Interests who have made a Private Actions Trust Election and such Beneficiaries shall share the Tranche B Litigation Trust Interests Pro Rata based on the number of shares held by the Holders of such Interests or the number of shares previously held to the extent that the Holder has asserted a Claim related to such shares.

                  (d) Management of the Litigation Trust. The Litigation Trust shall be managed and operated by the Litigation Trustee. A committee composed of VR and four Holders of Claims against RCM that do not assert Claims against any Contributing Debtor based on guarantees or other direct contractual undertakings shall have certain approval rights on key issues relating to the operation and management of the Litigation Trust. The Four members (other than VR) shall be selected by the Joint Sub-Committee (inclusive of its ex-officio members, but exclusive of Holders of Senior Subordinated Note Claims and the Senior Subordinated Note Indenture Trustee). No Holder of Tranche A Litigation Trust Interests (except to the extent such Holder is a member of the Litigation


                                   Plan - 37

Trust Committee) and no Holder of Tranche B Litigation Trust Interests shall have any consultation or approval rights whatsoever in respect of management and operation of the Litigation Trust

                  (e) Funding the Litigation Trust. The Litigation Trust may be funded (i) from a loan that is non-recourse to RCM, the Debtors or the Estates, secured only by the proceeds of the Contributed Claims from one or more lenders who agree to make such loan on terms acceptable to the RCM Trustee, the Committees and the Super Majority (as defined in the RCM Settlement Agreement) or (ii) with up to $25 million drawn from the Contributing Debtors Distributive Assets, deducted on a Pro Rata basis from the Distributions that otherwise would be made to (x) Holders of Contributing Debtors General Unsecured Claims in accordance with the calculation of the Contributing Debtors General Unsecured Distribution and (y) to the RCM Estate in accordance with the calculation of the RCM Intercompany Claims Distribution in section 3.1 of this Plan. Any failure or inability of the Litigation Trust to obtain funding will not affect the consummation of this Plan.

                  (f) Distributions by the Litigation Trust. Any Contributed Claims Recoveries will first be used to repay the funding described in section 5.7(e) above and then will be transferred to the Disbursing Agent or the RCM Trustee, as applicable, for distribution to the Litigation Trust Beneficiaries as set forth herein. In addition, to the extent that the Reorganized Debtors or Post-Confirmation RCM become liable for the payment of any Claims arising under section 502(h) of the Bankruptcy Code by reason of the Litigation Trustee's prosecution of the Litigation Claims, the Litigation Trustee will be responsible for making Distributions on account of such Claims from the assets of the Litigation Trust.

                  (g) Cash-Out Option. As set forth more fully in the Cash-Out Option Agreement, if any, the form of which would be attached as an exhibit to the Litigation Trust Agreement, one or more third parties may offer, to Purchase Litigation Trust Interests from the Litigation Trust Beneficiaries.

                  (h) Duration of Trust. The Litigation Trust shall have an initial term of five (5) years, provided that if reasonably necessary to realize maximum value with respect to the assets in the Litigation Trust and following Bankruptcy Court approval, the term of the Litigation Trust may be extended for one or more one (1) year terms. The Litigation Trust may be terminated earlier than its scheduled termination if (i) the Bankruptcy Court has entered a Final Order closing all of or the last of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code and the RCM Case to the extent the RCM Case was converted to chapter 7; and (ii) the Litigation Trustee has administered all assets of the Litigation Trust and performed all other duties required by the Plan and the Litigation Trust Agreement.

                  (i) Certain Federal Income Tax Matters.

                  (j) For federal income tax purposes, the Debtors, RCM, the Litigation Trustee and the Effective Beneficiaries will treat the transfer of assets to the Litigation Trust and issuance of Litigation Trust Interests as a transfer by the Debtors and RCM of the assets to the Effective Beneficiaries, followed by a transfer of such assets by the Effective Beneficiaries to the Litigation Trust in exchange for direct or indirect beneficial interests in the Litigation Trust. For federal income tax purposes, the Effective Beneficiaries will be treated as the grantors, deemed owners and beneficiaries of the Litigation Trust.

                  (k) The Litigation Trustee, the Debtors and RCM will determine the fair market value as of the Effective Date of all assets transferred to the Litigation Trust, and such determined fair market value shall be used by the Debtors, RCM, the Litigation Trust, the Litigation Trustee and the Effective Beneficiaries for all federal income tax purposes.

         5.8 Private Actions Trust.

                  (a) On the Effective Date the Private Actions Trust will be established on the terms set forth in the Private Actions Trust Agreement attached hereto as Exhibit G. The Private Actions Trust shall hold certain claims and causes of action against third-parties owned by Holders of Claims or Interests against RCM or the Debtors and which claims, even after contribution, are not assets of the Estates. Beneficiaries of the Private Actions


                                   Plan - 38

Trust will be Holders of Contributing Debtors General Unsecured Claims, FXA General Unsecured Claims, RCM Securities Customer Claims, RCM FX/Unsecured Claims and those Old Equity Interests that make the Private Actions Trust Election, who shall be given interests in the Private Actions Trust to the same extent as in the Litigation Trust; provided, however, that a secondary purchaser of a Contributing Debtors General Unsecured Claim, FXA General Unsecured Claim, RCM Securities Customer Claim or RCM FX/Unsecured Claim may participate in the Private Actions Trust only if such purchaser has received an assignment of Non-Estate Refco Claims from the original holder of such claims and has elected to (i) assign such Non-Estate Refco Claims to the Private Actions Trust and (ii) assign (or cause to be assigned) its allocable share of any proceeds of Class Action Claims to the Private Actions Trust. The Private Actions Trust shall be managed and operated by the Private Actions Trustee. The Private Actions Trustee will be selected by the members of the Joint Sub-Committee (inclusive of its ex-officio members, but exclusive of Holders of Senior Subordinated Note Claims and the Senior Subordinated Note Indenture Trustee) that have signed the Plan Support Agreement and thereby agreed to assign their Non-Estate Refco Claims to the Private Actions Trust, and shall be identified in advance of the Confirmation Hearing and approved by the Bankruptcy Court at the Confirmation Hearing. A committee composed of VR and four Holders of Claims against RCM that do not assert Claims against any Contributing Debtor based on guarantees or other direct contractual undertakings (in each case, only to the extent such parties have assigned their Non-Estate Refco Claims to the Private Actions Trust) shall have certain approval rights on key issues relating to the operation and management of the Private Actions Trust. The Four members (other than VR) shall be selected by the members of the Joint Sub- Committee (inclusive of its ex-officio members, but exclusive of Holders of Senior Subordinated Note Claims and the Senior Subordinated Note Indenture Trustee) that have signed the Plan Support Agreement and thereby agreed to assign their Non-Estate Refco Claims to the Private Actions Trust.

                  (b) To the extent that any Non-Estate Refco Claims cannot be transferred to the Private Actions Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Non-Estate Refco Claims shall be deemed to have been retained by the grantor, as applicable, and the Private Actions Trustee shall be deemed to have been designated as a representative of such grantor to enforce and pursue such Non-Estate Refco Claims on behalf of such grantor. Notwithstanding the foregoing, all net proceeds of such Non-Estate Refco Claims shall be transferred to the Private Actions Trust Beneficiaries consistent with the other provisions of this Plan and the Private Actions Trust Agreement.

         5.9 No Revesting of Assets. Other than as set forth herein, the remaining property of the respective Estates, other than the Contributed Claims, which shall be transferred to and vest in the Litigation Trust, shall not revest in the Debtors or RCM on or following the Confirmation Date or Effective Date, but shall remain property of the respective Estates and continue to be subject to the jurisdiction of the Bankruptcy Court until distributed to Holders of Allowed Claims in accordance with the provisions of the Plan, the Confirmation Order and the RCM Settlement Agreement. From and after the Effective Date, all such property shall be distributed in accordance with the provisions of the Plan, the Confirmation Order and the RCM Settlement Agreement, without further order of the Court (except as specifically required). For the avoidance of doubt, the Debtors' or RCM's insurance policies shall remain property of their respective Estates in accordance with this section of the Plan, and shall not be subject to the rejection provisions of section 7.1 of the Plan.

         5.10 Preservation of Rights of Action; Settlement of Litigation

                  (a) Preservation Of Rights Of Action. Except as otherwise provided herein, the Confirmation Order, the RCM Settlement Agreement, or in any other Plan Document, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors and RCM shall retain all Retained Causes of Action notwithstanding the Confirmation of the Plan and the occurrence of the Effective Date, to be administered and prosecuted after the Effective Date pursuant to the terms of the Plan.

                  (b) Settlement Of Litigation Claims Prior to the Effective Date. At any time prior to the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors (and the RCM Trustee on behalf of RCM with respect to Litigation Claims of RCM) may settle any or all of the Litigation Claims with Bankruptcy Court approval pursuant to Bankruptcy Rule 9019, following notice to parties-in-interest and a hearing.


                                   Plan - 39

Any net proceeds obtained in respect of Litigation Claims prior to the Effective Date shall be contributed to the Litigation Trust.

         5.11 The Committees and the Plan Committee.

                  (a) Dissolution of the Committees. The Committees shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and such other duties as they may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Committees shall be dissolved and their members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Committees' attorneys, accountants, professionals and other agents shall terminate, except with respect to (i) all Professional Fees and matters relating to the Fee Committee, (ii) any appeals of the Confirmation Order and (iii) the continuation and completion of any litigation to which the Creditors' Committee or the Additional Committee, as applicable, is a party as of the Effective Date. All expenses of members of the Committees and the fees and expenses of the Committees' professionals through the Effective Date shall be paid in accordance with any applicable orders of the Bankruptcy Court. Counsel to the Committees shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized hereunder without further court approval upon the submission of invoices to the Reorganized Debtors. Following the Effective Date, subject to actual conflicts of interest, none of the Committees' professionals shall be precluded from representing any entity acting for any successor fiduciaries or other entities created by this Plan, including the Plan Administrator, Plan Committee, Litigation Trustee or any of the Reorganized Debtors.

                  (b) Creation of Plan Committee; Procedures.

                           (i) Unless there are no parties in interest willing to serve, on the Effective Date, the Plan Committee shall be formed and constituted. The Plan Committee shall be of a size determined by and composed of members chosen by the Joint Sub-Committee (exclusive of the Senior Subordinated Note Indenture Trustee and any Holder of a Senior Subordinated Note Claim); provided, however, that the Plan Committee shall include VR, Leuthold and Cargill and shall include the Senior Subordinated
     Note Indenture Trustee until such time as all payments in respect of the Senior Subordinated Note Holder Distribution have been made. All proposed members of the Plan Committee shall be disclosed to the Bankruptcy Court on or before the Confirmation Hearing. Membership on the Plan Committee shall be on an institutional and not on an individual basis. In the event that a member of the Plan Committee resigns from its position on the Plan Committee, the remaining members shall have the right to designate its successor on the Plan Committee as set forth in the Plan Administrator Agreement. The Plan Committee shall, absent further order of the Bankruptcy Court, have not fewer than three members.

                           (ii) In the event that there are fewer than three members of the Plan Committee for a period of sixty (60) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, in its sole discretion, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to the Plan Committee, and all references to the Plan Committee's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

                  (c) Standing of Plan Committee. The Plan Committee shall have independent standing to appear and be heard in the Bankruptcy Court as to any matter relating to the Plan, the Plan Administrator, the Estates or the Reorganized Debtors, including any matter as to which the Bankruptcy Court has retained jurisdiction pursuant to Article XI of the Plan.

                  (d) Function and Duration; Compensation and Expenses. The Plan Committee shall have ultimate supervisory authority over the Plan Administrator (but shall have no authority over the RCM Trustee, the RCM Estate or the Litigation Trustee, in such capacity). The Plan Administrator shall report to the Plan Committee and the Plan Committee shall have the power to remove the Plan Administrator with or without cause. The Plan Committee (i) shall be responsible for (A) instructing and supervising the Reorganized Debtors and the Plan Administrator with respect to their responsibilities under the Plan and the Plan Administrator Agreement, (B)


                                   Plan - 40
reviewing and approving the prosecution of adversary and other proceedings, if any, including approving proposed settlements thereof, (C) reviewing and approving objections to and proposed settlements of Disputed Claims against the Contributing Debtors, FXA or the Reorganized Debtors, (D) performing such other duties that may be necessary and proper to assist the Plan Administrator and its retained professionals, and (ii) shall remain in existence until such time as the final Distributions under the Plan have been made by the Disbursing Agent, on behalf of the Reorganized Debtors. The members of the Plan Committee shall serve without compensation for their performance of services as members of the Plan Committee, except that they shall be entitled to reimbursement of reasonable expenses by the Reorganized Debtors to be paid from the Wind-Down Reserve. The Plan Committee may retain counsel or other professionals who shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses to be paid from the Wind-Down Reserve upon the submission of invoices to the Reorganized Debtors; provided, however, that any disputes related to such fees and expenses may be brought before the Bankruptcy Court.

                  (e) Liability; Indemnification. Neither the Plan Committee, nor any of its members or designees, nor any duly designated agent or representative of the Plan Committee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Plan Committee, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. The Reorganized Debtors shall indemnify and hold harmless the Plan Committee and its members and designees, and any duly designated agent or representative thereof (in their capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to the Reorganized Debtors or the implementation or administration of the Plan. To the extent the Reorganized Debtors indemnify and holds harmless the Plan Committee and its members and designees, or any duly designated agent or representative thereof (in their capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be advanced to the Plan Committee (and the Plan Committee undertakes to repay such amounts if it ultimately shall be determined that the Plan Committee is not entitled to be indemnified therefor) out of the Wind-Down Reserve or any applicable insurance.

         5.12 Fee Committee. From and after the Confirmation Date, the members of the Fee Committee (including the RCM Trustee) and the Fee Committee's professionals shall continue to serve and be authorized to continue, in a manner consistent with practice before the Confirmation Date, to review, analyze, and prepare advisory reports with respect to applications for the payment of fees and the reimbursement of expenses of professionals retained in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court during the period up to and including the Confirmation Date, including, without limitation, final fee applications in accordance with sections 328, 330, 331, and 503 of the Bankruptcy Code. From and after the Confirmation Date, the Reorganized Debtors shall pay the reasonable fees and expenses of the members of the Fee Committee to satisfy their duties and responsibilities. Notwithstanding the foregoing, unless otherwise provided by the Bankruptcy Court, the Fee Committee shall be dissolved and the members thereof and the professionals retained by the Fee Committee shall be released and discharged from their respective obligations upon the earlier to occur of (i) the date which is six (6) months after the Confirmation Date and (ii) resolution of all duties of the Fee Committee set forth in this section of the Plan.

         5.13 Cancellation of Securities, Instruments, and Agreements Evidencing Claims and Interests. With the exception of the equity interests of any Refco Entity held by any other Refco Entity pending wind-up and dissolution of such entities pursuant to this Plan, and except as otherwise provided in the Plan and in any other Plan Document, on the Effective Date and concurrently with the applicable Distributions made pursuant to this Article V, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors or RCM under the notes, share certificates, and other agreements and instruments governing such Claims and Interests shall be discharged; provided, however, that the Senior Subordinated Notes Indenture shall continue in effect solely for the purposes of allowing the Senior Note Indenture Trustee to enforce the indemnity provisions of


                                   Plan - 41
the Senior Subordinated Note Indenture on account of the Senior Subordinated
Note Indenture Trustee's service on the Plan Committee, to make the Distributions to be made on account of Senior Subordinated Note Claims under the Plan and, to the extent necessary, enforce the Senior Subordinated Note Indenture Trustee Charging Lien, after which point the Senior Subordinated Note Indenture shall be cancelled and discharged. The Holders of or parties to such canceled notes, share certificates, and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates, and other agreements and instruments, or the cancellation thereof, except the rights provided pursuant to the Plan.

         5.14 Sources of Cash for Plan Distributions. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtors and the Plan Administrator to make payments pursuant to the Plan shall be obtained from the Reorganized Debtors' Cash balances and the liquidation of the Reorganized Debtors' and the Reorganized Debtors' remaining non-Cash assets, if any, including the Contributing Debtors BAWAG Proceeds. Cash payments to be made pursuant to the Plan to Holders of Allowed Claims and to the Senior Subordinated Note Indenture Trustee for the benefit of the Holders of Senior Subordinated Note Claims shall be made by the Reorganized Debtors (or any successor thereto) or, if the Disbursing Agent is an entity other than the Reorganized Debtors, the Disbursing Agent, which may be the Senior Subordinated
Note Indenture Trustee. Distributions to be made on behalf of the RCM Estate pursuant to the Plan or the RCM Settlement Agreement shall be made by the RCM Trustee in accordance with the Plan, the RCM Settlement Agreement and applicable law.

         5.15 Risk Sharing in Respect of Cargill Administrative Claim. In the event that Cargill receives a Cargill Administrative Claim, the amount of such Claim shall be borne by RCM and the Contributing Debtors as follows: (i) to the extent the allowance of the Cargill Administrative Claim reduces the Allowed amount of any RCM FX/Unsecured Claim held by Cargill, RCM shall bear for the benefit of the Contributing Debtors a portion of the Cargill Administrative Claim equal to forty percent (40%) of the amount of the RCM Difference; (ii) the Contributing Debtors shall next pay an amount up to the remainder of the Cargill Administrative Claim Amount; provided, however, that such payment pursuant to this subsection (ii) shall be capped at the amount that would cause recoveries of Holders of Allowed Contributing Debtors General Unsecured Claims from Contributing Debtors Distributive Assets plus the Contributing Debtors portion of the RGL FXCM Distribution to fall below 30% of the face amount of such Allowed Contributing Debtors General Unsecured Claims; and (iii) if not yet paid in full, the remainder of the Cargill Administrative Claim will be borne by the Contributing Debtors and RCM equally. For the avoidance of doubt, amounts to be borne by the Contributing Debtors shall be deducted from the amounts available for the Contributing Debtors General Unsecured Distribution and amounts to be borne by RCM shall be deducted from the amounts available for the RCM Cash Distribution.

         5.16 Allocation of Administrative Claims, Priority Tax Claims and Non-Tax Priority Claims. Payment of Allowed Priority Tax Claims and Allowed Non-Tax Priority Claims of the Contributing Debtors and of the RCM Estate and Allowed Administrative Claims of the Contributing Debtors and of the RCM Estate, other than amounts in respect of the RCM Advance, accrued through the Effective Date (excluding any amounts paid as of August 31, 2006) will be allocated such that RCM will first provide up to $60 million, the Contributing Debtors will next provide up to $120 million and to the extent that such Claims exceed $180 million in the aggregate, RCM and the Contributing Debtors will bear the cost of such excess (the "Excess Priority Claims") equally. Notwithstanding the preceding sentence, the Contributing Debtors may fund the payment of any Pre-Conversion Administrative Claim Amounts if and to the extent that the RCM Trustee and the Contributing Debtors determine such funding necessary to facilitate Distributions in respect of such amounts on the Effective Date; provided, however, that any amounts so paid by the Contributing Debtors shall be deducted from the RCM Cash Distribution in a manner that causes RCM to ultimately bear the cost of the Pre-Conversion Administrative Claim Amounts. FXA shall be responsible for all of its Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non-Tax Priority Claims, provided, however, that professional services (other than those related to FXA's claims resolution process and issues unique to FXA after the initial date of the filing of this
Plan) and overhead allocable to FXA in the period between the Plan Filing Date and the Plan Effective Date shall be borne by RCM and the Contributing Debtors as set forth in the preceding sentence. Only Allowed Administrative Claims accrued from the Petition Date through the Plan Effective Date that were or are paid after August 31, 2006 shall be counted toward the sharing allocation of the preceding three sentences; provided that the Contributing Debtors shall alone bear the cost of repaying the RCM Advance. To the extent RCM is responsible for bearing amounts in respect of Excess Priority Claims, payment of such amounts shall be made from Cash otherwise available for the RCM Cash Distribution. Allowed Administrative


                                   Plan - 42

Claims incurred by the Contributing Debtors after the Effective Date shall be borne by the Contributing Debtors out of the Cash or value that would otherwise be paid to Holders of Allowed Contributing Debtors General Unsecured Claims. Allowed Administrative Claims incurred by RCM after the Effective Date shall be borne by RCM from the RCM Wind-Down Reserve, and, to the extent the RCM Wind-Down Reserve is not sufficient to pay such Allowed Administrative Claims, such Claims shall be paid directly by RCM out of the Cash or value that would otherwise be paid to Holders of Allowed Securities Customer Claims and RCM FX/Unsecured Claims as more particularly set forth in the RCM Settlement Agreement. Allowed Administrative Claims incurred by FXA after the Effective Date shall be borne by the FXA out of the Cash or value that would otherwise be paid to Holders of Allowed FXA General Unsecured Claims. All costs and expenses of administering the Litigation Trust described in section 5.7 shall be separately funded by the Litigation Trust and shall not be included in the calculation of the allocations of Administrative Claims, Priority Tax Claims and Non-Tax Priority Claims above.

         5.17 Additional RCM Claim. If, at the conclusion of the claims reconciliation process, (x) the total Allowed Contributing Debtors General Unsecured Claims are less than $394 million, and (y) the Distributions to be made to Holders of Allowed Contributing Debtors General Unsecured Claims would result in a recovery for such Holders in excess of 35% from the sum of the Contributing Debtors Distributive Assets and the Contributing Debtors' portion of the RGL FXCM Distribution, RCM shall be entitled to an additional Claim. Specifically, RCM shall be entitled to an additional Claim equal to the positive difference between $394 million minus the amount of the Allowed Contributing Debtors General Unsecured Claims. This "Additional RCM Claim" shall participate Pro Rata in all Distributions from Contributing Debtors Distributive Assets and the Contributing Debtors' portion of the RGL FXCM Distribution to Holders of Allowed Contributing Debtors General Unsecured Claims that exceed the 35% recovery threshold set forth in clause (y) above; provided, however, that such Additional RCM Claim shall not be subject to the 40% limit on Distributions set forth in the Contributing Debtors General Unsecured Distribution.

         5.18 Contributing Debtors BAWAG Proceeds. Notwithstanding the actual timing and source of any payments hereunder, so long as not inconsistent with the BAWAG Allocation Order, (i) a portion of BAWAG Guaranteed Proceeds equal to $100 million will be deemed to have been received by the Contributing Debtors and paid to the Secured Lenders under the Early Payment Order, (ii) a portion of BAWAG Guaranteed Proceeds equal to $150 million will be deemed to have been received by the Contributing Debtors and made available for Distribution to Holders of Allowed Senior Subordinated Note Claims, (iii) a portion of BAWAG Guaranteed Proceeds equal to $56.25 million plus an applicable share of BAWAG Contingent Proceeds (if any) will be deemed to have been received by the Contributing Debtors and made available for Distribution to Holders of Allowed Contributing Debtors General Unsecured Claims, and (iv) a portion of BAWAG Guaranteed Proceeds equal to $200 million plus an applicable share of BAWAG Contingent Proceeds (if any) will be deemed to have been received by RCM or the Contributing Debtors and made available for Distribution to Holders of RCM Securities Customer Claims and RCM FX/Unsecured Claims. For the avoidance of doubt, all BAWAG Contingent Proceeds (if any) shall be treated as part of the Contributing Debtors Distributive Assets and shall be shared between RCM (for distribution to Holders of Allowed Claims against RCM) and Holders of Contributing Debtors General Unsecured Claims pursuant to the sharing formulas set forth in this Plan. To the extent that a Holder of an Allowed Senior Subordinated Note Claim against the Contributing Debtors, a Holder of an Allowed Contributing Debtors General Unsecured Claim, a Holder of an Allowed RCM Securities Customer Claim or a Holder of an Allowed RCM FX/Unsecured Claim elects not to receive its allocable share of the Senior Subordinated Note Holder BAWAG Proceeds, the Contributing Debtors General Unsecured BAWAG Proceeds or the RCM BAWAG Proceeds, as applicable, such portion of BAWAG Proceeds shall be returned to BAWAG in accordance with the BAWAG Settlement. For the avoidance of doubt, all BAWAG Contingent Proceeds (if any) shall be treated as part of the Contributing Debtors Distributive Assets and shall be shared between RCM (for distribution to Holders of Allowed Claims against RCM) and Holders of Contributing Debtors General Unsecured Claims pursuant to the sharing formulas set forth in this Plan.

         5.19 Exemption from Transfer Taxes. Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan, (b) the creation of any mortgage, deed of trust, lien, pledge, or other security interest, (c) the making or assignment of any contract, lease, or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, shall not be subject to any stamp tax, recording tax, transfer


                                   Plan - 43
tax, or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers, and assignments of owned and leased property, approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan. Notwithstanding anything in this section of the Plan to the contrary, the exemption from taxes referenced in this section of the Plan shall only be to the extent permitted for under section 1146 of the Bankruptcy Code.

         5.20 RCM Settlement Agreement and Conversion. This Plan incorporates the RCM Settlement Agreement in its entirety. On or prior to the Effective Date, the RCM Chapter 11 Case will, upon notice and a hearing, be converted to a case under subchapter III of chapter 7 of the Bankruptcy Code unless the Debtors and the RCM Trustee agree that the RCM Estate should be administered under chapter 11 of the Bankruptcy Code. Any conversion of the RCM Chapter 11 Case to a case under subchapter III of chapter 7 or any dispute between the RCM Trustee and the Debtors regarding RCM remaining in chapter 11 will be determined or resolved upon motion of the RCM Trustee with notice to the parties listed on the service list maintained in these Chapter 11 Cases. Upon conversion of RCM's Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, this Plan shall proceed as a chapter 11 plan for the Debtors and shall constitute a settlement and compromise of claims between the chapter 7 Estate of RCM and the Debtors, for which RCM and the Debtors seek approval simultaneously with the confirmation of this Plan. In the event that the RCM Estate does not convert to chapter 7, the Distributions to RCM's creditors shall be governed by the terms of the RCM Settlement Agreement and this Plan.

         5.21 Allowance of VR/Leuthold Guarantee Claims. The VR/Leuthold Guarantee Claims shall be Allowed Contributing Debtors General Unsecured Claims (subject, however, to allowance of the underlying Claims against RCM) unless objected to by the Contributing Debtors prior to entry of the Confirmation Order. No party other than the Contributing Debtors shall be authorized to object to or otherwise challenge the VR/Leuthold Guarantee Claims. The Contributing Debtors will not object to or otherwise challenge the VR/Leuthold Guarantee Claims based on or related to any of the following theories or issues: the corporate structure or business practices of any of the Contributing Debtors; alter ego; substantive consolidation; fraud; or any other theories or causes of action similar to the foregoing. The Contributing Debtors, however, may object to the VR/Leuthold Guarantee Claims based on facts specific to a particular VR/Leuthold Guarantee Claim, including, but not limited to, objections based on Bankruptcy Code avoidance theories or challenges to the purported dollar amount of the asserted claims.

         5.22 Wind-Up of Non-Debtor Affiliates. All Non-Debtor Affiliates, other than the direct or indirect subsidiaries of RCM and Refco LLC, shall be wound up and dissolved as soon as practicable and all available Cash, after appropriate wind-up activities, shall be distributed to the Contributing Debtors and Refco LLC on account of intercompany balances (or equity dividends where applicable). All Non-Debtor Affiliates that are direct or indirect subsidiaries of RCM shall be wound up as soon as practicable and all available Cash, after appropriate wind-up activities, shall be distributed to RCM on account of intercompany balances (or equity dividends where appropriate). The direct and indirect subsidiaries of RCM shall be wound up and dissolved by the RCM Trustee and the remainder of the Non-Debtor Affiliates shall be wound up and dissolved by the Plan Administrator.

         5.23 FXCM. If not liquidated in advance of the Effective Date, RGL's 35% interest in FXCM shall become an interest of and be held by Reorganized Refco upon the merger of RGL into Reorganized Refco pursuant to section 5.1 of this Plan. The Plan Administrator shall exercise all rights of Reorganized Refco in respect of the 35% interest in FXCM. Notwithstanding the above, the FXCM Committee shall be formed to coordinate on all matters relating to the disposition or distribution of the 35% interest in FXCM. If not formed as of the Effective Date pursuant to the Plan Support Agreement, the members of the FXCM Committee, other than the RCM Trustee, shall be selected by the Joint Sub-Committee (inclusive of its ex-officio members, but exclusive of Holders of Senior Subordinated Note Claims and the Senior Subordinated Note Indenture Trustee). All decisions in respect of the disposition or distribution of the 35% interest in FXCM shall be made by Reorganized Refco; provided, however, that no such decision shall be made by Reorganized Refco without first consulting with the FXCM Committee and, to the extent permitted by applicable law, obtaining the consent of the FXCM Committee. Bylaws of the FXCM Committee shall be established by the FXCM Committee after its formation and shall be substantially in the form attached hereto as Exhibit J.


                                   Plan - 44

         5.24 Examiner. No provision of the Plan shall be construed as impairing the Examiner's investigation, and his authority to file his report in accordance with the provisions of the Examiner Order and the additional directions given by the Bankruptcy Court at the Hearing held on June 21, 2006, even if such investigation concludes, and such filing occurs, after the occurrence of the Effective Date. Unless otherwise ordered by the Bankruptcy Court prior to the Effective Date, the procedures with respect to the filing and consideration of the Examiner's Fee Applications and Requests for Reimbursements of Expenses shall continue after the Effective Date in the same manner as prior to the Effective Date as provided in the Examiner Order.

         5.25 Transfer of Tranche B Litigation Trust Interests. In consideration of the litigation expenses and potential delay avoided by the withdrawal of the objections to this Plan asserted by the Ad Hoc Equity Committee, the Beneficiaries of Tranche A Litigation Trust Interests (the RCM Estate, Holders of Allowed Contributing Debtors General Unsecured Claims and Holders of Allowed FXA General Unsecured Claims) shall be deemed to have transferred to each Holder of an Allowed Class 8 Old Equity Interest who has made a Private Actions Trust Election a Pro Rata share of the Tranche B Litigation Trust Interests.

                                   ARTICLE VI

                       PROVISIONS GOVERNING DISTRIBUTIONS

         6.1 RCM Rights Distribution. On the Effective Date the Plan Administrator shall be deemed to have made the RCM Rights Distribution to the RCM Trustee and the Plan Administrator or the RCM Trustee, as the case may be, shall establish the RCM Distribution Reserve. Unless a Holder of an RCM FX/Unsecured Claim or RCM Securities Customer Claim has decided to not participate in the RCM Cash Distribution by electing not to (i) assign such Holder's RCM Related Claims, if any, to the Litigation Trust; (ii) affirm its understanding that its RCM Related Claim against any Contributing Non-Debtor Affiliate shall be subordinated pursuant to the Plan, as of each applicable Contributing Non-Debtor Affiliate Trigger Date, to all other existing Claims against and equity Interests in the applicable Contributing Non-Debtor Affiliate, and (iii) release the Secured Lenders (in such capacities) from the Secured Lender Released Claims held by such Holder, if any, such Holder will receive its applicable share of the RCM Cash Distribution and 50% of the RGL FXCM Distribution, which, unless such Holder elects not to receive RCM BAWAG Proceeds, shall include such Holders' applicable share of the RCM BAWAG Proceeds portion of the RCM Cash Distribution. Upon contribution of the RCM Related Claims against any Debtor to the Litigation Trust, such Claims will be deemed Allowed.

         6.2 Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, Distributions to be made on account of Claims against FXA, the Contributing Debtors or RCM that are Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon thereafter as is practicable; provided, however, that the Disbursing Agent, on behalf of the Reorganized Debtors, shall not make Distributions to Holders of Allowed Claims (other than Allowed Secured Lender Claims) that are not Senior Subordinated Note Claims until all Reserves have been established and adequately funded in accordance with the terms of this Plan and the Senior Subordinated Note Holder Distribution and the Senior Subordinated Note Holder Fee Distribution have been paid in full; provided further, however, that the RCM Trustee shall not be required to make Distributions until all RCM Reserves have been established and adequately funded in accordance with the terms of this Plan and the RCM Settlement Agreement. Any payment or Distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

         6.3 Distributions of Proceeds of the Litigation Trust. Pursuant to the terms and conditions set forth in the Litigation Trust Agreement, the Litigation Trustee shall transfer all the Contributed Claims Recoveries to the Disbursing Agent or the RCM Trustee for Distribution in accordance with the provisions of this Plan and the RCM Settlement Agreement.

         6.4 Single Distribution. Except with respect to Allowed Secured Lender Claims and Senior Subordinated Note Claims, any Holder of a Claim asserted against more than one Debtor (or a Debtor and RCM), shall be entitled to a Distribution from only the Refco Entity with which such Holder was in privity or had another direct right to payment not predicated upon theories of fraud, piercing the corporate veil, alter ego, domination,


                                   Plan - 45
constructive trust or other equitable principles arising from a lack of knowledge of the true prepetition financial condition of the Refco Entities (whether that results in Distribution from RCM, FXA, or the Contributing Debtors), and all RCM Related Claims and Other Related Claims shall be subordinated and shall receive no Distribution from the assets of the applicable Debtor or RCM, as the case may be, unless and until such time as all Allowed General Unsecured Claims (or in the case of RCM, all Allowed RCM Securities Customer Claims, Allowed RCM FX/Unsecured Claims and Allowed Leuthold Metals Claims) against the applicable Debtor or RCM, as the case may be, have been paid in full; provided, however, that (A) any Holder of an RCM Securities Customer Claim or an RCM FX/Unsecured Claim with an independent Claim against any Contributing Debtor based on a contractual guarantee or other direct contractual undertaking may also recover once from the Contributing Debtors on such Claim based on the full underlying Claim amount owed by RCM, as of the Petition Date, for which such guarantee or other direct contractual undertaking was provided (and such Claim against the Contributing Debtors shall not be limited to the amount remaining after recovery from RCM under this Plan), (B) any Holder of a Contributing Debtors General Unsecured Claim with an independent Claim against any Contributing Debtor based on a contractual guarantee or other direct contractual undertaking may also recover once from the Contributing Debtors on such Claim based on the full underlying Claim amount owed by such Contributing Debtor, as of the Petition Date, for which such guarantee or other direct contractual undertaking was provided (and such Claim against the guaranteeing Contributing Debtor shall not be limited to the amount remaining after recovery from non-guaranteeing Contributing Debtor under this Plan) and (C) any Holder of a Claim against FXA with an independent Claim against the Contributing Debtors or RCM based on a contractual guarantee or other direct contractual undertaking may also recover once from the Contributing Debtors on such Claim based on the full underlying Claim amount owed by FXA, as of the Petition Date, for which such guarantee or other direct contractual undertaking was provided (and such Claim against the Contributing Debtors shall not be limited to the amount remaining after recovery from FXA under this Plan). In addition, subject to the earning of interest in respect of the Litigation Trust as set forth in section
5.7 of this Plan no Holder of a Claim against one or more Debtors (or a Debtor and RCM) shall receive a Distribution under the Plan that results in greater than a 100% recovery on such Holder's Claim (which, in the case of a Holder of both a primary Claim against a Debtor or RCM and a contractual guarantee from another Debtor or RCM, shall mean no more than a cumulative 100% recovery on the underlying Claim amount owed by the primary obligor).

         6.5 Accounts; Escrows; Reserves for the Reorganized Debtors. The Plan Administrator, on behalf of the Reorganized Debtors, in accordance with the provisions of the Plan Administrator Agreement, shall (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, Reserve, or escrow and (b) create, fund, and withdraw funds from, as appropriate, such general accounts in order to comply with and implement the provisions of this Plan. The Plan Administrator shall dispose of non-Cash assets of the Estates of the Reorganized Debtors, if any, in accordance with the provisions of the Plan and the Plan Administrator Agreement.

                  (a) Administrative/Priority Claims Reserve. On the Effective Date (or as soon thereafter as is practicable), the Plan Administrator shall, subject to the provisions of section 5.16 hereof, create and fund the Administrative/Priority Claims Reserve with Cash equal to one hundred percent (100%) of the Distributions to which Holders of Administrative and Allowed Priority Claims of the Contributing Debtors and FXA, not otherwise paid in full on the Effective Date, would be entitled under the Plan if such Claims were Allowed in full. The Plan Administrator may increase the amount of the Administrative/Priority Claims Reserve to satisfy disputed, contingent or unliquidated Administrative and Priority Claims (not previously estimated or allowed as of the Effective Date) with funds held in the Claims Distribution Account.

                  (b) Disputed Claims Reserve.

                           (i) The Plan Administrator shall create and fund the Disputed Claims Reserve with Cash and Litigation Trust Interests equal to the aggregate Pro Rata share of the Contributing Debtors General Unsecured Distribution or the FXA General Unsecured Distribution, as applicable, that would have been made to each Holder of a Disputed Claim against the Contributing Debtors or FXA if such Claim were an Allowed Contributing Debtors General Unsecured Claim or an Allowed FXA General Unsecured Claim for the Disputed Claim Amount or such other amount established by the Bankruptcy Court prior to the Effective Date; provided, however, that the Debtors, the Plan Administrator or the


                                   Plan - 46

     Reorganized Debtors may within 90 days after the Effective Date (or such other date as the Bankruptcy Court may order) file a motion(s) seeking to estimate any contingent or unliquidated Claims asserted on or before the Effective Date, with notice and an opportunity to be heard to be given to the affected Holders of such Disputed Claims.

                           (ii) The Disputed Claims Reserve shall be funded with Cash and Litigation Trust Interests equal to such percentage amounts approved by the Bankruptcy Court at the Confirmation Hearing and shall be reduced following each Quarterly Distribution Date by any amounts in the Disputed Claims Reserve that exceed the amounts required to be reserved by section (i) above, with such amounts being distributed to the Holders of Disputed Claims against the Contributing Debtors or FXA whose Claims have become Allowed Claims.

                           (iii) If any Cash or Litigation Trust Interests remains in the Disputed Claims Reserve after all Disputed Claims against the Contributing Debtors and FXA have been resolved, such remaining assets shall be transferred to Reorganized Refco or Reorganized FXA, as applicable, for Distribution in accordance with the terms hereof. Unless otherwise provided in an order of the Bankruptcy Court, in the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that, if the estimate constitutes the maximum limitation on such Claim, the Plan Administrator may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim.

                           (iv) The Plan Administrator shall maintain two sub-accounts within the Disputed Claims Reserve for (i) the Contributing Debtors and (ii) FXA.

                  (c) Wind-Down Reserves. On the Effective Date (or as soon thereafter as is practicable), the Plan Administrator, on behalf of the Reorganized Debtors, shall create and fund the Wind-Down Reserve with sufficient Cash to administer the Plan, including, but not limited to, compensation of the Plan Administrator and Administrative Professionals. The Plan Administrator may make reasonable adjustments to the Wind-Down Reserve as necessary. Any Cash in the Wind-Down Reserve which is unnecessary for the administration of the Plan shall be transferred to Reorganized Refco or Reorganized FXA, as applicable, for Distribution to Holders of Allowed Claims against the Contributing Debtors or FXA, as applicable, in accordance with the terms hereof.

         6.6 Accounts; Escrows; Reserves for the Post-Confirmation RCM. The RCM Trustee, on behalf of Post-Confirmation RCM, in accordance with the provisions of the RCM Settlement Agreement, shall (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, RCM Reserve, or escrow and (b) create, fund, and withdraw funds from, as appropriate, such general accounts in order to comply with and implement the provisions of this Plan. The RCM Trustee shall dispose of non-Cash assets of the RCM Estate, if any, in accordance with the provisions of the Plan and the RCM Settlement Agreement and applicable law.

                  (a) RCM Administrative/Priority Claims Reserve. On the Effective Date (or as soon thereafter as is practicable), the RCM Trustee shall, subject to the provisions of section 5.16 hereof, create and fund the RCM Administrative/Priority Claims Reserve with Cash equal to one hundred percent (100%) of the Distributions to which Holders of Administrative and Allowed Priority Claims of RCM, not otherwise paid in full on the Effective Date, would be entitled under the Plan if such Claims were Allowed in full. The RCM Trustee may increase the amount of the RCM Administrative/Priority Claims Reserve to satisfy disputed, contingent or unliquidated Administrative and Priority Claims (not previously estimated or allowed as of the Effective Date) with funds held in the RCM Claims Distribution Account. If the Chapter 11 Case of RCM is converted to a case in chapter 7, prior to any conversion the RCM Trustee shall be entitled to set aside appropriate reserves for Administrative Claims incurred or to be incurred prior to conversion, with the amounts of such Administrative Claims to be payable from the reserves upon allowance of the Claims therefor so long as the RCM Trustee has determined that there are or will be sufficient funds available to pay all Administrative Claims of the chapter 7 case.


                                   Plan - 47

                  (b) RCM Disputed Claims Reserve.

                           (i) The RCM Trustee shall create and fund the RCM Disputed Claims Reserve with Cash and Litigation Trust Interests equal to the aggregate Pro Rata share of the Distribution that would have been made to each holder of a Disputed Claim against RCM if such Claim were an Allowed RCM Securities Customer Claim or RCM FX/Unsecured Claim for the Disputed Claim Amount or such other amount established by the Bankruptcy Court prior to the Effective Date; provided, however, that the RCM, Post-Confirmation RCM or the RCM Trustee may within 90 days after the Effective Date (or such other date as the Bankruptcy Court may order) file a motion(s) seeking to estimate any contingent or unliquidated Claims asserted on or before the Effective Date, with notice and an opportunity to be heard to be given to the affected Holders of such Disputed Claims.

                           (ii) The RCM Disputed Claims Reserve shall be funded with Cash and Litigation Trust Interests equal to such percentage amounts approved by the Bankruptcy Court at the Confirmation Hearing and shall be reduced following each Quarterly Distribution Date by any amounts in the RCM Disputed Claims Reserve that exceed the amounts required to be reserved by section (i) above, with such amounts being distributed to the Holders of Disputed Claims whose Claims against RCM have become Allowed Claims.

                           (iii) If any Cash or Litigation Trust Interests remain in the RCM Disputed Claims Reserve after all Disputed Claims against RCM have been resolved, such remaining amounts shall be transferred to Post-Confirmation RCM for Distribution in accordance with the terms of the Plan and the RCM Settlement Agreement. Unless otherwise provided in an order of the Bankruptcy Court, in the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim against RCM, the estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that, if the estimate constitutes the maximum limitation on such Claim, the RCM Trustee may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim.

                           (iv) The RCM Trustee shall maintain sub-accounts within the RCM Disputed Claims Reserve for RCM Securities Customer Claims and RCM FX/Unsecured Claims. Each sub-account shall be further subdivided for Assets in Place and Additional Property (each as defined in the RCM Settlement Agreement). The RCM Trustee may maintain such other reserves as are permitted by the RCM Settlement Agreement.

                           (v) Distributions of Additional Property under the RCM Settlement Agreement on behalf of RCM Securities Customer Claims and RCM FX/Unsecured Claims shall be made Pro Rata (as such term is defined in the RCM Settlement Agreement). True up Distributions (as defined in the RCM Settlement Agreement) shall be made from time to time from Additional Property as determined by the RCM Trustee. The RCM Reserves shall take into account the requirement to true up with respect to Pro Rata (as defined in the RCM Settlement Agreement) shares of Additional Property.

                  (c) RCM Distribution Reserve. On the Effective Date, the Plan Administrator shall create and fund the RCM Distribution Reserve. Each Holder of an Allowed RCM Securities Customer Claim or Allowed RCM FX/Unsecured Claim that has provided the Plan Administrator with an RCM Related Claim Subordination Form shall receive from the Plan Administrator on the next available Distribution Date its allocable share (as determined by the RCM Trustee consistent with their elections) of the RCM Distribution Reserve (net of costs, if any, with respect to obtaining such RCM Related Claim Subordination Form if such form has been provided after the Voting Deadline and the election was not made in a ballot); provided, however, if the RCM Settlement Agreement is amended prior to the Confirmation Hearing so as to permit the RCM Trustee to receive conditional Distributions of Additional Property (as defined in the RCM Settlement Agreement) and to not require an immediate distribution of all assets received by the RCM Trustee to Holders of Allowed Claims against RCM, any amounts that would have been held in the RCM Distribution Reserve shall be transferred to the RCM Trustee who shall then distribute such funds on the next available Distribution Date to each Holder of an Allowed RCM Securities Customer Claim or Allowed RCM FX/Unsecured Claim that has provided the RCM Trustee with an RCM Related Claim Subordination Form (net of costs, if any, with respect to obtaining such RCM Related Claim Subordination Form if such form has been provided after the Voting Deadline and the election was not made in a ballot). In the event that any Holder of an RCM Related Claim has not provided an RCM Related Claim Subordination Form, but the RCM Related Claim of such Holder is subsequently expunged by objection of the Plan Administrator, the reserve in respect of such Claim shall be distributed (net of costs of expunging the RCM Related Claim) by the RCM Trustee or the Plan Administrator, as applicable, Pro Rata (as defined in the RCM Settlement Agreement) to such Holder and to those Holders of Allowed RCM Securities Customer Claims and Allowed RCM FX/Unsecured Claims that provided the Plan Administrator or the RCM Trustee, as applicable, with an RCM Related


                                   Plan - 48

Claim Subordination Form. In the event that any RCM Related Claim becomes an Allowed Claim, the reserve in respect of such Claim shall be deposited in the Claims Distribution Account for Distribution in accordance with the terms of this Plan.

                  (d) RCM Wind-Down Reserve. On the Effective Date (or as soon thereafter as is practicable), the RCM Trustee or the Plan Administrator, as the case may be, on behalf of Post-Confirmation RCM, shall create and fund the RCM Wind-Down Reserve with sufficient Cash from the RCM Cash Distribution to administer the Plan and the RCM Settlement Agreement, including, but not limited to, compensation of the RCM Trustee and RCM Administrative Professionals. The RCM Trustee may make reasonable adjustments to the RCM Wind-Down Reserve as necessary. Any Cash in the RCM Wind-Down Reserve which is unnecessary for the administration of the Plan and the RCM Settlement Agreement shall be transferred to Post-Confirmation RCM for Distribution to Holders of Allowed Claims against RCM in accordance with the terms hereof.

         6.7 Interest and Penalties on Claims. Unless otherwise specifically provided for in this Plan, the Confirmation Order or another order of the Court (including, without limitation, the Early Payment Order), or if required by applicable bankruptcy law, postpetition interest and penalties shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest and penalties accruing on or after the Petition Date through the date such Claim is satisfied in accordance with the terms of this Plan.

         6.8 Distributions by Disbursing Agent and RCM Trustee. All Distributions under the Plan on behalf of the Reorganized Debtors shall be made by the Disbursing Agent at the direction of the Plan Administrator and all Distributions under the Plan and the RCM Settlement Agreement on behalf of RCM shall be made by the RCM Trustee. The Disbursing Agent and the RCM Trustee shall be deemed to hold all property to be distributed by each hereunder in trust for Persons entitled to receive the same. The Disbursing Agent and the RCM Trustee shall not hold an economic or beneficial interest in such property.

         6.9 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

                  (a) Delivery Of Distributions In General. Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors' or RCM's records unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001; provided, however, Distributions on account of Senior Subordinated Note Claims shall be made to the Senior Subordinated Note Indenture Trustee who shall, in turn, administer such Distributions to the Holders of Senior Subordinated Note Claims in accordance with the terms of the Senior Subordinated Note Indenture. The Senior Subordinated Note Indenture Trustee shall be authorized but not required to effect any Distribution under the Plan through the book entry transfer facilities of The Depositary Trust Company pursuant to the procedures used for effecting distributions thereunder on the date of any such distribution. Distributions on account of Secured Lender Claims shall be made to the Secured Lender Agent, who shall in turn administer such Distributions in accordance with the terms of the Credit Agreement.

                  (b) Undeliverable and Unclaimed Distributions.

                           (i) Holding and Investment of Undeliverable and Unclaimed Distributions. If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent or the RCM Trustee, as applicable, as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Disbursing Agent or the RCM Trustee, as applicable, is notified in writing of such Holder's then current address. Undeliverable and unclaimed Distributions shall be deposited in the Unclaimed Distribution Reserve or the RCM Unclaimed Distribution Reserve, as the case may be, until



                                   Plan - 49
     such time as a Distribution becomes deliverable or is unclaimed in accordance with this section of the Plan. The accounts for the Unclaimed Distribution Reserve and RCM Unclaimed Distribution Reserve may be interest-bearing accounts, provided that any interest accruing on funds in the Unclaimed Distribution Reserve shall be transferred to the Reorganized Refco or Reorganized FXA, as applicable, for Distribution in accordance with the terms hereof and any interest accruing on funds in the RCM Unclaimed Distribution Reserve shall be transferred to the RCM Trustee for Distribution in accordance with the terms of this Plan and the RCM Settlement Agreement.

                           (ii) After Distributions Become Deliverable. The Disbursing Agent or RCM Trustee, as applicable, shall make all Distributions that have become deliverable or have been claimed since the Effective Date or the next Quarterly Distribution Date as soon as practicable after such Distribution has become deliverable.

                           (iii) Failure to Claim Undeliverable Distributions. Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed Distribution within one year after the applicable date of Distribution shall be deemed to have forfeited its claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtors, RCM or their Estates, the Reorganized Debtors, the Plan Administrator, Post-Confirmation RCM, the RCM Trustee or their property. In such cases, any Cash in the Unclaimed Distribution Reserve or the RCM Unclaimed Distribution Reserve, as applicable, for Distribution on account of such Claims for undeliverable or unclaimed Distributions shall become the property of the applicable Estate free of any restrictions thereon. Such unclaimed or undeliverable funds shall be transferred to the Reorganized Debtors or Post-Confirmation RCM, as applicable, to be distributed in accordance with the terms of the Plan or the RCM Settlement Agreement. Nothing contained in this Plan, the Plan Administrator Agreement or the RCM Settlement Agreement shall require the Disbursing Agent or the RCM Trustee to attempt to locate any Holder of an Allowed Claim.

                  (c) Time Bar to Cash Payments. Checks issued by the Disbursing Agent or the RCM Trustee, as applicable, on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent or the RCM Trustee, as applicable, by the Holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of (a) the second (2nd) anniversary of the Effective Date or (b) ninety (90) days after the date of issuance of such check, if such check represents a final Distribution hereunder on account of such Claim. After such date, all Claims in respect of voided checks shall be discharged and forever barred and the Reorganized Debtors or RCM, as the case may be, shall retain all monies related thereto for the sole purpose of redistribution to Holders of Allowed Claims or Interests in accordance with the terms of this Plan and the RCM Settlement Agreement, as applicable.

         6.10 Record Date for Distributions. With respect to all Claims except Senior Subordinated Note Claims, the Disbursing Agent or the Plan Administrator or the RCM Trustee, as applicable, shall have no obligation to recognize the transfer of, or the sale of any participation in, any Claim that occurs after the close of business on the Distribution Record Date, and shall be entitled for all purposes herein to recognize and distribute only to those Holders of Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent, the Plan Administrator or the RCM Trustee, as applicable, shall instead be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date. No Distribution Record Date shall be established for Distributions on account of Senior Subordinated Note Claims.

         6.11 Distributions to Holders of Senior Subordinated Note Claims. As a condition precedent to receiving any Distribution under this Plan on account of an Allowed Senior Subordinated Note Claim, the registered Holders (as defined in the Senior Subordinated Note Indenture) of such Senior Subordinated Note Claim shall surrender any certificate(s) evidencing such Senior Subordinated Note Claim in accordance with written instructions to be provided to such registered Holders (as defined in the Senior Subordinated Note Indenture) and the Senior Subordinated Note Indenture Trustee by the Plan Administrator (in consultation with the Senior Subordinated


                                   Plan - 50

                    Note Indenture Trustee, and consistent with customary market practice), unless waived in writing by the Debtors or the Plan Administrator.

         6.12 Senior Subordinated Notes Indenture Trustee as Claim Holder. Consistent with Bankruptcy Rule 3003(c), the Debtors or the Plan Administrator, as the case may be, shall recognize a proof of claim filed by the Senior Subordinated Notes Indenture Trustee in respect of the Senior Subordinated Notes Claims. Accordingly, any Senior Subordinated Note Claim, proof of which is filed by the registered or beneficial Holder of a Senior Subordinated Note Claim, may be disallowed as duplicative of any Senior Subordinated Note Claims of the Senior Subordinated Notes Indenture Trustee, without need for any further action or Bankruptcy Court order. For the avoidance of doubt, the Senior Subordinated Notes Indenture Trustee shall be authorized to distribute amounts received in respect of Senior Subordinated Note Holder Distributions.

         6.13 Allocation of Plan Distributions Between Principal and Interest. Except for Distributions made in respect of Allowed Secured Lender Claims, which shall be made in accordance with the Credit Agreement, to the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent that the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

         6.14 Means of Cash Payment. Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Plan Administrator or the RCM Trustee, as applicable, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Plan Administrator or the RCM Trustee, as applicable. Cash payments to foreign creditors may be made, at the option of the Plan Administrator or the RCM Trustee, as applicable, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         6.15 Withholding and Reporting Requirements. In connection with this Plan and all Distributions thereunder, the Disbursing Agent, the Plan Administrator or the RCM Trustee, as applicable, on behalf of the Reorganized Debtors, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent, the Plan Administrator and the RCM Trustee, on behalf of the Reorganized Debtors and RCM, as applicable, shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

         6.16 Setoffs. Unless prohibited by the terms of this Plan or any other Plan Document, the Plan Administrator on behalf of the Reorganized Debtors or the RCM Trustee on behalf of Post-Confirmation RCM, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim, the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, or claims of any nature whatsoever (other than the Released/Subordinated Claims) that the Debtors, RCM, the Reorganized Debtors or Post-Confirmation RCM may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors or Post-Confirmation RCM of any such claim that the Debtors, RCM, Post-Confirmation RCM or the Reorganized Debtors may have against such Holder.

         6.17 Fractional Dollars. Notwithstanding any other provision of the Plan, the Plan Administrator Agreement or the RCM Settlement Agreement, none of the Plan Administrator, the Reorganized Debtors, the RCM Trustee or RCM, as applicable, shall be required to make Distributions or payments of fractions of dollars, and whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

         6.18 Release of Liens. Except as otherwise provided in this Plan or in any other Plan Document, on the Effective Date and concurrently with the applicable Distributions made pursuant to this Plan, all mortgages, deeds of trust, liens, pledges, or other security interests (collectively, the "Mortgages") in and against the property of any Estate automatically shall be fully released and discharged, and all such property shall be free and

                                   Plan - 51
clear of all such Mortgages. Nothing in the Plan shall be deemed, asserted or construed to affect the Senior Subordinated Notes Indenture Trustee Charging Lien.

                                  ARTICLE VII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         7.1 Rejected Contracts and Leases. Except as otherwise provided in the Confirmation Order, the Plan, or in any other Plan Document, the Confirmation Order shall constitute an order under section 365 of the Bankruptcy Code rejecting all prepetition executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, on and subject to the occurrence of the Effective Date, unless such contract or lease (a) previously shall have been assumed, assumed and assigned, or rejected by the Debtors, (b) previously shall have expired or terminated pursuant to its own terms before the Effective Date, (c) is the subject of a pending motion to assume or reject on the Confirmation Date, or (d) is identified in Exhibit D to this Plan as a contract or lease to be assumed; provided, however, that the Debtors may amend such exhibit of assumed and assigned executory contracts and unexpired leases at any time prior to the Confirmation Date.

         7.2 Bar to Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to section 7.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, the Reorganized Debtors, the Plan Administrator, or their respective successors or properties unless a proof of Claim is filed and served on the Reorganized Debtors and counsel for the Reorganized Debtors within thirty (30) days after service of a notice of the Effective Date or such other date as is prescribed by the Bankruptcy Court.

         7.3 Assumed and Assigned Contracts and Leases. Except as otherwise provided in the Confirmation Order, the Plan, or any other Plan Document entered into after the Petition Date or in connection with the Plan, the Confirmation Order shall constitute an order under section 365 of the Bankruptcy Code assuming, as of the Effective Date, those executory contracts and unexpired leases listed on Exhibit D to this Plan; provided, however, that the Debtors may amend such Exhibit of assumed and assigned executory contracts and unexpired leases at any time prior to the Confirmation Date.

         7.4 Compensation and Benefit Programs. All Employee Benefit Plans, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date shall be deemed to be, and shall be treated as if they were, executory contracts that are subject to rejection in accordance with section 7.1 of the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy
Code).

         7.5 Treatment of RCM Executory Contracts and Unexpired Leases. Notwithstanding the preceding sections of this Article VII, the RCM Trustee shall determine the appropriate treatment for the executory contracts and unexpired leases of RCM in accordance with applicable law and the RCM Settlement Agreement.

                                  ARTICLE VIII

               PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
                        UNLIQUIDATED CLAIMS AND INTERESTS

         8.1 Objection Deadline; Prosecution of Objections. Subject to section
5.21 of this Plan, no later than the Claims Objection Deadline or the Administrative Claims Objection Deadline, as applicable, the Plan Administrator on behalf of the Reorganized Debtors, after consultation with the Plan Committee, may file objections to Claims or Interests against FXA and the Contributing Debtors that are not yet Allowed with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims or Interests to which objections are made. No later than the Claims Objection Deadline or the Administrative Claims Objection Deadline, as applicable, the RCM


                                   Plan - 52

Trustee on behalf of Post-Confirmation RCM may file objections to Claims or Interests against RCM that are not yet Allowed with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims or Interests to which objections are made. Nothing contained herein, however, shall limit the ability of the Plan Administrator or the RCM Trustee, as applicable, to object to Claims or Interests, if any, filed or amended after the Claims Objection Deadline or the Administrative Claims Objection Deadline, as applicable. Subject to limitations set forth in the Plan Administrator Agreement and the Plan, as applicable, the Plan Administrator shall be authorized to, and shall, dispose of all Disputed Claims or Interests by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court as may have jurisdiction the validity, nature, and/or amount thereof. The RCM Trustee shall have sole discretion and authority to object to any RCM Claims or Interests in accordance with the RCM Settlement Agreement and applicable provisions of the Bankruptcy Code.

         8.2 No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, no payments or Distributions shall be made with respect to any disputed portion of a Disputed Claim or Interest unless and until all objections to such Disputed Claim or Interest have been settled or withdrawn or have been determined by Final Order and the Disputed Claim or Interest, or some portion thereof, has become an Allowed Claim or Interest.

         8.3 Distributions After Allowance. The Disbursing Agent on behalf of the Reorganized Debtors and the RCM Trustee on behalf of RCM shall make payments and Distributions from the Disputed Claims Reserve and the RCM Disputed Claims Reserve, as applicable, to the Holder of any Disputed Claim or Interest that has become an Allowed Claim or Interest, or any portion of which has become Allowed, on the first Quarterly Distribution Date following the date that such Disputed Claim or Interest becomes an Allowed Claim. Such Distributions shall be made in accordance with the Plan, the Plan Administrator Agreement and the RCM Settlement Agreement, as applicable.

                                   ARTICLE IX

                    CONFIRMATION AND CONSUMMATION OF THE PLAN

         9.1 Conditions to Confirmation.

                  (a) The Confirmation Order shall be reasonably acceptable in form and substance to the Plan Proponents (and with respect to any matter affecting the Secured Lender Agent and/or the Secured Lenders, the Secured Lender Agent);

                  (b) The Confirmation Date of this Plan shall have occurred on or before December 15, 2006; and

                  (c) The Plan Proponents shall have determined and shall have filed with the Bankruptcy Court a notice confirming that the Allotted Administrative Claims are not reasonably expected to exceed, in the aggregate, $180 million;

                  (d) Houlihan and Capstone shall have each filed with the Bankruptcy Court in advance of the Voting Deadline, its respective RCM Projection and Contributing Debtors Projection.

                  (e) Either (i) both of the Houlihan and Capstone RCM Projections shall be equal to or exceed $430 million, or (ii) in the event that one such RCM Projection is less than $430 million and the other is equal to or exceeds $430 million, the Bankruptcy Court (after reviewing both RCM Projections and the assumptions therein) shall have determined that the appropriate RCM Projection is equal to or exceeds $430 million; and

                  (f) Either (i) both of the Houlihan and Capstone Contributing Debtors Projections shall be equal to or exceed $64 million, or (ii) in the event that one such Contributing Debtors Projection is less than $64 million and the other is equal to or exceeds $64 million, the Bankruptcy Court (after reviewing both RCM


                                   Plan - 53

Projections and the assumptions therein) shall have determined that the appropriate Contributing Debtors Projection is equal to or exceeds $64 million.

         9.2 Conditions to Effective Date. The Plan Proponents shall request that the Confirmation Order include a finding by the Bankruptcy Court that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall take effect immediately upon its entry. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived by the Plan Proponents in accordance with the terms hereof prior to December 31, 2006:

                  (a) The Confirmation Order, in form and substance reasonably satisfactory to the Plan Proponents, shall have been entered and not thereafter stayed, reversed or vacated and shall, among other things, provide that:

                           (i) the Debtors, the Plan Administrator, on behalf of the Reorganized Debtors, and the RCM Trustee on behalf of Post-Confirmation RCM are authorized to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan; and

                           (ii) the provisions of the Confirmation Order are non severable and mutually dependent.

                  (b) Unless the condition set forth in paragraph 15(a) of the Early Payment Order that the Early Payment Order shall have become a Final Order in full force and effect shall have been waived in accordance therewith, the Early Payment Order shall have become a Final Order and shall be in full force and effect;

                  (c) The RCM Settlement Agreement shall have been approved by the Bankruptcy Court and shall have become effective by satisfaction of all conditions to effectiveness therein.

                  (d) All other actions, documents, and agreements necessary to implement the Plan shall have been effected or executed;

                  (e) The Secured Lender Payment Date shall have occurred; and

                  (f) The Debtors shall have sufficient Cash to make all required payments to be made on the Effective Date.

                  (g) All amounts owed, as of the Effective Date, to the Secured Lender Agent and/or any Secured Lender pursuant to paragraph 12 of the Early Payment Order shall have been paid in full.

         9.3 Waiver of Conditions. Each of the conditions to the Effective Date set forth herein may be waived in whole or in part by the Plan Proponents by agreement, without any notice to parties in interest or the Bankruptcy Court and without a hearing; provided, however, in the event that such waiver is not unanimous, the waiving Plan Proponents shall be required to obtain approval of the Bankruptcy Court to effect such waiver, following notice and a hearing and; provided further, the conditions set forth in the parenthetical of section 9.1(a) and sections 9.2(b), (e) and (g) hereof shall not be waived without the consent of the Secured Lender Agent and Secured Lenders that hold the number and amount of Secured Lender Claims required to accept a plan pursuant to section 1126(c) of the Bankruptcy Code (as if, for purposes of this paragraph, such Secured Lender Claims were impaired). The failure to satisfy or waive any condition to the Effective Date may be asserted by the Plan Proponents regardless of the circumstances giving rise to the failure of such condition to be satisfied, including any action or inaction by the Plan Proponents. The failure of the Plan Proponents to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

         9.4 Consequences of Non-Occurrence of Effective Date. In the event that the Effective Date does not timely occur, the Plan Proponents reserve all rights to seek an order from the Bankruptcy Court


                                   Plan - 54
directing that the Confirmation Order be vacated, that the Plan be null and void in all respects, and/or that any settlement of Claims provided for in the Plan, other than those contained in the RCM Settlement Agreement, be null and void. In the event that the Bankruptcy Court shall enter an order vacating the Confirmation Order, the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases not previously assumed, assumed and assigned, or rejected, shall be extended for a period of 60 days after the date the Confirmation Order is vacated, without prejudice to further extensions.

                                   ARTICLE X

                           EFFECT OF PLAN CONFIRMATION

         10.1 Binding Effect. This Plan, and all compromises and settlements contemplated hereby or incorporated by reference herein, shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors and any Chapter 7 trustee appointed to administer any of the Estates.

         10.2 Releases.

                  (a) Releases by the Debtors and RCM. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and RCM (in their individual capacities and as debtors and debtors in possession) will be deemed to release forever, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities (other than the rights of the Debtors, RCM, the Reorganized Debtors or Post-Confirmation RCM to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder, and liabilities arising after the Effective Date in the ordinary course of business) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act omission, transaction, event, or other occurrences taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, RCM, Post-Confirmation RCM, the Chapter 11 Cases, this Plan, the Disclosure Statement or the RCM Settlement Agreement and that could have been asserted by or on behalf of the Debtors, RCM, their Estates, the Reorganized Debtors or Post-Confirmation RCM, including pursuant to principles of substantive consolidation, piercing the corporate veil, alter ego, domination, constructive trust and similar principles of state or federal creditors' rights laws, in any such case, against the Released Parties. For the avoidance of doubt, Released/Subordinated Claims shall include any and all claims and causes of action against the Released Parties, acting in such capacity, arising from or relating to (w) the Debtors' and RCM's centralized cash management system and intercompany transfers other than the RCM Intercompany Claim and Intercompany Claims with respect to Non-Debtor Affiliates, (x) the leveraged recapitalization in August 2004, (y) the initial public offering, and any related transactions effectuated in August 2005/September 2005, and (z) any transfer or payment made in respect of the Credit Agreement or the Senior Subordinated Note Indenture, including any redemption of Senior Subordinated Notes, which shall include any Claim or cause of action arising therefrom pursuant to sections 541, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code.

                  (b) Releases by Holders of Claims and Interests in Respect of Released Parties. On the Effective Date, each Holder of an Impaired Claim, including, but not limited to any Holder of an Impaired Claim against RCM that receives a Distribution in consideration for the obligations of the Debtors, RCM, the Reorganized Debtors and Post-Confirmation RCM under the Plan and the Cash and other contracts, instruments, releases, agreements, or documents to be delivered in connection with the Plan, shall be deemed to forever release, waive, and discharge all claims, demands, debts, rights, causes of action, or liabilities (other than the right to enforce Released Parties' obligations under the Plan, the Confirmation Order, and the contracts, instruments, releases, agreements, and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the


                                   Plan - 55

Effective Date in any way relating to the Debtors, RCM the Chapter 11 Cases, the Plan, or the Disclosure Statement, in any such case, against the Released Parties.

                  (c) Releases and Subordination by Holders of Claims and Interests in Respect of Contributing Non-Debtor Affiliates and Contributing Non-Debtor Affiliate Management. On each Contributing Non-Debtor Affiliate Trigger Date, each Holder of an Impaired Claim, including, but not limited to any Holder of an Impaired Claim against RCM that receives a Distribution under the Plan in consideration for the obligations of the Debtors, RCM, the Reorganized Debtors and Post-Confirmation RCM under the Plan and the Cash and other contracts, instruments, releases, agreements, or documents to be delivered in connection with the Plan, shall be deemed to (a) subordinate all claims of the type described in section 10.2(b) against the applicable Contributing Non-Debtor Affiliate to all other existing claims against and equity interests in such Contributing Non-Debtor Affiliate, and (b) release all claims of the type described in section 10.2(b) against parties who are Contributing Non-Debtor Affiliate Management of such Contributing Non-Debtor Affiliate; provided, however, that the RCM Trustee, with the consent of the Plan Committee, may deem any subordination referenced in this section 10.2(c) to be a "release" of claims (and may request the Bankruptcy Court to enter an Order confirming the same) to the extent the RCM Trustee determines such a release necessary to ensuring that the applicable Contributing Non-Debtor Affiliate winds up its affairs and distributes on a net basis (whether on account of equity or intercompany balances) positive Cash to the Contributing Debtors and RCM or, if insufficient Cash will be available for Distribution to RCM and the Contributing Debtors, otherwise releases all Intercompany Claims of the Contributing Non-Debtor Affiliate against RCM and the Contributing Debtors.

                  (d) Qualifying Plan Releases. In order to obtain for the estates of the Debtors the full benefits of the Early Payment Order, including the final allowance of Secured Lender Indemnification Claims at zero for purposes of the Chapter 11 Cases pursuant to paragraph 9(a) and (b) of the Early Payment Order, any Secured Lender Released Claims not previously released under the Early Payment Order are hereby fully, finally and forever released as of the Effective Date. For the avoidance of doubt, the releases provided under this section 10.2(d) of the Plan shall be interpreted such that their scope will satisfy the requirements under the Early Payment Order for the Plan to be a Qualifying Plan thereunder.

                  (e) Releases by Recipients of BAWAG Proceeds. On the Effective Date, or in the case of Holders of RCM Securities Customer Claims and RCM FX/Unsecured Claims, the later of the Effective Date and the date at which an RCM Related Claim Subordination Form is provided (i) each Holder of a Secured Lender Claim, (ii) each Holder, that has not affirmatively exercised its option to be excluded from any Distribution of BAWAG Proceeds prior to the Voting Deadline, of (A) a Senior Subordinated Note Claim, or (B) a Contributing Debtors General Unsecured Claim, or (iii) each Holder, that has provided an RCM Related Claim Subordination form electing to receive RCM BAWAG Proceeds, of (A) an RCM Securities Customer Claim or (B) an RCM FX/Unsecured Claim, shall be deemed to forever release, waive, and discharge all claims, demands, debts, rights, causes of action, or liabilities against BAWAG, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or in part on any act or omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way arising from or relating to Refco or the RGHI Entities (each as defined in the BAWAG Settlement), and any transactions involving such parties, including, but not limited to, claims or actions arising from or related to (a) the allegations set forth in the Complaint and the Counterclaim (each as defined in the BAWAG Settlement), (b) the allegations set forth in the Adversary Proceeding (as defined in the BAWAG Settlement), or (c) any allegations that could have been made by any of the Refco Parties (as defined in the BAWAG Settlement); provided however, that pursuant to the Securities Class Action Stipulation, any Holder of a Claim or Interest against the Debtors, that is also a member of the securities class action class described in the Securities Class Action Stipulation may, assuming approval of the Securities Class Action Stipulation (and the settlement contained therein), elect to receive BAWAG Proceeds without releasing BAWAG of its Securities Class Action claims as set forth in this subparagraph.

                  (f) Injunction Related to Releases. The Confirmation Order shall permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively, or otherwise, of any


                                   Plan - 56
claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released pursuant to this Plan or the Early Payment Order, including, but not limited to, the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released in this section of the Plan. For the avoidance of doubt, neither the Litigation Trust nor the Private Actions Trust shall bring any action to recover on any Released/Subordinated Claims. Notwithstanding any provision contained herein or any provision in any documents incorporating or implementing in any manner the Plan to the contrary, nothing in this Plan or the transactions approved hereby is intended to or shall release any non debtor of any liabilities or obligations to the United States of America or its agencies or subdivisions (the "United States"), nor shall it enjoin or bar any claim by the United States against any Non-Debtor Affiliate.

         10.3 Exculpation and Limitation of Liability. To the maximum extent permitted by the Bankruptcy Code and applicable law, none of the (a) Debtors,
(b) RCM, (c) the Reorganized Debtors, (d) the Plan Administrator, (e) any professionals retained by the Debtors or the RCM Trustee pursuant to an order of the Bankruptcy Court, (f) the Committees (including any present and former members thereof), (g) the RCM Trustee, (h) the parties to the RCM Settlement Agreement and the Plan Support Agreement (in such capacities), (i) the Post-Petition Management, (j) Post-Confirmation RCM, (k) the chapter 7 trustee appointed in Refco LLC's chapter 7 case, (l) AlixPartners, (m) the members of the Portfolio Management Advisory Committee and the Plan, Negotiation, and Litigation Advisory Committee, in each case, established under the RCM Settlement Agreement and in each case acting in such capacities, (n) the Ad Hoc Equity Committee, (o) the Ad Hoc Committee of Senior Subordinated Note Holders.
(p) the Senior Subordinated Note Indenture Trustee in its role of effectuating Distributions to Holders of Senior Subordinated Notes nor (q) any of their respective representatives, agents, officers, directors, employees, advisors, or attorneys shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the RCM Settlement Agreement or, if on or prior to the Effective Date, RCM's Chapter 11 Case is converted to a chapter 7 case to be administered under subchapter III of chapter 7, related to, or arising out of, the chapter 7 case, formulating, negotiating, or implementing this Plan, the solicitation of acceptances of this Plan, the pursuit of confirmation of this Plan, the confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan.

         10.4 No Discharge of Claims; Injunction.

                  (a) Pursuant to section 1141(d)(3) of the Bankruptcy Code, confirmation will not discharge Claims against the Contributing Debtors, FXA and RCM; provided, however, that no holder of a Claim against or Interest in any Contributing Debtor, FXA and RCM may, on account of such Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against the Estates of any Contributing Debtor, FXA or RCM, the Reorganized Debtors, Post-Confirmation RCM or their respective successors or their respective properties, except as expressly provided herein. Accordingly, except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold, or may hold Claims against or Interests in the Debtors or RCM are
(i) permanently enjoined from taking any of the following actions against the Estate(s) of the Contributing Debtors, FXA, RCM, the Plan Administrator, the RCM Trustee, the Reorganized Debtors, Post-Confirmation RCM or any of their property on account of any such Claims or Interests and (ii) preliminarily enjoined from taking any of the following actions against any of the Contributing Debtors, FXA, RCM, the Reorganized Debtors, Post-Confirmation RCM or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order;
(C) creating, perfecting, or enforcing any lien or encumbrance; and (D) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that (x) nothing contained herein shall preclude such Persons from exercising their rights pursuant to and consistent with the terms of this Plan and (y) the preliminary injunction of actions against the Contributing Debtors, FXA and RCM, the Reorganized Debtors, Post-Confirmation RCM, and their property (if any) shall be dissolved and terminate one (1) day following the dissolution of the Reorganized Debtors and Post-Confirmation RCM and completion of the winding up of their affairs. Notwithstanding anything to the contrary set


                                   Plan - 57
forth in this Plan, creditors' rights of setoff and recoupment are preserved, and the injunctions referenced in this section or section 10.5 of the Plan shall not enjoin the valid exercise of such rights of setoff and recoupment.

                  (b) By accepting Distributions pursuant to this Plan, each Holder of an Allowed Claim or Allowed Interest shall be deemed to have specifically consented to the injunctions set forth in this Article X.

         10.5 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all of the property of the Estates of the Contributing Debtors, FXA, the Reorganized Debtors and Post-Confirmation RCM have been distributed and the Contributing Debtors and the Reorganized Debtors have been merged into the Reorganized Debtors, dissolved or otherwise liquidated, as the case may be, in accordance with the terms of the Plan or any Plan Document, and the Estate of Post-Confirmation RCM shall have been fully administered and the RCM Trustee discharged from his duties; provided, however, that any injunction that by its terms is permanent or otherwise is intended to survive the Effective Date and Distributions hereunder (whether by law or pursuant to order of the Court), shall be continued without modification, notwithstanding anything to the contrary contained in this Plan.

         10.6 Continuation of Forex Adversary. Notwithstanding any provision herein to the contrary, neither this Plan nor any contract, instrument, release, agreement or document executed or delivered in connection therewith, nor the occurrence of the Effective Date (i) shall release, waive or discharge any of the claims or causes of action asserted in that certain adversary proceeding styled Forex Trading, LLC and The Ad Hoc Refco F/X Customer Committee v. Refco F/X Associates, LLC and Refco Capital Markets, Ltd., Adv. Proc. No. 06-01748
(RDD) (the "Forex Adversary") against FXA and RCM, their successors and assigns, including Reorganized FXA and Post-Confirmation RCM, and/or any of their property, and/or (ii) shall permanently or preliminarily enjoin, prohibit or prevent in any way the continuation and/or prosecution of the Forex Adversary and the claims and causes of action asserted therein against FXA and RCM, their successors and assigns, including Reorganized FXA and Post-Confirmation RCM, and/or any of their property; and all such claims and causes of action, as well as any and all defenses and counterclaims of FXA and RCM (including, without limitation, FXA's right to argue that the constructive trust claim asserted against RCM in the Forex Adversary belongs to FXA and not Forex Trading LLC or the Ad Hoc Refco F/X Customer Committee, as defined in the Forex Adversary), are hereby expressly preserved.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

         11.1 Exclusive Jurisdiction of the Bankruptcy Court.

         Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (unless otherwise indicated) over all matters arising out of, and related to, the Chapter 11 Cases, this Plan and the RCM Settlement Agreement to the fullest extent permitted by law, including, among other things, jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Allowed Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                  (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;


                                   Plan - 58

                  (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor or RCM is a party or with respect to which any Debtor or RCM may be liable and to hear, determine, and, if necessary, liquidate any Claims arising therefrom;

                  (d) Ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan and the RCM Settlement Agreement, as applicable;

                  (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications involving the Debtors or RCM that may be pending on the Effective Date (which jurisdiction shall be non-exclusive as to any such non-core matters);

                  (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan, the RCM Settlement Agreement and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the RCM Settlement Agreement, the Disclosure Statement or the Confirmation Order;

                  (g) Resolve any cases, controversies, suits, or disputes that may arise in connection with the consummation, interpretation, or enforcement of this Plan or the RCM Settlement Agreement or any contract, instrument, release, or other agreement or document that is executed or created pursuant to this Plan the RCM Settlement Agreement or any entity's rights arising from or obligations incurred in connection with this Plan the RCM Settlement Agreement;

                  (h) Modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order, or any other Plan Document, the Disclosure Statement, or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

                  (i) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Confirmation Date the payment of fees and expenses of the Reorganized Debtors and the Plan Administrator, including professional fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                  (j) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation, or enforcement of this Plan or the Confirmation Order;

                  (k) Hear and determine causes of action by or on behalf of the Contributing Debtor, FXA, RCM, the Reorganized Debtors, the Litigation Trustee, the Private Actions Trustee or Post-Confirmation RCM;

                  (l) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (m) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked, or vacated, or Distributions pursuant to this Plan are enjoined or stayed;

                  (n) Determine any other matters that may arise in connection with or relate to this Plan, the RCM Settlement Agreement, the Disclosure Statement, the Confirmation Order or any other Plan Document;


                                   Plan - 59

                  (o) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases or any subsequent chapter 7 case, as applicable (which jurisdiction shall be non-exclusive except as otherwise provided by Titles 11 and 28 of the United States Code);

                  (p) Hear and determine all matters related to (i) the property of the Estates of the Reorganized Debtors and Post-Confirmation RCM from and after the Confirmation Date, (ii) the winding up of the Debtors' and RCM's affairs, and (iii) the activities of the Plan Administrator and the RCM Trustee, including (A) challenges to or approvals of the Reorganized Debtors', the Plan Administrator's, the RCM Trustee's or Post-Confirmation RCM's activities, (B) resignation, incapacity, or removal of the Plan Administrator or the RCM Trustee and selection of a successor, (C) reporting by, termination of, and accounting by the Reorganized Debtors, the Plan Administrator, the RCM Trustee and Post-Confirmation RCM, and (D) release of the Plan Administrator or the RCM Trustee from their duties;

                  (q) Hear and determine disputes with respect to compensation of (i) the Reorganized Debtors' and Post-Confirmation RCM's professional advisors and (ii) the Plan Administrator, the RCM Trustee, the Litigation Trustee, the Private Actions Trustee and their professional advisors;

                  (r) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

                  (s) Enter an order closing the Chapter 11 Cases or chapter 7 case of RCM, if any, as applicable.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 Effectuating Documents and Further Transactions. Each of the Debtors, RCM, the Plan Administrator on behalf of the Reorganized Debtors and the RCM Trustee on behalf of Post-Confirmation RCM shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and any notes or securities issued pursuant to this Plan.

         12.2 Corporate Action. Prior to, on, or after the Effective Date (as appropriate), all matters expressly provided for under this Plan that would otherwise require approval of the stockholders, members, directors or managers of one or more of the Debtors, RCM, the Reorganized Debtors or Post-Confirmation RCM shall be deemed to have occurred and shall be in effect prior to, on, or after the Effective Date (as appropriate) pursuant to the applicable law of the states in which the Debtors, RCM, the Reorganized Debtors or Post-Confirmation RCM are incorporated or formed without any requirement of further action by the stockholders, members, directors or managers, as applicable, of the Debtors, RCM, the Reorganized Debtors or Post-Confirmation RCM.

         12.3 Bar Dates for Certain Claims.

                  (a) Administrative Claims. The Confirmation Order shall establish an Administrative Claims Bar Date for filing Administrative Claims against all Debtors and RCM which date shall be thirty (30) days after the Effective Date. Holders of asserted Administrative Claims not paid prior to the Confirmation Date shall submit requests for the payment of administrative expenses on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth such date and constitute notice of this Administrative Claims Bar Date. The Reorganized Debtors and the RCM Trustee shall have until the Administrative Claims Objection Deadline to object to such claims.


                                   Plan - 60

                  (b) Professional Fee Claims. All Professionals and other entities requesting compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered prior to the Confirmation Date shall file and serve on the Reorganized Debtors and counsel for the Reorganized Debtors and on the RCM Trustee and his counsel an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors, the RCM Trustee and his counsel, and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served. Upon the Confirmation Date, any requirement that Professionals comply with sections 328, 330, or 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate. Professional Fee Claims relating to fees and expenses incurred after the Effective Date shall be paid in the ordinary course of business.

                  (c) Professional Fee Holdback. Within 10 calendar days prior to the Confirmation Hearing, each Professional shall provide to the Plan Proponents (with a copy to the Fee Committee) a notice of Professional Fee Claim containing (i) a disclosure of fees and expenses incurred, unbilled and unpaid in the Chapter 11 Cases, including any amounts that may be sought by any Professional as an enhancement of the fees billed by it in the Chapter 11 Cases based on the results achieved in the Chapter 11 Cases and (ii) an estimate of additional fees and expenses expected to be incurred by each such Professional through the Effective Date (in the aggregate, the "Professional Fee Claims"). On the Effective Date, the Reorganized Debtors and Post-Confirmation RCM shall fund an escrow account consisting of 110% of (x) the amount of any holdbacks on previously billed and paid amounts and (y) the amount of the Professional Fee Claims estimated in (ii) of the first sentence of this subparagraph 12.3(c). Amounts held in such escrow account shall be used to pay amounts not previously paid and subsequently allowed by the Bankruptcy Court following compliance with the interim compensation procedures established by the Bankruptcy Court in these Chapter 11 Cases and/or a hearing on the Professionals' final fee applications. When all Professional Fee Claims have been paid in full, amounts remaining in such escrow account, if any, shall be returned to the Reorganized Debtors and Post-Confirmation RCM.

         12.4 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Debtors, RCM, the Reorganized Debtors and Post-Confirmation RCM shall remain liable for any quarterly fees validly due and owing to the United States Trustee under 28 U.S.C. ss. 1930 through and including such dates that their respective Chapter 11 Cases are converted to cases under chapter 7, dismissed, or closed.

         12.5 Amendment or Modification of the Plan. Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, the Plan Proponents reserve the right to alter, amend, or modify this Plan at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan; provided, however, that no such alteration, amendment or modification shall conflict with any Final Order (including, without limitation, the Early Payment Order). A Holder of a Claim that has accepted this Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

         12.6 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.


                                   Plan - 61

         12.7 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Debtors, RCM, and their respective successors and assigns, including, without limitation, any chapter 7 trustee subsequently appointed. The rights, benefits, and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such entity.

         12.8 Revocation, Withdrawal, or Non-Consummation. The Plan Proponents reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Plan Proponents revoke or withdraw the Plan, or if Confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) except as provided in sections 12.15 and 12.16 of the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (A) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Plan Proponents or any other Person, (B) prejudice in any manner the rights of the Plan Proponents or any Person in any further proceedings involving the Plan Proponents, or (C) constitute an admission of any sort by the Plan Proponents or any other Person.

         12.9 Notice. All notices, requests, and demands to or upon the Reorganized Debtors and Post-Confirmation RCM to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:


                  SKADDEN, ARPS, SLATE, MEAGHER
                      & FLOM LLP
                  Four Times Square
                  New York, New York  10036-6522
                  Telephone:  (212) 735-3000
                  Facsimile:  (212) 735-2000
                  Att'n:   J. Gregory Milmoe, Esq.
                           Sally McDonald Henry, Esq.
                           J. Gregory St. Clair, Esq.

                  Attorneys for Debtors and Debtors-in-Possession


                  MILBANK, TWEED, HADLEY & McCLOY LLP
                  1 Chase Manhattan Plaza
                  New York, NY 10005
                  Telephone: (212) 530-5000
                  Facsimile: (212) 530-5219
                  Att'n:   Luc A. Despins
                           Susheel Kirpalani
                           Dennis C. O'Donnell

                  Counsel for the Official Committee of Unsecured Creditors of Refco Inc., et al.


                                   Plan - 62

                  KASOWITZ, BENSON, TORRES & FRIEDMAN LLP
                  1633 Broadway
                  New York, NY 10019
                  Telephone: (212) 506-1700
                  Facsimile:
                  Att'n:   David S. Rosner
                           Andrew K. Glenn
                           Jeffrey R. Gleit

                  Counsel for Additional Committee of Unsecured Creditors of Refco Inc., et al.


                  BINGHAM MCCUTCHEN LLP
                  399 Park Avenue
                  New York, NY 10022
                  Telephone: (212) 705-7000
                  Facsimile: (212) 752-5378
                  Att'n:   Tina L. Brozman
                           Timothy B. DeSieno
                           Mark W. Deveno

                  Counsel for the Chapter 11 Trustee for Refco Capital Markets, Ltd.

         12.10 Governing Law. Except to the extent that the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of Delaware without giving effect to the principles of conflicts of law of such jurisdiction.

         12.11 Tax Reporting and Compliance. The Reorganized Debtors are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

         12.12 Filing of Additional Documents. On or before substantial consummation of this Plan, the Plan Proponents shall file such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

         12.13 Limit on Precedential Effect. The structure of this Plan and the classification of creditors or groups of creditors within one Class contained herein shall have no evidentiary or precedential effect if the such Plan is not confirmed and consummated.

         12.14 Claims Preserved Pending Consummation. Except as provided in the Early Payment Order and the RCM Settlement Agreement, in the event this Plan is not consummated, all parties-in-interest expressly reserve their claims and rights, as well as all defenses to such claims and rights and causes of action against such other parties, including, without limitation, (i) the subrogation claim of any Debtor that is a Guarantor under the Credit Agreement against any other Debtor that is a Loan Party under the Credit Agreement, arising out of the payment to the Secured Lenders, (ii) all claims of RCM and Holders of RCM Customer Claims and RCM FX/Unsecured Claims against the Contributing Debtors, Refco LLC and other third parties, (iii) all claims of the Contributing Debtors and Refco LLC, and their respective creditors, against RCM and other third parties and (iv) avoidance actions and other causes of action against creditors of RCM and the Contributing Debtors.

         12.15 Continuation of RCM Settlement Agreement. Neither any term or provision of this Plan, nor any failure of such Plan to proceed or be confirmed or consummated nor any conversion of the RCM Chapter 11


                                   Plan - 63

Case to a case under chapter 7 of the Bankruptcy Code, will in any way affect the terms or effectiveness of the RCM Settlement Agreement, which will at all times operate and be binding in accordance with its terms.

         12.16 Continuation of Early Payment Order. Neither any term or provision of this Plan or the Confirmation Order, nor any failure of such Plan to proceed or be confirmed or consummated nor any conversion of the RCM Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, will in any way affect the terms or effectiveness of the Early Payment Order, which will at all times operate and be binding in accordance with its terms.


Dated:   New York, New York
         December 14, 2006


                                        REFCO INC.
                                            (for itself and on behalf of the
                                        Affiliate Debtors other than Refco
                                        Finance Inc. and Refco Global Finance
                                        Ltd.)


                                        By: /s/ Harrison J. Goldin
                                            ------------------------------------
                                            Name:  Harrison J. Goldin
                                            Title: Chief Executive Officer



                                        REFCO FINANCE INC.


                                        By: /s/ Harrison J. Goldin
                                            ------------------------------------
                                            Name:  Harrison J. Goldin
                                            Title: President



                                        REFCO GLOBAL FINANCE LTD.


                                        By: /s/ Harrison J. Goldin
                                            ------------------------------------
                                            Name:  Harrison J. Goldin
                                            Title: Executive Vice President



                                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                            Attorneys for Refco Inc. and the
                                            Affiliate Debtors


                                        By: /s/ J. Gregory Milmoe
                                            ------------------------------------
                                            J. Gregory Milmoe (JGM 0919)
                                            Sally McDonald Henry (SMH 0839)
                                            J. Gregory St. Clair (GS 8344)
                                            Four Times Square
                                            New York, New York
                                            10036-6522
                                            (212) 735-3000


                                   Plan - 64

                                        REFCO CAPITAL MARKETS, LTD.



                                        By: /s/ Marc S. Kirschner
                                            ------------------------------------
                                            Name:  Marc S. Kirschner
                                            Title: Chapter 11 Trustee for Refco
                                                   Capital Markets, Ltd.



                                        RCM Trustee



                                        By: /s/ Marc S. Kirschner
                                            ------------------------------------
                                            Name:  Marc S. Kirschner
                                            Title: Chapter 11 Trustee for Refco
                                                   Capital Markets, Ltd.



                                        BINGHAM McCUTCHEN LLP
                                            Attorneys for Marc S. Kirschner, the
                                            Chapter 11 Trustee for
                                            Refco Capital Markets, Ltd.


                                        By: /s/ Tina L. Brozman
                                            ------------------------------------

                                            Tina L. Brozman
                                            Timothy B. DeSieno
                                            Mark W. Deveno
                                            399 Park Avenue
                                            New York, NY 10022
                                            (212) 705-7000


                                        MILBANK, TWEED, HADLEY & McCLOY LLP
                                            Attorneys for the Official Committee
                                            of Unsecured Creditors of Refco
                                            Inc., et al.


                                        By:  /s/ Susheel Kirpalani
                                            ------------------------------------
                                            Luc A. Despins
                                            Susheel Kirpalani
                                            Dennis C. O'Donnell
                                            One Chase Manhattan Plaza
                                            New York, New York 10005
                                            (212) 530-5000


                                   Plan - 65

                                        KASOWITZ, BENSON, TORRES & FRIEDMAN LLP
                                            Attorneys for the Additional
                                            Committee of Unsecured Creditors of
                                            Refco Inc., et al.


                                        By:  /s/ David S. Rosner
                                            ------------------------------------
                                            David S. Rosner
                                            Andrew K. Glenn
                                            Jeffrey R. Gleit
                                            1633 Broadway
                                            New York, New York 10019
                                            (212) 506-1700

                                   Plan - 66